Exhibit 1.9

Financial Statements as at 30 June 2006
pursuant to article 2501-quater of the Civil Code

SANPAOLO IMI S.p.A.

Company registered in the Register of Banks
Parent Bank of the SANPAOLO IMI Banking Group
Registered in the Register of Banking Groups
Registered office: Piazza San Carlo 156, Turin

Secondary Offices:

•              Viale dell’Arte 25, Rome, Italy

•              Via Farini 22, Bologna, Italy

Share Capital euro 5,400,089,095.68 fully paid
Fiscal code, VAT number and registration number
Turin Register of companies: 06210280019
ABI code 1025-6
Member of the Interbank Deposit Guarantee Fund

THE FINANCIAL STATEMENTS AS AT 30 JUNE 2006 PURSUANT TO ARTICLE 2501-QUATER OF THE CIVIL CODE HAVE BEEN TRANSLATED FROM THAT ISSUED IN ITALY FROM ITALIAN INTO ENGLISH SOLELY FOR THE CONVENIENCE OF INTERNATIONAL READERS

The Banca Intesa securities referred to herein that will be issued in connection with the merger described herein have not been, and are not intended to be, registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered or sold, directly or indirectly, into the United States except pursuant to an applicable exemption.  The Banca Intesa securities will be made available within the United States in connection with the merger pursuant to an exemption from the registration requirements of the Securities Act.

The merger described herein relates to the securities of two foreign (non-U.S.) companies and is subject to disclosure requirements of a foreign country that are different from those of the United States.  Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under U.S. federal securities laws, since Banca Intesa and Sanpaolo IMI are located in Italy, and some or all of their officers and directors may be residents of Italy or other foreign countries. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that Banca Intesa may purchase securities of Sanpaolo IMI otherwise than in the merger, such as in open market or privately negotiated purchases.

	Luigi Arcuti	Honorary Chairman

Board of Directors	Enrico Salza (*)	Chairman
	Maurizio Barracco	Director
	Pio Bussolotto (*)	Director
	Giuseppe Fontana	Director
	Ettore Gotti Tedeschi (*)	Director
	Alfonso Iozzo (*)	Managing Director
	Virgilio Marrone	Director
	Iti Mihalich	Director
	Anthony Orsatelli	Director
	Emilio Ottolenghi (*)	Director
	Orazio Rossi (*)	Deputy Chairman
	Gian Guido Sacchi Morsiani (*)	Director
	Alfredo Saenz Abad	Director
	Mario Sarcinelli	Director
	Leone Sibani	Director
	Alberto Tazzetti	Director
	Josè Manuel Varela (*)	Director

(*) Members of the Executive Committee

Board of Statutory Auditors	Maurizio Dallocchio	Chairman
	Aureliano Benedetti	Auditor
	Gianluca Ferrero	Auditor
	Augusto Franchini	Auditor
	Paolo Mazzi	Auditor
	Carlo Pavesio	Supplementary Auditor
	Paolo Piccatti	Supplementary Auditor

General Manager	Pietro Modiano

Independent Auditors	PricewaterhouseCoopers S.p.A.

Contents

RECLASSIFIED FINANCIAL STATEMENTS AND REPORT ON OPERATIONS FOR THE FIRST HALF OF 2006	7
Reclassified Statement of Income	9
Reclassified Balance Sheet	11
Report on Parent Bank Operations for the First Half of 2006	13
Parent Bank Results	15
Operating Volumes and Organization	20
Shareholders and Ratings	31
Developments in the Second Half of the Year	33
EXTRAORDINARY FINANCIAL STATEMENTS AS AT 30 JUNE 2006	35
Parent Bank Balance Sheet	38
Parent Bank Statement of Income	40
Statement of Income/Expenses in the Parent Bank Financial Statements	41
Statement of Changes in Parent Bank Shareholders’ Equity	42
Parent Bank Statement of Cash Flows	44
Explanatory Notes to the Parent Bank Financial Statements	45
Part A – Accounting Policies	48
Part B – Information on the Parent Bank Balance Sheet	61
Part C – Information on the Parent Bank Statement of Income	119
Part D – Segment Reporting	142
Part E – Information on Risks and Risk Hedging Policies	143
Part F – Information on Shareholders’ Equity	176
Part G – Business Combinations concerning Companies or Business Branches	180
Part H – Transactions with Related Parties	184
Part I – Payment Agreements based on Own Financial Instruments	190
Independent auditors’ report	192

RECLASSIFIED FINANCIAL STATEMENTS AND REPORT ON
OPERATIONS FOR THE FIRST HALF OF 2006

Reclassified Statement of Income

Reclassified Balance Sheet

Report on Parent Bank Operations for the First Half of 2006

Parent Bank Reclassified Statement of Income

				Change
				First half 2006 /
		First half 2006	First half 2005	First half 2005
		(€/mil)	(€/mil)	(%)
A.	Net interest income	902	751	+20.1
B.	Net commissions	742	707	+5.0
C.	Income from credit disposals, financial assets held to maturity and repurchase of non-hedged financial liabilities	16	11	+45.5
D.	Dividends on equity shareholdings	1,258	693	+81.5
E.	Income from other financial assets and liabilities	375	74	n.s.

	- Total operating income	3,293	2,236	+47.3
F.	Net adjustments to loans	-115	-119	-3.4
G.	Net adjustments to other financial assets	—	-1	n.s.

	- Net operating income	3,178	2,116	+50.2
H.	Personnel costs	-730	-681	+7.2
I.	Other administrative costs	-433	-411	+5.4
L.	Net adjustments to tangible and intangible assets	-145	-155	-6.5
	- Operating costs (H+I+L)	-1,308	-1,247	+4.9
M.	Other operating income/expenses	218	218	—
N.	Impairment of goodwill	—	—	—
O.	Profits (losses) on equity shareholdings	-2	—	n.s.
P.	Profits (losses) from disposals of investments	4	9	-55.6
Q.	Net provisions for risks and charges	-46	-26	+76.9

	- Pre-tax operating profit	2,044	1,070	+91.0
R.	Taxes for the period	-245	-172	+42.4
S.	Profit (losses) on discontinued operations net of taxes	—	—	—

	- Net profit	1,799	898	+100.3

The reclassified statement of income is not subject to auditing.

Parent Bank Reclassified Balance Sheet

				Change
				30/6/2006-
		30/6/2006	31/12/2005	31/12/2005
		(€/mil)	(€/mil)	(%)
ASSETS
A.	Cash and cash equivalents	426	515	-17.3
B.	Financial assets (other than credit and assets held to maturity)	7,123	8,532	-16.5
C.	Financial assets held to maturity	2,192	2,312	-5.2
D.	Loans to banks	47,948	44,575	+7.6
E.	Loans to customers	75,488	67,232	+12.3
F.	Hedging derivatives	628	809	-22.4
G.	Fair value changes of generically hedged financial assets (+/-)	—	—	—
H.	Equity shareholdings	9,239	9,473	-2.5
I.	Tangible assets	1,414	1,432	-1.3
L.	Goodwill	610	613	-0.5
M.	Other intangible assets	186	203	-8.4
N.	Tax assets	1,426	1,523	-6.4
O.	Non-current assets and discontinued operations	38	28	+35.7
P.	Other assets	3,058	2,753	+11.1

Total assets		149,776	140,000	+7.0

LIABILITIES AND NET SHAREHOLDERS’ EQUITY
A.	Due to banks	46,533	44,721	+4.1
B.	Due to customers	53,055	51,916	+2.2
C.	Securities issued	29,918	25,026	+19.5
D.	Financial liabilities held for trading	1,227	1,328	-7.6
E.	Financial liabilities designated as at fair value	—	—	—
F.	Hedging derivatives	353	751	-53.0
G.	Fair value changes of generically hedged liabilities (+/-)	-50	-23	+117.4
H.	Tax liabilities	337	140	+140.7
I.	Liabilities on discontinued operations	—	—	—
L.	Other liabilities	5,235	3,660	+43.0
M.	Provisions for risks and charges	1,420	1,586	-10.5
N.	Net shareholders’ equity	11,748	10,895	+7.8

Total liabilities and net shareholders’ equity		149,776	140,000	+7.0

The reclassified balance sheet is not subject to auditing.

REPORT ON PARENT BANK OPERATIONS
FOR THE FIRST HALF OF 2006

Parent Bank Results

Operating Volumes and Organization

Shareholders and Ratings

Developments in the Second Half of the Year

Financial Statements pursuant to article 2501–quater of the Civil Code – Parent Bank Results

Parent Bank Results

In a context of economic recovery coupled with tighter monetary policy and the persistent volatility of financial markets, in the first half of 2006 the Bank recorded significantly higher income margins with respect to the corresponding period of the previous year.

It should be noted that in the first half of 2006, as part of restructuring plan of the Group’s activities in the three regions of the Adriatic area - Marche, Abruzzo and Molise - the Parent Bank brought to term the following two transactions:

•                     on 17 June 2006, the merger by incorporation of Banca Popolare dell’Adriatico, with accounting and fiscal effect as of 1 January 2006;

•                     on 18 June 2006, the transfer to Sanpaolo Banca dell’Adriatico, a new wholly-owned commercial bank, of the company branch composed of 199 operating branches in the Adriatic area, of which 130 came from the incorporated bank.

The Parent Bank statement of income for the half year of 2006 includes the results for the incorporated bank for the period 1 January 2006 to 17 June 2006, in application of the back-dating of the accounting and fiscal effects resulting from the merger. Account items for SANPAOLO IMI S.p.A. are presented in summary form, without pro forma reworking to comparative half-year 2005 figures which do not take into account the aforementioned extraordinary transactions and some reclassifications applied as of 31 December 2005 in compliance with instructions set forth by the Bank of Italy and issued in its Circular no. 262 dated 22 December 2005, governing bank financial statements. The decision falls in line with best practices and policies recommended by standard setters, which recommend or require that financial statements be certified and not subject to pro forma reworking. Nevertheless, where the impact of the aforementioned extraordinary transactions proved significant, commentary is provided below on the annual changes calculated on official bases and on those estimated on homogeneous bases.

Total operating income, amounting to 3,293 million euro, rose by 47.3% on the first half-year 2005 figure thanks to growth in all revenue components. When recalculated on homogeneous bases, the rise in total operating income on half-year 2005 figures falls to 42.2%. In spite of the 4.9% increase in operating costs, pre-tax operating profit was boosted by the strong performance in revenues, recording a growth of 91%. Such growth led net profit to reach 1,799 million euro - a figure almost double that of the first half of the previous year. When recalculated on homogeneous bases, the growth in net profit stands at 98.7%.

Net Interest Income

Net interest income for the half year of 2006 totaled 902 million euro, recording a rise of 20.1% on the figure for same period for the previous year (+14.1% when recalculated on homogeneous bases). This trend is essentially due to the growth in volumes dealt, which was only partially eroded by the seven

Net interest income

			Change
	First half	First half	first half 2006 / First
	2006	2005	half 2005
	(€/mil)	(€/mil)	(%)
Interest income and similar revenues	2,592	1,943	+33.4
Interest expenses and similar charges	-1,690	-1,192	+41.8
Net interest income	902	751	+20.1

basis-

Financial Statements pursuant to article 2501–quarter of the Civil Code – Parent Bank Results point fall in the total spread between interest-earning assets and interest-bearing liabilities.

A similar trend was observed in the spread of short-term operations with Italian customers, when compared to the previous half-year period, due to the closing of the mark-up, which was however almost entirely off-set by the rise in the mark-down, which benefited from the rise in interest rates by the European Central Bank (ECB) at the end of 2005 and again in March and June 2006.

Total Operating Income

Total operating income for the half year of 2006 totaled 3,293 million euro, up 47.3% on the corresponding half-year figure for the previous year (+42.2% when recalculated on homogeneous bases). The rise was underpinned by growth in all revenue components, predominantly by an increase in dividends on equity shareholdings and in net income from other financial assets and liabilities.

Net commissions, amounting to 742 million euro, showed an increase of 5% compared to the first half of 2005. The growth trend, reduced to 1.3% when recalculated on homogeneous bases, was driven by increases recorded in management and dealing services (+8.1%), both in asset management (+8.3%), which represented approximately half of total commissions, and in securities and currency dealing (+6.3%). Both components benefited from the positive performance of financial markets (the Comit index rose by 12.6% as of June 2005). A further contribution was provided by commissions from foreign branches (+25.6%), whilst all other areas recorded a decline.

Income from credit disposals, assets held to maturity and the repurchase of non-hedged financial liabilities totaled 16 million euro, compared to the 11 million recorded for the first half year of 2005. The figure is chiefly comprised of profit on the disposal of non-performing loans due from a company in the Enron Group and penalties received for the early repayment of medium-/long-term financing.

Dividends on equity shareholdings totaled 1,258 million euro, up 81.5% on the previous corresponding half-year figure. The significant increase was driven by subsidiary companies which in the previous year had not paid out dividends due to their exclusion from the consolidation fiscal area or because they had recorded losses, and by the general rise in payouts thanks to improvements in income results.

Income from other financial assets and

Total operating income

			Change
	First half	First half	first half 2006 / First
	2006	2005	half 2005
	(€/mil)	(€/mil)	(%)
Net interest income	902	751	+20.1
Net commissions	742	707	+5.0
- management, dealing and advisory services	451	410	+10.0
- asset management	389	350	+11.1
- securities dealing and safekeeping, and currency dealing	62	60	+3.3
- loans and guarantees	100	107	-6.5
- collection and payment services	62	62	—
- deposits and current accounts	125	122	+2.5
- other services	4	6	-33.3
Income from credit disposals, assets held to maturity and repurchase of non-hedged financial liabilities	16	11	+45.5
Dividends on equity shareholdings	1,258	693	+81.5
Income from other financial assets and liabilities	375	74	n.s.
Total operating income	3,293	2,236	+47.3

liabilities recorded a result of 375 million euro, compared to the 74 million euro recorded for the first half year of 2005. The half-year 2006 figure includes 250 million euro in capital gains realized through the disposal of shares classified as available for sale (in particular, 239 million euro from the transfer of Santander Central Hispano to the subsidiary Sanpaolo IMI International), 49 million euro generated by dealing activities in derivative contracts on behalf of customers, 30 million euro in dividends on minority equity shareholdings classified as available for sale, 12 million euro from the sale of FIAT shares resulting from the convertible facility, and 34 million euro from other net positive outcomes.

Net Operating Income

Net operating income totaled 3,178 million euro, an increase of 50.2% (+45% when recalculated on homogeneous bases).

The increase was driven by the fall in net adjustments to loans (-3.4%), which confirm the satisfactory risk profile of the Bank’s loan portfolio.

Pre-tax Operating Profit

Pre-tax operating profit totaled 2,044 million euro, up 91% on the first half-year 2005 figure (+86.1% when recalculated on homogeneous bases) notwithstanding the growth recorded in operating costs.

Operating costs rose by 4.9% on the first half-year 2005 figure to total 1,308 million euro. Net of the effects of the extraordinary transactions mentioned above, the rise comes down to 1.6%, with the increase in personnel costs and other administrative costs partially off-set by the fall in adjustments to tangible and intangible assets.

Looking at recalculated figures, personnel costs recorded a rise of 1.9% on the first half-year 2005 figure to total 730 million euro, driven by growth in the workforce as a result of investments made in the sales network. The trend in personnel costs was also influenced by the continuing effects of the rises resulting

Net operating income

			Change
	First half	First half	first half 2006 / First
	2006	2005	half 2005
	(€/mil)	(€/mil)	(%)
Total operating income	3,293	2,236	+47.3
Net adjustments to loans	-115	-119	-3.4
Net adjustments to other financial assets	—	-1	n.s.
Net operating income	3,178	2,116	+50.2

Pre-tax operating profit

			Change
	First half	First half	first half 2006 / First
	2006	2005	half 2005
	(€/mil)	(€/mil)	(%)
Net operating income	3,178	2,116	+50.2
Operating costs	-1,308	-1,247	+4.9
- personnel costs	-730	-681	+7.2
- other administrative costs	-433	-411	+5.4
- net adjustments to tangible and intangible assets	-145	-155	-6.5
Other net income (expenses)	218	218	—
Impairment of goodwill	—	—	—
Profits (losses) on equity shareholdings	-2	—	n.s.
Profits (losses) from disposals of investments	4	9	-55.6
Net provisions for risks and charges	-46	-26	+76.9
Pre-tax operating profit	2,044	1,070	+91.0

from the national collective labor contracts (CCNL) renewed in February 2005, the provisions for the possible renewal of the CCNL which expired at the end of 2005, and the increase in the variable component of salaries. The latter rose as a result of the expenses connected to medium-term incentives in support of the three-year Plan, and the conclusion of the employee share plan provided for in the recent renewal of the complementary company contract.

Other administrative costs totaled 433 million euro, recording a rise of 5.4% (+4.5% when recalculated on homogeneous bases) on the first half-year 2005 figure. A break-down of the cost figure highlights a growth in property costs, influenced primarily by rental fees and property maintenance costs connected with the implementation of the branch plan and rising energy costs due to surging oil prices. Promotion, advertising and marketing costs related to product campaigns also grew, as did indirect personnel costs, charges for services provided by third parties, and indirect duties and taxes. On the other hand, a fall was recorded in IT costs, which represent approximately 20% of all other administrative costs, as well as in general expenses and professional and insurance fees.

The 6.5% drop (-7.5% when recalculated on homogeneous bases) in adjustments to tangible and intangible assets was chiefly due to the closure, at the end of the previous year, of the amortization plans for certain IT investments of considerable size.

Profits from the disposal of investments, equal to four million euro, refer mainly to the transfer during the half-year of three branches belonging to the incorporated Banca Popolare dell’Adriatico to Cassa di Risparmio in Bologna.

Net provisions for risks and charges totaled 46 million euro, representing a 76.9% increase on the corresponding 2005 half-year figure. The increase was mainly due to the maintenance of an adequate level of coverage for risks connected with legal disputes and guarantees provided to Group tax collection companies, also following the disposal currently underway of these companies to Riscossione S.p.A.. With regard to the passive legal dispute in the tax collection branch, it should be mentioned that, on the basis of the clarifications made by the interpreters of the law (art. 26-quater of Law no. 248 of 4 August 2006) in relation to the applicability of the correction introduced by Law no. 331 of 30 December 2004, the majority of the risks connected to the sentences, for which requests for payment were made by the Financial Administration, have been nullified. The relative provisions have thus been allocated for risks not covered by the above sentence and labor related disputes.

Net Profit

Net profit for the period, net of income taxes, totaled 1,799 million euro, almost double the

Other administrative costs (1)

			Change
	First half	First half	first half 2006 / First
	2006	2005	half 2005
	(€/mil)	(€/mil)	(%)
IT costs	91	96	-5.2
Property costs	117	105	+11.4
General expenses	68	69	-1.4
Professional and insurance fees	43	44	-2.3
Promotion, advertising and marketing expenses	40	31	+29.0
Indirect personnel costs	35	32	+9.4
Charges for services provided by third parties	27	24	+12.5
Indirect duties and taxes	12	10	+20.0
Other administrative costs	433	411	+5.4

(1)          Expenses are expressed net of their recoveries.

figure recorded for the first half year of 2005.

With a tax charge totaling 245 million euro, the relevant tax rate came to 12%. The tax rate was over four percentage points lower than that recorded for the first half year of 2005 due to the greater proportion of dividends on equity shareholdings which are IRES (corporate income tax) exempt, capital gains on equity shareholdings that enjoy participation exemption, and the lower proportion of personnel costs which are not IRAP (regional income tax) deductible.

Net profit

			Change
	First half	First half	first half 2006 / First
	2006	2005	half 2005
	(€/mil)	(€/mil)	(%)
Pre-tax operating profit	2,044	1,070	+91.0
Taxes for the period	-245	-172	+42.4
Profits (losses) on discontinued operations net of taxes	—	—	—
Net profit	1,799	898	+100.3

Financial Statements pursuant to article 2501–quater of the Civil Code – Operating Volume and Organization

Operating Volumes and Organization

Account items for SANPAOLO IMI S.p.A. as at 30 June 2006 are compared to corresponding figures as at 31 December 2005 published in the 2005 Parent Bank Financial Statements. Comparative data is not, however, homogeneous due to the merger by incorporation of Banca Popolare dell’Adriatico and the transfer to Sanpaolo Banca dell’Adriatico of 199 operating branches, 69 of which from the Parent Bank; the transactions respectively took place on 17 and 18 June 2006. As a result of the fewer number of branches, Parent Bank stocks as at 30 June 2006 were down-sized. For the purposes of a correct interpretation of trends, changes in figures with respect to the beginning of the year have been calculated on official bases, with estimates reported on homogeneous bases where the impact of the aforementioned extraordinary transactions proved significant.

Customer Financial Assets

At 30 June 2006, customer financial assets totaled 225.9 billion euro, representing a 3.7% increase since the beginning of the year driven by positive trends in direct deposits and, within the scope of indirect deposits, in asset administration. Overall growth was the result of the recomposition of the asset stock managed on behalf of customers, with a rise recorded in direct deposits and asset administration to the detriment of asset management (down two percentage points), which was penalized by outflows affecting mutual funds and fund-based portfolio management, and the negative performance of financial markets in the second quarter of 2006.

The growth in financial assets was dampened by the exclusion from the Bank’s operating scope of financial assets relating to the branches transferred to Sanpaolo Banca dell’Adriatico; a reworking of the 31 December 2005 figure on homogeneous bases reveals an increase of 10.2 billion euro, representing a 4.7% rise.

More specifically, direct customer deposits recorded an increase of 7.8% from the beginning of the year (+8.3% when reworked on homogeneous bases).

Within the total aggregate, deposits for domestic branches rose by 8.3% from the

Customer financial assets

					Change
	30/6/2006		31/12/2005		30/6/06-31/12/05
	(€/mil)	(%)	(€/mil)	(%)	(%)
Asset management	65,359	29.0	67,413	31.0	-3.0
Asset administration	77,526	34.3	73,368	33.7	+5.7
Direct deposits	82,973	36.7	76,942	35.3	+7.8
Customer financial assets	225,858	100.0	217,723	100.0	+3.7

Direct customer deposits (1)

					Change
	30/6/2006		31/12/2005		30/6/06-31/12/05
	(€/mil)	(%)	(€/mil)	(%)	(%)
Italian branch deposits	71,502	86.2	66,034	85.8	+8.3
- current accounts and deposits	34,744	41.9	35,632	46.3	-2.5
- certificates of deposits	339	0.4	373	0.5	-9.1
- bonds	21,538	26.0	17,943	23.3	+20.0
- subordinated liabilities	7,582	9.1	5,822	7.6	+30.2
- repurchase agreements and securities lending	6,395	7.7	5,201	6.8	+23.0
- other deposits	904	1.1	1,063	1.4	-15.0
Foreign branch deposits	11,471	13.8	10,908	14.2	+5.2
Direct customer deposits	82,973	100.0	76,942	100.0	+7.8

(1)          Including accruals and value adjustments for fair value coverage.

beginning of the year to total 71.5 billion euro, thanks mainly to the increase in bonds, subordinated loans and repurchase agreements.

Direct customer deposits pertaining to the foreign branch network, equal to 11.5 billion euro, recorded a 5.2% increase with respect to the end of 2005, as a result of growth in deposits (+0.9 billion euro), which fully off-set reimbursements of securities (-0.3 billion).

Indirect deposits also recorded growth, equal to 1.5% on the end-December 2005 figure, which rises to 2.8% when reworked on homogeneous bases.

At the end of the first half of 2006, asset management of the Bank stood at 65.4 billion euro, down 3% from the end of December 2005, or 1.3% when reworked on homogeneous bases. The fall was entirely due to negative performance, whilst the good trend recorded in portfolio management was fully off-set by outflows from mutual funds.

With regard to the various products, mutual funds and fund-based portfolio management amounted to 44.1 billion euro, down 3.7% from the beginning of the year or 2.1% when reworked on homogeneous bases. The fall in asset management, seen also at system level, is attributable to the outflow of mutual funds caused by expectations of further rises in interest rates which had a negative effect on the net inflow of bond funds in particular, and the high volatility of stock market indices which also influenced the equity funds compartment in its most traditional component. A break-down of the mutual funds highlights the increased contribution of equity funds (including hedge funds and flexible funds), which rose from 18.5% as at 31 December 2005 to 20.9% at 30 June 2006, whilst falls were recorded in all other mutual fund types, in particular liquidity funds, which recorded a drop of 1.4 percentage points. In equity funds, the greatest contribution was provided by flexible funds, which grew by 2.7 percentage points from the beginning of the year. More specifically, during the half-year period, new flexible

Asset management

					Change
	30/6/2006		31/12/2005		30/6/06-31/12/05
	(€/mil)	(%)	(€/mil)	(%)	(%)
Mutual funds and fund-based portfolio management	44,117	67.5	45,814	68.0	-3.7
Portfolio management	1,923	2.9	1,770	2.6	+8.6
Life technical reserves and financial liabilities	19,319	29.6	19,829	29.4	-2.6
Asset management	65,359	100.0	67,413	100.0	-3.0

Change in asset management

	First half	First half
	2006	2005
	(€/mil)	(€/mil)
Net inflow for the period	21	1,495
- mutual funds and fund-based portfolio management	-220	183
- portfolio management	210	-89
- life policies	31	1,401
Performance effect	-2,075	1,597
Change in asset management	-2,054	3,092

Mutual funds by type

	30/6/2006	31/12/2005
	(%)	(%)
Equity	20.9	18.5
Balanced	16.5	16.8
Bond	36.1	36.8
Liquidity	26.5	27.9
Total Group mutual funds	100.0	100.0

funds entitled “Absolute Return” were placed, offering fund managers greater freedom in the portfolio mix and featuring the objective of a fixed return within a set time horizon as well as certain limits on volatility. The Bank’s share of the domestic mutual funds market, measured on the new reference parameters developed by Assogestioni and which include foreign funds promoted in Italy by foreign SICAVs, totaled 7.5%.

At the end of June 2006, the stock of technical reserves and financial liabilities in the life insurance business recorded a drop of 2.6% from the beginning of the year; when reworked on homogeneous bases, the figure was more or less stable (-0.7%). The slight growth in net inflow was affected by both the slow-down in issues with respect to the past and the progressive ageing of the policy portfolio, whereby policy redemptions were more significant; however, the negative performance of financial markets was the major factor. Premiums issued during the half year, totaling 1.6 billion euro, were equally distributed across insurance policies and index-linked and unit-linked policies of a predominantly financial nature.

Asset administration at the end of the half year of 2006 totaled 77.5 billion euro, recording a growth of 5.7% from the beginning of the year (+6.5% when reworked on homogeneous bases), despite the penalizing effect of negative performances over the half-year period. Customers showed a propensity for investment in government securities and bonds.

Loans to Customers

Loans to customers, including debt securities and NPLs, came to 75.5 billion euro at the end of June 2006, highlighting a strong growth rate for the half-year period both in terms of official figures (+12.3%) and figures reworked on homogeneous bases (+14.3%). Financing to customers (excluding NPF) amounted to 74.3 billion euro, a rise of 11.3% from the end of 2005 (+13.3% when reworked on homogeneous bases). A positive trend was observed over the half year for both medium-/long-term financing and short-term financing. The high growth rates recorded by the latter (+23.5%), compared to +3.3% for the former, were driven above all by repurchase agreements and greater financing to the corporate segment in both Italy and abroad.

In the medium-/long-term loans compartment, mortgage loans to households recorded significant growth, with inflow for the first six months of 2006 amounting to 1.7 billion euro, a 13.7% rise over the same period of the previous year.

The break-down of customer loans by counterparty reveals growth in all components over the half-year period. In particular, strong growth was recorded in financing to financial companies (+21.5%), to family businesses

Loans to customers (1)

					Change
	30/6/2006		31/12/2005		30/6/06-31/12/05
	(€/mil)	(%)	(€/mil)	(%)	(%)
Short-term financing	32,851	43.5	26,603	39.6	+23.5
Medium-/long-term financing	41,405	54.8	40,101	59.6	+3.3
Financing to customers excluding NPF	74,256	98.4	66,704	99.2	+11.3
Non-performing financing	277	0.4	333	0.5	-16.8
Financing to customers	74,533	98.7	67,037	99.7	+11.2
Debt securities held in the portfolio	955	1.3	195	0.3	n.s.
Defaulted debt securities	—	0.0	—	0.0	—
Debt securities	955	1.3	195	0.3	n.s.
Loans to customers	75,488	100.0	67,232	100.0	+12.3

(1)          Including accruals and value adjustments for fair value coverage.

and non-financial companies (+6.8%) and to households (+5.6%).

Quality of the Loan Portfolio

At the end of the half year, net doubtful loans totaled 1,004 million euro, down 14.3% from the beginning of the year (-10.8% when reworked on homogeneous bases). More specifically, as concerns loans to customers, the break-down of the official figure shows that:

•                    non-performing financing, totaling 277 million euro, fell by 16.8% from the end of 2005; the ratio of non-performing financing to loans to customer stood at 0.4%, down one-tenth of a point from the end of 2005, while the coverage ratio for non-performing financing rose to 82.8% compared to the 81.3% recorded at end 2005;

•                    problem and restructured financing fell to 388 million euro, representing a decrease of 6.1% from the end of December 2005, with a coverage ratio of 27%, up half a percentage point from the beginning of the year;

•                    financing due/overdue by more than 180 days amounted to 310 million euro, representing a drop of 14.6% from the beginning of the year, with a coverage ratio of over 15%;

•                    non-guaranteed financing to countries at risk amounted to 10 million euro compared to the 16 million euro recorded at the end of 2005, with a coverage ratio of 39%, up six percentage points from the end of 2005.

Loans to customers by counterparty (1)

					Change
	30/6/2005		31/12/2005		30/6/06-31/12/05
	(€/mil)	(%)	(€/mil)	(%)	(%)
Financing to households	16,457	21.8	15,581	23.2	+5.6
Financing to family businesses and non-financial companies	39,930	52.9	37,398	55.6	+6.8
Financing to financial companies	16,027	21.2	13,192	19.6	+21.5
Financing to governments and public entities	1,937	2.6	732	1.1	+164.6
Other	182	0.2	134	0.2	+35.8
Financing to customers	74,533	98.7	67,037	99.7	+11.2

Debt securities	955	1.3	195	0.3	n.s.
Loans to customers	75,488	100.0	67,232	100.0	+12.3

(1)          Including accruals and value adjustments for fair value coverage.

Qualitative analysis of the loan portfolio (1)

					Change
	30/6/2005		31/12/2005		30/6/06-31/12/05
	(€/mil)	(%)	(€/mil)	(%)	(%)
Non-performing financing	277	0.4	333	0.5	-16.8
Problem and restructured financing	388	0.5	413	0.6	-6.1
Financing to countries at risk	10	0.0	16	0.0	-37.5
Financing due/overdue by more than 180 days	310	0.4	363	0.5	-14.6
Defaulted securities held in the portfolio	—	0.0	—	0.0	—
Doubtful loans - customers	985	1.3	1,125	1.7	-12.4

Performing financing	73,548	97.4	65,912	98.0	+11.6
Performing debt securities held in the portfolio	955	1.3	195	0.3	n.s.
Loans to customers	75,488	100.0	67,232	100.0	+12.3

Non-performing and problem financing - banks	—		—		—
Financing due/overdue by more than 180 days - banks	—		—		—
Financing to countries at risk - banks	19		46		-58.7
Defaulted securities held in the portfolio - banks	—		—		—
Total doubtful loans - customers and banks	1,004		1,171		-14.3

(1)          Including accruals and value adjustments for fair value coverage.

General adjustments for risks to the loan performing portfolio totaled 495 million euro, equal to 0.7% of performing loans and in line with figures recorded at 31 December 2005.

Activities on Financial Markets

Treasury and financial management activities

The Bank’s Treasury is centrally responsible for all treasury activities and the management of the financial risks of the domestic banking networks, thereby guaranteeing direct access to money markets, to spot and forward exchange rate markets and to securities markets, as well as to payment systems, and oversees the Group’s liquidity policy. To access the medium-/long-term derivatives markets, the Treasury of the Parent Bank is supported by the subsidiary Banca IMI, which carries out the service by exploiting the synergies obtainable from its own market-making activities.

The financial risk management policies related to the banking books (Asset and Liability Management) are discussed in Part E of the Explanatory Notes to the Financial Statements.

As regards the centralized management of liquidity, as of 30 June 2006 about 56% of interbank lendings and 44% of interbank borrowings referred to infragroup financing and deposits. Net of these components, during the half year the Bank maintained a debt imbalance with respect to the market. As a consequence, the Treasury operates in the markets to collect the necessary liquidity under a strict policy of funding diversification.

As far as medium- and long-term funding is concerned, also managed centrally, a total of over six billion euro was raised during the first six months of 2006, composed as follows:

•                    approximately 1.8 billion euro through the placement of senior securities by way of the internal network, that is the networks of the Group;

•                    around 3.3 billion euro through the placement of securities on international markets with Italian and foreign institutional investors, of which 1.5 billion euro seniors and approximately 1.8 billion subordinated (Lower Tier II);

•                    875 million euro through senior bond issues underwritten by Sanpaolo Life Ireland (Eurizon group) and listed on the Dublin Exchange in connection with the placement of retail policies in Italy;

•                    60 million euro through senior bank loans and deposits.

Regarding deposits from International Organizations, use continued to be made of funds from Global Loans previously issued by the EIB, especially those destined to finance Research and Development initiatives in Italy, as well as by Kreditanstalt für Wiederautbau (KfW).

During the half year, funding transferred to other group banks and companies by the

Interbank position, securities and derivatives

			Change
	30/6/2006	31/12/2005	30/6/06-31/12/05
	(€/mil)	(€/mil)	(%)
Interbank
Assets (1)	43,324	40,315	+7.5
Liabilities	46,533	44,721	+4.1

Portfolio securities (1) (2)	12,824	12,471	+2.8

Derivatives
Hedging derivatives (notional)	51,641	26,713	+93.3
Dealing derivatives (notional)	117,759	99,317	+18.6

(1)          Unlisted bonds classified as loans & receivables are included in the caption “Securities” (4,624 million euro as at June 30 2006 and 4,260 million as at 31 December 2005).

(2)          The figure includes debt securities and equities (including OICR shares) classified in the various portfolios, except for “Other equity investments” described elsewhere in this Report.

Parent Bank totaled 770 million euro.

The securities portfolio of SANPAOLO IMI S.p.A., held for treasury and investment purposes, as at 30 June 2006 totaled 12.8 billion euro, representing a 2.8% increase on the 12.5 billion recorded at the end of December 2005. The amount can be broken down as follows: 4.4 billion euro in securities held for trading or designated as at fair value; 2.2 billion euro in securities held to maturity; 0.6 billion euro in securities available-for-sale; and 5.6 billion euro in securities classified as “loans and receivables”.

The break-down of the securities portfolio as at 30 June 2006 shows the stable prevalence of government bonds originating from EU nations, equal to 35% of the total, whilst 62% of the portfolio consisted of securities issued by banks, financial institutions and international organizations, 1% consisted of corporate bonds, and the remaining 2% of O.I.C.R. funds. With the aim of maximizing profit opportunities, portfolio management maintained, through the component of securities eligible for Eurosystem monetary policy operations, the collateral suitable for managing liquidity and, at the same time, for pledging transactions in customer repurchase agreements.

During the first half of 2006, the volume of securities traded by the Bank on its own account totaled 16 billion euro, while transactions involving repurchase agreements amounted to 168.3 billion euro, of which 110.7 billion were carried out on the MTS/PCT platform.

Shareholdings

As of 30 June 2006, Bank shareholdings amounted to 10,381 million euro, of which 9,239 million classified as “Equity shareholdings” and 1,142 million as “Available-for-sale financial assets – Equities”.

Equity shareholdings

This balance sheet caption includes “significant” shareholdings, i.e. those held in subsidiaries and in companies on which the Bank has a significant influence. As at 30 June 2006, the figure totaled 9,239 million euro. During the half year, a net decrease was observed in the figure with respect to 31 December 2005, equal to 234 million euro. The change was due to additions for acquisitions and subscriptions (620 million euro), reductions for sales (135 million euro) and other net reductions equal to 719 million euro.

The main transactions concluded during the half year of reference included:

•                    the merger by incorporation into SANPAOLO IMI of the fully-owned subsidiary Banca Popolare dell’Adriatico and the subsequent

Shareholdings

			Change
	30/6/2006	31/12/2005	30/6/06-31/12/05
	(€/mil)	(€/mil)	(%)
Equity shareholdings (1)	9,239	9,473	-2.5
Qualified investments	9,239	9,473	-2.5

Other equity investments (2)	1,142	1,547	-26.2
- Santander Central Hispano	—	586	n.s.
- IXIS Asset Management Group S.A. (3)	387	216	+79.2
- Banca d’Italia	185	185	—
- Banca delle Marche S.p.A.	92	92	—
- IXIS Corporate & Investment Bank (3)	119	91	+30.8
- other	359	377	-4.8

(1)          The list is given in the Explanatory Notes (Part B - Section 10).

(2)          Included in the caption “Available-for-sale financial assets - Equities”.

(3)          The increase with respect to 31/12/2005 is exclusively due to designation as at fair value with balancing entry booked to shareholders’ equity.

assignment to Sanpaolo Banca dell’Adriatico, the new company wholly-owned by the Bank, of the company branch constituted of the entire network of branches located in the regions of Marche, Abruzzo and Molise;

•                     the transfer to the fully-owned subsidiary Eurizon Financial Group of the 100% equity shareholding in Sanpaolo IMI Asset Management, as part of the rationalization plan involving the concentration into a single vehicle of the Group’s asset management and insurance business;

•                     the acquisition of 80% of Banca Italo Albanese for a total of 44.4 million dollars (35.4 million euro as at 30 June 2006) from Capitalia Group and the Albanian finance ministry;

•                     the increase, from 11% to 30%, of the stake held in Si Holding, the company which fully owns CartaSì, for a total of 28.2 million euro;

•                     the proportionate subscription of the increase in paid capital promoted by Cassa di Risparmio di Firenze. Subscription to the transaction, that meant an outlay of 28.1 million euro, keeps the shareholding in the Florentine company unchanged (equal to 18.7% of capital).

Other equity investments

The remaining equity investments owned by the Bank are included in “Available-for-sale financial assets – Equities”. As at 30 June 2006, this component amounted to 1,142 million euro, with a net decrease of 405 million euro compared to end 2005.

The main transactions completed during the half-year period include:

•                     the transfer of the shareholding in SCH (0.8%) to the subsidiary Sanpaolo IMI International. The transfer, which added to the 1.35% shareholding in the company already held by the Luxembourg subsidiary, was concluded for a consideration of 581 million euro (in line with stock market prices at the time of disposal) and generated a capital gain of 239 million euro;

•                     the transfer to Cassa di Risparmio di Firenze of the 12.33% shareholding held in Centro Leasing S.p.A. The transaction was concluded for a consideration of 21.2 million euro and gave rise to a capital gain of 6.6 million euro;

•                     the transfer to IMI Investimenti of the 2.2% shareholding held in Aeroporto G. Marconi di Bologna, for a total of 3.5 million euro, which generated a capital gain equal to 3.3 million euro.

Capital and Reserves

Net shareholders’ equity

Bank net shareholders’ equity, amounting to 11,748 million euro at 30 June 2006, showed the following changes during the half year.

Movements in Bank’s shareholders’ equity	(€/mil)

Net shareholders’ equity as at 31 December 2005	10,895

Decreases	-1,166
Dividends	-1,067
- Net change in valuation reserves	-96
- Net change in own shares	-1
- Other changes	-2

Increases	2,019
- Net profit	1,799
- Scrip issue	150
- Stock option accounting	70

Net shareholders’ equity as at 30 June 2005	11,748

Variations during the first six months of 2006 were basically determined from end-of-period income, net of dividends paid out of the net profit for 2005, the change in valuation reserves and accounting for stock options.

In particular, the change in valuation reserves, which fell from 446 million euro to 350 million, was impacted by:

•                    the reduction in reserves relating to the adjustment in value of available-for-sale financial assets, which fell from 436 million euro to 380 million euro, essentially due to the revaluation of shareholdings in IXIS Asset Management Group and IXIS Corporate & Investment

Bank for a total of 193 million euro, and the transfer to the subsidiary Sanpaolo IMI International of the shareholding held in Santander Central Hispano, which generated a capital gain recorded in the statement of income for 239 million euro;

•                    the recognition, attributable to the rise in interest rates, of 97 million euro of lower actuarial losses on defined benefit employee funds and employee termination indemnities (TFR), whose valuation is recorded in a direct corresponding item under specific shareholders’ equity reserves;

•                    the use of valuation reserves for tangible assets, involving the draw-down of 150 million euro for the scrip issue of share capital;

•                    the reduction in the negative cash flow hedge reserve, from -21 million euro to -8 million euro.

Regulatory capital and solvency ratios

The ratio between the Bank’s regulatory capital and the total of weighted assets generated by the credit and market risk as at 30 June 2006 showed a total solvency ratio of 15.2%. The ratio of tier 1 capital to total weighted assets was 10.6%.

Own shares

As at 30 June 2006, 2,430,217 SANPAOLO IMI shares were held by the Parent Bank (with a par value of 7 million euro), representing 0.13% of the share capital and corresponding to a value of 25.9 million euro; the shares were recognized in line with new IAS/IFRS bases as a negative component of shareholders’ equity and booked at the same value.

As at 31 December 2005, SANPAOLO IMI S.p.A. held 4,015,919 own shares in its portfolio (par value 11.2 million euro), representing 0.21% of the share capital and equal to 42.5 million euro. During the half year, the Bank purchased 64,298 own shares (par value 0.2 million euro) to the value of 0.9 million euro and sold 1,650,000 shares (par value 4.8 million euro) for 17.5 million euro.

In view of the own shares held in its portfolio, the Bank has the same amount allocated in the unavailable reserve, in accordance with statutory requirements.

Operating Structure

The distribution network

The distribution network of SANPAOLO IMI S.p.A., as at 30 June 2006, included 1,362 banking branches in Italy, 13 foreign branches, and 19 foreign representative offices.

In the first six months of the year, following the implementation of the rationalization process of the distribution network of the Group in the North Eastern and Adriatic areas, the merger by incorporation of Banca Popolare dell’Adriatico into SANPAOLO IMI was concluded, as was the subsequent spin-off of the company branch consisting of the ex-Banca Popolare dell’Adriatico branches

Distribution network

			Change		Change
			30/06/06 -		30/06/06 -
	30/6/2006	30/6/2005	30/06/05 (%)	31/12/2005	31/12/05 (%)

Banking branches and area offices	1,375	1,330	+3.4	1,428	-3.7
- Italy (1)	1,362	1,317	+3.4	1,354	+0.6
- Foreign	13	13	—	13	—

Representative offices	19	19	—	19	—

(1)          Figures as at 30/6/2005 31/12/2005 were reclassified following the extraordinary transaction of merger and spin-off of Banca Popolare dell’Adriatico and the area reorganization involving Parent Bank branches.

in the Marche, Abruzzo and Molise regions, as well as those in Romagna into a new banking company called Sanpaolo Banca dell’Adriatico S.p.A.

With regards to multi-channel activities in relation to the private and retail segments, the number of direct banking contracts managed by Sanpaolo rose by over 591,000, representing a 4.9% increase on the figure as of 31 December 2005. Internet banking contracts with companies stood at approximately 31,828, representing a slight drop on the end-December figure. Service to retail customers is also provided through the network of Bancomat automatic tellers (1,903 ATMs as at 30 June 2006) and POS terminals (42,470).

Personnel

At 30 June 2006,  SANPAOLO IMI S.p.A. staff totaled 20,535 employees, plus 13 workers on atypical employment contracts, for a total personnel of 20,548.

In June 2006, the restructuring of the territorial distribution network was brought to term with the transfer of Adriatic area branches to the new company Sanpaolo Banca dell’Adriatico, whilst the Milan, Rome and Città di Castello branches of the ex-Banca Popolare dell’Adriatico were transferred to the Parent Bank. The restructuring process led to an overall drop in personnel of 540 employees.

Compared to June 2005, when reworked on homogeneous bases, the change in personnel was +179 employees (+0.9%), with a slight fall in the number of workers on atypical contracts (-9 people).

Compared to 31 December 2005, again when reworked on homogeneous bases, the June personnel figure proved substantially stable (+30 employees; +0.1%), following the recruitment of 196 new employees, 142 resignations, and a net movement of -24 employees between Group companies, in particular towards the network banks in order to cover their relative staff needs.

The increase with respect to the beginning of the year is also the result of ongoing investment to support the development of sales. Almost two-thirds of the increase in fact was driven by direct business structures, with a growing use of employees dedicated to customer service, in particular through nontraditional channels such as Internet Banking and ‘Phone Banking.

Stock option programs

On 25 October 2005, the Board of  Directors of SANPAOLO IMI approved, as part of the 2005-2008 Industrial Plan, an employee share plan for all employees of the Commercial Banks, while the Shareholders’ Meeting of 28 April 2006 authorized the purchase and alienation of own shares, also to service employee compensation plans.

Personnel

			Change 30/06/06 - 30/06/05			Change 30/06/06 -
	30/06/2006	30/06/2005 reclassified	reclassified %		31/12/2005 reclassified	31/12/05 reclassified %
Period-end headcount (1)	20,535	20,356	179	+0.9	20,505	30	+0.1
Executives	416	368	48	+13.0	408	8	+2.0
Managers	7,438	7,229	209	+2.9	7,400	38	+0.5
of which: third and fourth level managers	2,553	2,529	24	+0.9	2,541	12	+0.5
Remaining employees	12,681	12,759	-78	-0.6	12,697	-16	-0.1

Other personnel (2)	13	22	-9	-40.9	11	2	+18.2

Total	20,548	20,378	170	+0.8	20,516	32	+0.2

(1) Figures as at 31/12/2005 and 30/6/2005 were reclassified with respect to figures published in the Financial Statements for 2005 and the Half Year Report for 2005 to take into account the spin-off of branches following the establishment of  Sanpaolo Banca dell’Adriatico in June 2006, and personnel seconded to GEST Line in relation to the recognition of profits on discontinued operations.

(2) Includes workers on fixed term contracts and contracts for specific projects.

The 2006 Share Plan provides for a link with the 2005 Productivity Bonus that was determined on the basis of economic results and profitability achieved in 2005.

The employee share plan was promoted with the aim of heightening employee involvement in the company’s performance and strengthening employee participation in company results and development. The initiative, which falls under the incentives for the 2006-2008 three-year Plan and was specifically provided for in the integrated company contract, acts as an element in the homogenization of the commercial banks of the Group which, for the first time, participate as one body in stock granting transactions.

The initiative involved all employees with an open-ended contract employed at the date of the launch of the Plan (9 June 2006) in one of the Group’s commercial banks.

Participation in the Plan was voluntary and involved the gratuitous grant of SANPAOLO IMI shares (non-exercisable for three years), for a value correlated to the position held by the employee as at 31 December 2005; the value of shares granted was calculated at double the quota of the restructuring of each employee’s 2005 company Productivity Bonus.

As stipulated in the Plan Regulations, shares have been attributed according to the normal fiscal value (13.7071 euro), equal to the mathematical average of the official share price in the period 27 June-26 July 2006.

The transaction was concluded at the end of July and assigned to the 14,356 employees of the Bank who subscribed to the Plan (73% of those with the right to subscribe) approximately 1.4 million shares, corresponding to a total value of around 19 million euro.

Financial Statements pursuant to article 2501-quater of the Civil Code – Shareholders and Ratings

Shareholders and Ratings

Shareholders

As of 30 June, and on the basis of the available information, the shareholder structure of SANPAOLO IMI was as shown in the table:

Shareholders of SANPAOLO IMI

	% of capital
	total	ordinary
Compagnia di San Paolo	14.19	6.83
Banco Santander Central Hispano	8.43	9.93
Fondazione Cassa di Risparmio di Padova e Rovigo	7.02	3.99
Fondazione Cassa di Risparmio in Bologna	5.54	2.84
Giovanni Agnelli e C.	4.96	5.85
Assicurazioni Generali	2.11	2.49
Morgan Stanley & Co. International	1.75	2.06
Mediobanca	1.72	2.03
Banca Monte dei Paschi di Siena	1.51	1.77
Società Reale Mutua di Assicurazioni	1.50	1.77
Caisse Nationale des Caisses d’Epargne (CNCE)	1.50	1.77
Other shareholders (1)	49.77	58.67

Total	100.00	100.00

(1)          Includes own shares held by the Group.

Ratings

The table below reports the main debt ratings assigned to SANPAOLO IMI.

SANPAOLO IMI debt ratings

Fitch
•Short-term debt	F1+
•Medium-/long-term debt (senior)	AA-

Moody’s Investors Service
•Short-term debt	P-1
•Medium-/long-term debt (senior)	Aa3

Standard & Poor’s
•Short-term debt	A-1+
•Medium-/long-term debt (senior)	AA-

In July 2006, Standard & Poor’s raised their rating from A+/A-1 to AA-/A-1+, with stable outlook.

Performance of Share Prices

At the end of June 2006, SANPAOLO IMI’s share price was 13.83 euro, up 21.7% compared to 30 June 2005, against an increase of 24% in the MIB index. At the same date, SANPAOLO IMI shares recorded a price/book value of 1.9.

On 6 October 2006, the quoted price was 16.969 euro, representing a rise of 28.4% since the beginning of the year.

SANPAOLO IMI share price and dividends

				Unit	Dividend	Payout
Year	High	Low	Average	dividend	yield (1)	ratio (2)
	(€)	(€)	(€)	(€)%		%
1997	8.800	4.564	6.275	0.06	0.91	53.4
1998	16.274	8.717	12.429	0.46	3.74	71.7
1999	16.071	10.970	13.192	0.52	3.91	69.0
2000	20.800	11.483	16.612	0.57	3.42	61.7
2001	18.893	8.764	14.375	0.57	3.97	66.5
2002	13.702	5.231	9.439	0.30	3.18	62.0
2003	11.346	5.796	8.158	0.39	4.78	73.7
2004	11.072	8.799	9.826	0.47	4.78	62.9
2005	13.420	10.201	11.836	0.57	4.82	53.8
2006 (3)	16.969	12.986	14.591

(1)             Calculated on annual average price.

(2)             On consolidated income

Market comparison

				Change
				30/06/06-
	6/10/2006	30/6/2006	30/6/2005	30/06/05
				(%)
SANPAOLO IMI share price (€)	16.969	13.830	11.360	+21.7
Historical MIB bancario index	3,878	3,456	2,786	+24.0

	30/6/2006	30/6/2005	31/12/2005
Book value per share (€)	7.44	6.59	7.22

(3) Until 6/10/2006

Financial Statements pursuant to article 2501–quater of the Civil Code – Developments in the Second Half of the Year

Developments in the Second Half of the Year

Economic Background

In July and August, the US real-term economy showed signs of slowing down, especially in connection to a cooling off of the residential property market, increasing expectations of a net fall compared to the first half of 2006. On the contrary, Europe (Italy included) confirmed a comparatively healthy economy, although some early indicators point to the possibility of a slight decrease in growth rates in the coming months.

Together with the trend in property prices and sectorial imbalances typifying the American economy, oil prices remain one of the major influences on world growth and the outlooks of financial markets.

In the eurozone, a rise in prices, together with a cyclical recovery supported by internal demand, led the European Central Bank (ECB) to raise monetary costs to 3%. The market expects further increases in the coming quarters.

In July and August, mutual investment funds suffered a further fall in net flow (-1.3 billion euro) in spite of positive net inflow in August. However, due to a recovery in stock exchange indices, which favored a revaluation of amounts, overall fund amounts increased.

Bank Performance and Prospects

In July-August, the Bank confirmed the growth in operations recorded at the end of the first six months of 2006.

Continuing the trend seen in the second quarter of the year, customer financial assets increased thanks to asset administration and direct deposits, set against stable asset management.

With reference to loans, customer financing recorded further increases over the two-month period, especially in the medium-/long-term and repurchase agreement compartments.

Income margins confirmed the trend observed over the first half of the year, with an increase recorded in interest margins, thanks to a rise in volumes of loans and deposits.

Economic results for the period stand significantly higher than budget forecasts, especially as concerns revenues.

Turin, 12 October 2006

The Board of Directors

Financial Position as at 30 June 2006
pursuant to article 2501-quater of the Civil Code

EXTRAORDINARY FINANCIAL STATEMENTS
AS AT 30 JUNE 2006
SANPAOLO IMI S.p.A.

Financial Position as at 30 June 2006
pursuant to article 2501-quater of the Civil Code

Parent Bank balance sheet

Parent Bank statement of income

Statement of income/expenses in the financial statements

Statement of changes of the Parent Bank net shareholders’ equity

Parent Bank statement of cash flow

Explanatory notes to the Parent Bank financial statements

Parent Bank Balance Sheet	(euro)

		30/06/2006	31/12/2005
	Assets
10.	Cash and cash equivalents	426,051,616	514,611,533
20.	Financial assets held for trading	4,424,489,911	5,164,645,177
30.	Financial assets designated as at fair value	898,375,218	1,011,804,413
40.	Available-for-sale financial assets	1,799,789,567	2,355,409,299
50.	Financial assets held to maturity	2,191,721,001	2,312,335,104
60.	Due from banks	47,948,146,202	44,574,593,513
70.	Loans to customers	75,487,529,614	67,231,819,968
80.	Hedging derivatives	627,851,915	809,429,193
90.	Fair value changes of generically hedged financial assets	—	—
100.	Investment securities	9,239,095,827	9,473,155,124
110.	Tangibles assets	1,414,281,286	1,431,657,896
120.	Intagibles assets	795,570,332	815,893,087
	of which:
	- goodwill	609,851,411	612,745,215
130.	Tax assets	1,426,498,110	1,522,724,055
	a) current	838,703,304	919,466,492
	b) deferred	587,794,806	603,257,563
140.	Non-current assets and discontinued operations	38,413,416	28,495,907
150.	Other assets	3,058,117,317	2,753,153,681
	Total assets	149,775,931,332	139,999,727,950

(euro)

		30/06/2006	31/12/2005
	Liabilities and net shareholders’ equity

10.	Deposits from banks	46,532,506,675	44,720,937,580
20.	Customer deposits	53,054,622,890	51,915,456,080
30.	Securities issued	29,918,456,101	25,026,177,308
40.	Financial liabilities held for trading	1,226,912,278	1,328,304,751
50.	Financial liabilities designated as at fair value	—	—
60.	Hedging derivatives	353,170,125	751,177,947
70.	Fair value changes of generically hedged financial liabilities	(50,127,947)	(22,937,873)
80.	Tax liabilities	336,531,561	139,440,660
	a) current	256,205,306	64,005,340
	b) deferred	80,326,255	75,435,320
90.	Liabilities on discontinued operations	—	—
100.	Other liabilities	5,235,361,147	3,660,288,671
110.	Liabilities for retirement indemnities	496,857,562	539,818,922
120.	Provisions for risks and charges:	923,127,806	1,046,275,453
	a) post retirement benefit obligations	102,001,537	188,983,690
	b) other provisions	821,126,269	857,291,763
130.	Valuation reserves	350,624,031	445,357,377
140.	Redeemable shares	—	—
150.	Capital instruments	—	—
160.	Reserves	3,458,789,741	3,318,456,052
170.	Additional paid-in capital	766,330,610	769,131,370
180.	Capital	5,399,586,248	5,239,223,741
190.	Own shares (-)	(25,911,591)	(42,508,503)
200.	Profit (loss) for the period	1,799,094,095	1,165,128,414
	Total liabilities and net shareholders’ equity	149,775,931,332	139,999,727,950

Income statement	(euro)

		First half 2006	First half 2005

10.	Interest income and similar revenues	2,581,329,038	1,942,327,485
20.	Interest expenses and similar charges	(1,690,642,293)	(1,191,769,988)
30.	Net interest income	890,686,745	750,557,497
40.	Commission income	819,252,241	748,397,150
50.	Commission expense	(77,047,977)	(41,480,792)
60.	Commission expense	742,204,264	706,916,358
70.	Dividends and similar revenues	1,287,126,011	716,697,265
80.	Profits (losses) on financial trading activities	97,073,645	(2,769,966)
90.	Fair value adjustments from hedge accounting	2,568,064	(2,050,907)
100.	Profit (loss) from sale or repurchase of:	265,014,628	49,222,191
	a) loans	15,911,152	11,468,341
	b) available-for-sale financial assets	250,192,580	45,066,436
	c) financial assets held to maturity	23,983	—
	d) financial liabilities	(1,113,087)	(7,312,586)
110.	Profits (losses) on finanancial assets and liabilities designated as at fair value	(3,150,699)	17,416,916
120.	Net interest and other banking income	3,281,522,658	2,235,989,354
130.	Adjustments/write-backs due to impairment of:	(103,778,971)	(119,694,495)
	a) loans	(86,855,049)	(118,599,312)
	b) available-for-sale financial assets	(35,402)	(1,087,878)
	c) financial assets held to maturity	—	—
	d) other financial transactions	(16,888,520)	(7,305)
140.	Net result of financial activities	3,177,743,687	2,116,294,859
150.	Administrative costs:	(1,163,395,995)	(1,092,447,107)
	a) personnel costs	(729,941,278)	(681,458,742)
	b) other administrative costs	(433,454,717)	(410,988,365)
160.	Net provisions for risks and charges	(45,792,842)	(25,537,396)
170.	Net adjustments to tangible assets	(88,047,549)	(84,551,253)
180.	Net adjustments to intangible assets	(57,140,257)	(70,764,324)
190.	Other net expenses/income	218,782,533	217,772,758
200.	Operating costs	(1,135,594,110)	(1,055,527,322)
210.	Profits (losses) on equity shareholdings	(1,470,379)	509,579
220.	Net result of fair value adjustments to tangible and intangible assets	—	—
230.	Impairment of goodwill	—	—
240.	Profits (losses) from disposals of investments	3,505,514	8,909,308
250.	Operating profit (losses) before tax from continuing operations	2,044,184,712	1,070,186,424
260.	Income taxes for the period	(245,090,617)	(172,188,011)
270.	Net profit (loss) after tax from continuing operations	1,799,094,095	897,998,413
280.	Profit (losses) on discontinued operations	—	—
290.	Profit (loss) for the period	1,799,094,095	897,998,413

Statement of income/expenses in the financial statements

(€/mil)

Caption / Value		30/06/2006	30/06/2005

A.	Capital gains/losses in the year
1	Capital gains (losses) from real-estate revaluation pursuant to special laws	—	—
2	Valuation reserves:	(43)	8
	available-for-sale financial assets	(56)	17
	- capital gains (losses) from valuation in shareholders’ equity	193	44
	- returns to current year statement of income	(249)	(27)
	financial flow coverage	13	(9)
3	Exchange differences in foreign investments	—	—
4	Actuarial profits (losses) on fixed pension plans	97	—
	Total A	54	8
B.	Net profit in the statement of income	1,799	898
C.	Total income/expenses in the year (A+B)	1,853	906
D.	Impact of transition to accounting standards at 01.01.2005
1	Capital gains (losses) due to the fair value recording of tangible assets as cost replacement	—	—
2	Valuation reserves:	—	283
	available-for-sale financial assets	—	307
	financial flow coverage	—	(24)
3	Profit reserves	—	(355)
	Total D	—	(72)
E.	Total income/expenses in the year (C+D)	1,853	834

STATEMENT OF CHANGES IN PARENT BANK NET SHAREHOLDERS’ EQUITY

(€/mil)

								Reserve
								for	Reserve
					Valuation		Cash	actuarial	for
					reserves		flow	profits	instruments
	Share	Legal	Share	Extraordinary	carried at	AFS	Hedge	and	at fair
	capital	reserve	premium	reserve	fair value	reserve	reserve	losses	value
Shareholders’ equity as at 1 January 2005 according to IAS/IFRS	5,218	1,044	725	1,088	168	308	(23)		1

Allocation of profit for 2004:
- extraordinary reserve				163
- dividend distributed
Exercise of stock option rights	18		36
Recording of costs for stock options

Changes in valuation reserves:
- valuation differences						44	(9)
- returns to current year statement of income from sales						(27)
Profit for the first half 2005
Net shareholders’ equity as at 30 June 2005	5,236	1,044	761	1,251	168	325	(32)	—	1
Exercise of stock option rights	3		8

Recording of costs for stock options

Changes in valuation reserves:
- valuation differences						165	11
- returns to current year statement of income from sales						(54)
- recording of actuarial losses								(141)
Profit for the period
December 2005	5,239	1,044	769	1,251	168	436	(21)	(141)	1
Increase in legal reserves (Ordinary Shareholders’ Meeting of 28 April 2006)		38	(38)

Scrip issue (Extraordinary Shareholders’ Meeting of 28 April 2006)	150				(150)

Allocation of profit for 2005:
- reserves				91					7

- dividends distributed on ordinary shares
- dividends distributed on preference shares

Stock option plans:
- Exercise of rights	11		35

- Recording of costs for the half year

Transactions in own shares:
- Assignment of own shares for stock option plans			2
- Sales for the half year

Changes in valuation reserves:
- valuation differences						193	13	90
- returns to current year statement of income from sales						(249)
- incorporation of BPDA								(2)
- transfer to SPBDA			(2)					2
- other changes								7

Profit for the first half 2006
Net shareholders’ equity as at June 30, 2006	5,400	1,082	766	1,342	18	380	(8)	(44)	8

(€/mil)

					Reserve
					pursuant		Reserve
	Reserve	Unrestricted	Restricted		to art. 13	Reserve	pursuant
	for stock	reserve for the	reserve for		par. 6	pursuant to	to	Net profit
	option	acquisition of	purchase of	Own	D.Lgs.	Law	D.Lgs.	for the
	plans	own shares	own shares	shares	124/93	342/2000	213/98	period	Total
Shareholders’ equity as at 1 January 2005 according to IAS/IFRS	5	957	43	(43)	5	4	16	1,036	10,552

Allocation of profit for 2004:
- extraordinary reserve								(163)	—
- dividend distributed								(873)	(873)
Exercise of stock option rights	(8)								46
Recording of costs for stock options	4								4

Changes in valuation reserves:
- valuation differences									35
- returns to current year statement of income from sales									(27)
Profit for the first half 2005								898	898
Net shareholders’ equity as at 30 June 2005	1	957	43	(43)	5	4	16	898	10,635
Exercise of stock option rights	(1)								10

Recording of costs for stock options	2								2

Changes in valuation reserves:
- valuation differences									176
- returns to current year statement of income from sales									(54)
- recording of actuarial losses									(141)
Profit for the period								267	267
December 2005	2	957	43	(43)	5	4	16	1,165	10,895
Increase in legal reserves (Ordinary Shareholders’ Meeting of 28 April 2006)									—

Scrip issue (Extraordinary Shareholders’ Meeting of 28 April 2006)									—

Allocation of profit for 2005:
- reserves								(98)	—

- dividends distributed on ordinary shares								(162)	(162)
- dividends distributed on preference shares								(905)	(905)

Stock option plans:
- Exercise of rights									46
	4								4
- Recording of costs for the half year									—

Transactions in own shares:
- Assignment of own shares for stock option plans		18	(18)	18					20
- Sales for the half year		(1)	1	(1)					(1)

Changes in valuation reserves:
- valuation differences									296
- returns to current year statement of income from sales									(249)
- incorporation of BPDA									(2)
- transfer to SPBDA									—
- other changes									7

Profit for the first half 2006								1,799	1,799
Net shareholders’ equity as at June 30, 2006	6	974	26	(26)	5	4	16	1,799	11,748

CASH FLOW STATEMENT

INDIRECT METHOD	(€/mil)

	Amount
	30/06/2006	30/06/2005
A. OPERATIONS
1 Management activities	1,086	733
- profit for the year	1,799	898
- capital gains/losses on financial assets held for trading and on assets/liabilities designated as at fair value	(11)	41
- capital gains/losses on hedging activities	(3)	3
- net value adjustments/write-backs due to impairment	104	120
- net value adjustments/write-backs on tangible and intangible assets	145	155
- net provisions for risks and charges and other costs/revenues	70	41
- unpaid duties and taxes	238	165
- net adjustments/write-backs on discontinued operations, net of taxes	—	—
- other adjustments	(1,257)	(690)
2 Liquid assets generated/absorbed by financial assets	(10,684)	(10,560)
- financial assets held for trading	754	(1,278)
- financial assets designated as at fair value	110	323
- available-for-sale financial assets	496	529
- due from banks: repayable on demand	(2,665)	(2,142)
- due from banks: other loans	(709)	(2,147)
- loans to customers	(8,343)	(5,244)
- other assets	(328)	(602)
3 Liquid assets generated/absorbed by financial liabilities	9,006	9,699
- due to banks: repayable on demand	(808)	1,780
- due to banks: other amounts due	2,620	2,922
- due to customers	1,139	2,761
- securities issued	4,892	1,622
- financial liabilities held for trading	(101)	(168)
- financial liabilities designated as at fair value		—
- other liabilities	1,264	783
Net liquid assets generated/absorbed by operations	(592)	(128)
B. INVESTMENTS
1 Liquid assets generated by	1,382	740
- sale of equity shareholdings	—	—
- dividends received from equity shareholdings	1,258	693
- sale/reimbursement of financial assets held to maturity	121	3
- sale of tangible assets	—	44
- sale of intangible assets	—	—
- sale of business divisions	4	—
2 Liquid assets absorbed by	127	(168)
- purchase of equity shareholdings	234	(52)
- purchase of financial assets held to maturity	—	—
- purchase of tangible assets	(71)	(50)
- purchase of intangible assets	(37)	(66)
- purchase of business divisions	—	—
Net liquid assets generated/absorbed by investments	1,509	573
C. FUNDING ACTIVITIES
- issue/purchase of own shares	62	—
- issue/purchase of capital instruments	—	—
- dividend distribution and other uses	(1,067)	(715)
Net liquid assets generated/absorbed by funding activities	(1,005)	(715)
NET LIQUID ASSETS GENERATED/ABSORBED DURING THE PERIOD	(88)	(270)

RECONCILIATION

	Amount (€/mil)
Captions	30/06/2006	30/06/2005

Cash and cash equivalents at the beginning of the period	515	750
Total liquid assets generated/absorbed during the year	(88)	(270)
Cash and cash equivalents: effect of movements in exchange rates	—	—
Cash and cash equivalents at the beginning of the period	427	480

EXPLANATORY NOTES TO THE PARENT BANK FINANCIAL STATEMENTS

Part A – Accounting policies

General information on the financial position of SANPAOLO IMI as at 30 June 2006 pursuant to article 2501-quater of the Civil Code.

A.1	General information
• Section 1 – Statement of compliance with international accounting standards
• Section 2 – Basis of preparation
• Section 3 – Events subsequent to the date of the financial statements
• Section 4 – Other aspects
A.2	Information on the main aggregate values of the financial statements
• Section 1 – Financial assets held for trading
• Section 2 – Available-for-sale financial assets
• Section 3 – Financial assets held to maturity
• Section 4 – Loans
• Section 5 – Financial assets designated as at fair value
• Section 6 – Hedge accounting
• Section 7 – Equity shareholdings
• Section 8 – Tangible assets
• Section 9 – Intangible assets
• Section 10 – Discontinued operations
• Section 11 – Current and deferred taxation
• Section 12 – Provisions for Risks and Charges
• Section 13 – Debts and securities issued
• Section 14 – Financial liabilities held for trading
• Section 15 – Financial liabilities designated as at fair value
• Section 16 – Currency transactions
• Section 17 – Other information

Part B – Information on the Parent Bank balance sheet

Assets
• Section 1 – Cash and cash equivalents – Caption 10
• Section 2 – Financial assets held for trading – Caption 20
• Section 3 – Financial assets designated as at fair value – Caption 30
• Section 4 – Available-for-sale financial assets – Caption 40
• Section 5 – Financial assets held to maturity– Caption 50
• Section 6 – Due from banks – Caption 60
• Section 7 – Loans to customers – Caption 70
• Section 8 – Hedging derivatives – Caption 80
• Section 9 – Fair value changes of generically hedged financial assets – Caption 90
• Section 10 – Equity shareholdings in associates and companies subject to joint control – Caption 100
• Section 11 – Tangible assets – Caption 110
• Section 12 – Intangible assets – Caption 120

• Section 13 – Fiscal assets and liabilities – Caption 130 and Caption 80 under liabilities
• Section 14 – Non-current assets and discontinued operations and associated liabilities – Caption 140 under assets and Caption 90 under liabilities
• Section 15 – Other assets – Caption 150

Liabilities
• Section 1 – Due to banks – Caption 10
• Section 2 – Due to customers – Caption 20
• Section 3 – Securities issued – Caption 30
• Section 4 – Financial liabilities held for trading – Caption 40
• Section 5 – Financial liabilities designated as at fair value - Caption 50
• Section 6 – Hedging derivatives – Caption 60
• Section 7 – Fair value changes of generically hedged financial liabilities - Caption 70
• Section 8 – Fiscal liabilities – Caption 80
• Section 9 – Liabilities included in disposal groups classified as held for sale – Caption 90
• Section 10 – Other liabilities – Caption 100
• Section 11 – Provisions for employee termination indemnities – Caption 110
• Section 12 – Provisions for risks and charges – Caption 120
• Section 13 – Redeemable shares – Caption 140
• Section 14 – Parent Bank shareholders’ equity – Captions 130, 150, 160, 170, 180, 190 and 200

Supplementary information

Appendix to Part B – Estimation of fair value related to financial instruments

Part C – Information on the Parent Bank statement of income

• Section 1 – Interest – Captions 10 – 20
• Section 2 – Commissions – Captions 40 – 50
• Section 3 – Dividends and similar revenues – Caption 70
• Section 4 – Profits (losses) on financial trading activities – Caption 80
• Section 5 – Fair value adjustments from hedge accounting – Caption 90
• Section 6 – Profits (losses) from disposals/repurchases – Caption 100
• Section 7 – Net income from financial assets and liabilities designated as at fair value – Caption 110
• Section 8 – Impairment losses/write-backs – Caption 130
• Section 9 – Administrative costs – Caption 150
• Section 10 – Net provisions for risks and charges – Caption 160
• Section 11 – Net value adjustments to tangible assets – Caption 170
• Section 12 – Net value adjustments to intangible assets – Caption 180
• Section 13 – Other operating income (expenses) – Caption 190
• Section 14 – Profits (losses) on shareholdings in associates and companies subject to joint control – Caption 210
• Section 15 – Net fair value adjustment to tangible and intangible assets – Caption 220
• Section 16 – Impairment of goodwill – Caption 230
• Section 17 – Profits (losses) from disposals of investments – Caption 240
• Section 18 – Income taxes for the period – Caption 260
• Section 19 – Profits (losses) from discontinued operations – Caption 280
• Section 20 – Other information
• Section 21 – Profit per share

Part D – Segment Reporting

Part E – Information on risks and risk hedging policies

• Section 1 – Credit risk
• Section 2 – Market risks
• Section 3 – Liquidity risk
• Section 4 – Operating risks

Part F – Information on net shareholders’ equity

• Section 1 – Parent Bank shareholders’ equity
• Section 2 – Shareholders’ equity and regulatory ratios

Part G – Business combinations concerning companies or business branches

• Section 1 – Operations carried out during the year
• Section 2 – Operations carried out after the closing of the year

Part H – Transactions with related parties

• Section 1 – Information on remuneration of directors and executives
• Section 2 – Information on transactions with related parties

Part I – Payment agreements based on own financial instruments

Part A – Accounting Policies

EXPLANATORY NOTES

General information on the financial position of SANPAOLO IMI S.p.A. as at 30 June 2006 pursuant to art. 2501, sub-section 4 of the Civil Code.

The Bank’s financial position as at 30 June 2006 was drawn up in compliance with art. 2501, sub-section 4 of the Civil Code and the standards applied to the financial statements.

Part A – Accounting policies

Part A.1 General Information

Section 1 – Statement of Compliance with International Accounting Standards

SANPAOLO IMI exercised the right to draw up the financial statements for the year 2005 in compliance with the IAS/IFRS international accounting standards, as granted by art. 4, sub-section 2 of D.Lgs. 38/05.

More specifically, starting from the Half Year Report on the first six months of 2005, the documentation and the financial statements were prepared in application of the aforesaid international accounting standards and on the basis of the provisions of art. 81 of Consob Regulation No. 11971, as amended by the Deliberation No. 14990 of 15 April 2005 (i.e. referring to the provisions of IAS 34), and opting for the condensed format allowed for by section 10.

The financial position of the Parent Bank as at 30 June 2006 was drawn up in compliance with the accounting standards issued by IASB (including the SIC and IFRIC interpretation documents) approved by the European Commission until 30 June 2006, pursuant to the EU Regulation No. 1606 of 19 July 2002.

The measurement bases adopted in the preparation of the financial position as at 30 June 2006, in compliance with the IAS/IFRS in force at said date are the same as those followed for the preparation of the annual report as at 31 December 2005.

Section 2 – Basis of preparation

When preparing the financial position as at 30 June 2006, especially with regard to the Balance Sheet and the Explanatory Notes, the Bank applied the provisions illustrated in Circular No. 262 issued by the Bank of Italy on December 22, 2005, taking into account the provisional regulations established for 2005 and integrating the information whenever required by the international accounting standards or deemed appropriate from the point of view of relevance or significance.

In terms of interpretation and application support, the following documents were used, even though they have not been approved by the European Commission:

•                  Framework for the Preparation and Presentation of Financial Statements issued by the International Accounting Standards Board (issued in 2001 by IASB);

•                  Implementation Guidance, Basis for Conclusions, IFRIC and any other documents drawn up by IASB or the IFRIC to provide further guidance on the accounting principles issued;

•                  Interpretation Documents for the application of IAS/IFRS in Italy issued by the Italian Accounting Standards Authority and the Italian Bankers’ Association (ABI).

The Balance Sheet and Statement of Income have been drawn up in euro; other accounting schedules and the Explanatory Notes have been drawn up in millions of euro.

In order to implement the amendments made to the Italian Civil Code in relation to financial statements following the coming into effect of the reform of Company Law (D.Lgs. No. 6 of January 17, 2003 and delegated provisions applicable to the law No. 366 of October 3, 2001), the information provided in the Explanatory Notes was adequately and consistently integrated, if not otherwise required by the special regulations issued by Bank of Italy.

The financial position of SANPAOLO IMI S.p.A. as at 30 June 2006 is composed of the Balance Sheet, the Statement of Income, the Statement of Changes in the Net Shareholders’ Equity, the Cash Flow Statement (drawn up in accordance with the ‘indirect’ method) and the Explanatory Notes.

The Bank’s financial position will be filed within the time allowed by the law (art. 2501 sub-section 4) at the company offices along with the merger plan and the financial statements of companies that took part in the merger for the last three years.

Section 3 – Events subsequent to the date of the financial statements

As shown in the Report on Operations, no events occurred after the closing of the financial year which required an adjustment to the results of the financial position as at 30 June 2006.

Section 4 – Other aspects

As previously mentioned, while preparing the Half Year Report as at 30 June 2005, the documentation required by IFRS 1 of the effects of the transition to the IAS/IFRS international accounting standards on equity and income was provided.

The effects on the results of the transition are also illustrated in the appendix to Part B of the Explanatory Notes to the 2005 Financial Statements, where the various captions of the Net Shareholders’ Equity that were amended as a result of the transition have been highlighted, in application of the criteria set forth in D.Lgs. No. 38/2005.

The reader is referred to the aforesaid financial statement documents for information regarding the transition to IAS/IFRS international accounting standards.

Use of Estimates and Assumptions in Preparing the Financial Statements

The preparation of the financial position requires the use of estimates and assumptions that may have a significant effect on the amounts stated in the balance sheet and statement of income, and on the potential assets and liabilities reported in the financial statements. Estimates are based on available information and subjective evaluations, often founded on past experience, which are used to formulate reasonable assumptions to be made in measuring operating phenomena. Given their nature, the estimates and assumptions used may vary from year to year, and hence it cannot be excluded that current amounts carried in the financial statements may differ significantly in future financial years as a result of changes in the subjective evaluations made.

The main cases for which subjective evaluations are required to be made by management include:

•     the measurement of impairment losses on loans and, generally, other financial assets;

•     the determination of the fair value of financial instruments to be used in statement schedules;

•     the use of measurement models for determining the fair value of financial instruments not listed on active markets;

•     the evaluation of the appropriateness of amounts stated for goodwill and other intangible assets;

•     the measurement of personnel funds and provisions for risks and charges;

•     estimates and assumptions on the collectability of deferred tax assets.

The information provided on the accounting policies applied for the main aggregate values of the financial statements includes the necessary details for identifying the main assumptions and subjective evaluations made in preparing the financial statements. For further detail on the break-down and relative carrying values of the specific statement captions affected by estimates, see the relevant sections of the Explanatory Notes.

Mandatory Audits

The Bank’s financial position as at 30 June 2006 will be subject to a limited audit on a voluntary basis by the auditing firm PricewaterhouseCoopers S.p.A.

Part A.2 Information on the main aggregate values of the financial statements

Basis of Preparation of Financial Statements

The measurement bases adopted in the preparation of the financial schedules in compliance with IAS/IFRS in force as at Friday, June 30, 2006 are illustrated below.

Standardized purchase and sale of financial assets

As regards standardized purchases and sales of financial assets, that is those transactions governed by agreements requiring that the assets be handed over within a set period of time established by regulations or market conventions, it was decided to make reference to the settlement date.

1 - Financial assets held for trading

The “financial assets held for trading” category includes:

•   debt securities or equities acquired mainly for the purpose of obtaining profits in the short term

•   derivative contracts, except those designated as hedging instruments

Financial assets held for trading are initially recorded in the balance sheet at their fair value, which generally corresponds to the amount paid.

The subsequent valuation is made on the basis of the evolution of the fair value, any changes being recorded in the statement of income.

Equities and related derivative contracts for which fair value cannot be set precisely are accounted at cost, and adjusted for value losses. These losses in values are not restored.

The fair value of financial instruments listed on active markets is represented by the related market price. If no such active market exists for the asset, the fair value is obtained by taking into account the prices provided by external operators and by using measurement models that are mainly based on objective financial variables as well as the prices recorded on recent transactions and market prices for similar financial instruments.

Derivatives are treated as assets if the fair value is positive and as liabilities if the fair value is negative. The Bank offsets current positive and negative values arising from transactions made with the same counterparty where such offset has been expressly provided for under the terms of the contract, and the Bank intends to proceed with the settlement on such a basis.

A derivative embedded in a host instrument is split from it if:

a) the economic features and the risks of the embedded derivative are not strictly correlated to the economic features and the risks of the host contract;

b) a separate instrument with the same terms and conditions of the embedded derivative would meet the definition of derivative;

c) the instrument that includes the embedded derivative is not measured at fair value, its value adjustment being recorded in the statement of income.

2 - Available-for-sale financial assets

These assets are different from loans and financing, financial assets held to maturity, financial assets held for trading. These include debt securities and equities that cannot be qualified as control, affiliation or joint-control.

Available-for-sale financial assets are carried in the financial statements at fair value, usually corresponding to the amount paid to purchase the instrument including negotiation costs or income directly attributable to the assets.

After the initial recording, available-for-sale financial assets are designated as at fair value and entered to counterbalance a specific reserve under equity.

Certain unlisted equities, the fair value of which cannot be reliably established or verified, also taking into account the importance of the range of values obtainable from the valuation models generally adopted by the market, are stated in the financial statements at cost, as adjusted for any impairment losses verified.

The results of the measurements are recorded in a specific reserve under equity and are included in the statement of income at the time of disposal or where an impairment loss is incurred.

The Bank assesses whether an event has given rise to an impairment loss and determines its amount by making reference to its past experience on asset evaluation and using all the information available that is based on facts that have already occurred and data that can be observed at the valuation date.

As regards debt securities, the information that is considered as being particularly relevant to assessing whether an impairment loss has occurred is as follows:

•               the issuer is experiencing major financial difficulties as proved by non-performance or default on payment of interest or capital;

•     bankruptcy proceedings are likely to be opened;

•     financial instruments are no longer dealt with on an active market;

•     the economic conditions that affect the financial flows of the issuer have worsened;

•               the issuer’s rating has been downgraded and negative news indicates that the financial situation of the issuer has worsened.

As regards equities, any impairment losses will be established by taking into account relevant information which includes any changes that have occurred in the technological, market, economical or legal environment in which the issuer operates. A significant and/or prolonged reduction in the fair value of equities below their cost may be considered as objective evidence of impairment.

Impairment losses on equities cannot give rise to write-backs in the statement of income if the reason for the writedown ceases to exist. Such write-backs therefore are only recorded in a specific reserve under equity.

Any write-back of debt securities, instead, is recorded in the statement of income.

As regards debt securities classified as being available for sale, the related yield, calculated on the basis of the amortized cost method, is recorded in the statement of income, as are the effects of exchange differences.

Exchange differences relating to available-for-sale capital instruments, on the other hand, are recorded in a specific reserve under equity.

3 - Financial assets held to maturity

The held-to-maturity financial assets are represented by non-derivative financial instruments, with fixed or determinable payments and fixed maturity that the Bank intends to, and can, hold until maturity.

Financial assets held to maturity are stated at amortized cost, using the effective interest method. Gains and losses arising on financial assets held to maturity are recorded in the statement of income where such assets are eliminated or their value is impaired, as well as through amortization.

Impairment losses are calculated as the difference between the book value of assets and the present value of expected future financial flows, discounted at the market interest rate increased by the credit-spread, and they are entered under caption 100 of the Statement of Income.

In the event of write-backs, these are recorded in the statement of income but only to the extent of the amortized cost of the financial assets.

4 - Loans and guarantees granted

Loans are represented by financial assets that are not derivatives, including debt securities, with fixed or determinable payments, that are not listed on active markets and that have not been classified from the day of acquisition under available-for-sale financial assets.

When loans are first recorded, they are entered in the balance sheet at their fair value, which generally corresponds to the amount paid/drawn, plus any direct transaction costs/income, if tangible and determinable and they are subsequently stated at amortized cost using the effective interest rate method. Short-term loans, including on demand loans, are not valued at the amortized cost as the effect of applying the effective interest rate criterion is insignificant.

The value at which loans are carried in the financial statements is regularly tested to establish if, owing to any losses in value, they may have to be stated at their net carrying amount. The main information considered pertinent to establishing impairment includes:

•               the borrower/issuer is experiencing major financial difficulties as proved by non-performance or default on payment of interest or capital;

•               bankruptcy proceedings are likely to be opened;

•               the economic conditions that affect the financial flows of the borrower/issuer have worsened;

•               debt servicing difficulties are being experienced in the country of residence of the borrower/issuer;

•               the borrower/issuer’s rating has been downgraded due to negative news indicating that the financial situation of the latter has worsened;

•               negative trends in individual commodity sectors.

Impairment testing further takes into account any securities pledged.

As regards the classification of impaired loans under the various risk categories (non-performing, problem, restructured and overdue loans), the Bank referred to the provisions issued by the Bank of Italy on the subject, as integrated by internal regulations which prescribe automatic rules and criteria for the transfer of loans to the various risk categories.

The classification is carried out by the operating structures independently or subject to the assessment/availability of central and local functions specialized in loan monitoring and recovery, with the exception of loans due/overdue by more than 180 days, for which classification is carried out by automatic procedures.

Any adjustments for impairment to the carrying amount of loans are calculated taking into account the extent to which loans have become impaired, applying an individual or collective valuation, as detailed below.

The following are evaluated on an individual basis:

•               non-performing loans: loans to borrowers in a state of insolvency or similar state;

•               problem loans: loans to borrowers suffering temporary difficulties which are likely to be overcome in an acceptable period of time;

•               restructured loans: loans in respect of which the bank (or a pool of banks), owing to the deterioration of the economic-financial standing of the borrower, allows that the original contractual terms be changed in order to avoid a loss; loans to enterprises which are expected to stop trading are not restructured loans.

The net carrying amount of impaired loans that are evaluated on an individual basis, which is formalized by resolutions issued by the Administrative Bodies of the Parent Bank and the subsidiaries which have been especially authorized to deal with the matter, is the net present value of the expected future financial flows of principal and interest of the various loans.

The net present value of financial flows is determined with reference to the estimated future financial flows, their timing and the applicable discount rate.

As regards impaired loans, the estimated future cash flows and their timing (constituting expected repayment schedules) are determined on analytical assumptions made by the departments in charge of loan assessment and, where such assumptions are not available, on lump-sum estimates based on statistics of internal historical data and sector studies.

As for the discount rates used for the estimated future cash flows shown in the expected repayment schedules of impaired loans, the Bank used the actual original interest rates for short- and medium-term loans. As for short-term loans, the reference rates are those rates applied to contract types with similar risk features.

The following are evaluated on a collective basis:

•               expired loans: loans to subjects that are not classified under the previous risk categories which, at the end of the period, show loans due or overdue by more than 180 days. The assessment is made on a historical statistical basis.

•               loans subject to country risk: unsecured loans to borrowers residing in countries experiencing debt servicing difficulties are valued applying writedown percentages defined by the banking association. The loans that are classified in the categories previously defined according to their objective status of difficulty/insolvency are valued on an individual basis.

•               performing loans: loans to borrowers who, at the balance sheet date, have not yet shown any specific insolvency risks. Collective adjustments to performing loans are calculated by applying a model developed on the basis of Risk Management methodologies used by banks in the Group to assess the credit impairment that it is believed to have occurred at the reference date (“incurred”), the extent of which is not known at the time the assessment is made.

The model used involves the following stages:

•               allocation of the loan portfolio based on:

a. customer segments;

b. business sectors;

c. geographical location;

•               calculation of the loss given default for each portfolio, based on historical experience and the time interval between the default event and its formal occurrence which takes place when the loan is actually classified as a doubtful loan;

•               application of corrective factors calculated on the basis of the qualitative analysis of the portfolio, with particular reference to the risk concentration and the impact of the current economic cycle on the various economic sectors.

Writedowns, whether specific or general, are made by entering a “value adjustment” to reduce the value of the asset shown in the balance sheet, on the basis of the aforementioned criteria. These writedowns, however, may be reinstated by means of write-backs recorded in caption 130 of the statement of income where all net value adjustments on loans are recorded, in the event that the reason for such writedowns ceases to apply or the amount recovered on the loans is higher than the original writedown booked in the records.

Considering the methodology used to calculate the writedowns of impaired loans, the mere passage of time, and the fact that the expected repayment dates are, as a result, brought closer, implies an automatic reduction of the implicit financial charges previously deducted from the value of the loans. Also this effect is entered under caption 130 of the Statement of Income.

If the loans are disposed, they are removed from the balance sheet and the resulting net profit (or loss) is recorded in the statement of income only when all the risks and rewards of ownership connected with the loans have been transferred to the assignee.

If, despite the title to the loan passing to the purchaser, the Bank still maintains control over the cash flows arising from the loans as well as the risks and rewards connected with it, the loan is shown in the financial statements with a liability recorded to reflect the proceeds received from the purchaser.

The financial guarantees issued which do not represent derivative contracts are evaluated taking into account the regulations of IAS 39 which include, on the one hand, the recording of the commissions received, pursuant to IAS 18 and, on the other hand, the evaluation of risks and charges connected with the guarantees applying the criteria set forth in IAS 37. This valuation, in accordance with the provisions of the Bank of Italy, is entered in the financial statements against “Other liabilities”.

5 - Financial assets designated as at fair value:

The IAS/IFRS accounting standards approved by the European Commission enable the classification of any financial asset thus defined at the moment of acquisition as financial instruments designated as at fair value with a counterbalance in the Statement of Income, regardless of the reason for holding such assets.

In line also with IASB, the Bank classified in this category only debt securities with embedded derivatives or debt securities subject to financial hedging.

Financial assets designated as at fair value are initially recorded in the balance sheet at their fair value, which generally corresponds to the amount paid.

The subsequent valuation is made on the basis of the evolution of the fair value, any changes being recorded in the statement of income (caption 110).

6 - Hedging transactions

According to the financial policies adopted, the Bank makes use of derivative contracts to hedge against interest rate, exchange rate and credit risk as well as the risk on highly probable forecast transactions.

The hedging transactions used for the above-mentioned risks aim at covering potential losses attributable to certain types of risks through gains that may arise on hedging instruments.

The Bank uses the following types of hedging transactions:

•               hedging of loans against the risk of changes in the fair value (attributable to the various types of risk) of assets and liabilities recorded in the financial statements or portions of these, of groups of assets and liabilities, and of irrevocable commitments, and of portfolios of financial assets and liabilities, including core deposits, as permitted by IAS 39 approved by the European Commission;

•               hedging of the variability of cash flows of assets/liabilities recorded in the financial statements or of highly probable forecast transactions.

In order to activate hedging relationships, the Bank formally documents the relationship between the hedging instruments and hedged items and includes the objectives of the risk management, the hedging strategy and the methods used to assess the effectiveness of the hedging. At the start and on an ongoing basis the Bank verifies, through prospective and retrospective tests, that the hedging is highly efficient in compensating for changes in the fair value or in the cash flows expected of the hedged items. Retrospective effectiveness tests are passed if the ratio between the change in fair value of the hedging instruments and that of the hedged items is between 80 and 125%.

The hedging relationship ceases to exist when: (i) the derivative is not, or has ceased to be, highly effective as a hedge, (ii) it expires, or is sold, terminated or exercised, (iii) the hedged item matures, is sold or repaid, or presents impairment, and (iv) the forecast transaction is no longer deemed highly probable.

Fair Value Hedge Accounting

If fair value hedges are in place, any changes in the fair value of hedging instruments and hedged items (as regards the part attributable to the hedged risk and in the case of hedge effectiveness), are recorded in the statement of income. The differences between the changes in value represent the ineffective portion of the hedge and give rise to a net economic impact, entered under caption 90.

When a hedge ceases to exist for reasons other than the sale of the hedged item, the fair value hedging adjustment made to the latter, recorded in the financial statements until such time that the effective hedge was in place, is recorded in the statement of income on the basis of the amortized cost method in the case of interest-bearing financial instruments, or as a lump sum in all other cases.

Cash Flow Hedge

With regard to cash flow hedges, the fair value gain or loss associated with the portion of the cash flow hedge deemed effective is recognized initially in net shareholder’s equity. When the cash flows that have been hedged against eventually occur and are recorded in the statement of income, the aforementioned gains or losses on the hedging instrument are transferred from net shareholders’ equity to the corresponding caption in the statement of income.

When a cash flow hedge relating to a forecast transaction expires or is no longer effective, any cumulative gain or loss existing in equity at the time remains in equity under a specific reserve account until such transaction actually takes place (or the forecast transaction is no longer expected to occur). When the transaction occurs, such amount is recognized in the statement of income under caption 80 “profits (losses) on financial trading activities”.

7 - Equity shareholdings

The companies in which the Group has the power to set administrative, financial and management policies and where the Group usually holds more than half of the voting rights are considered subsidiaries.

The companies in which the Group holds 20% or more of the voting rights and the companies where the Group has a significant influence on administrative, financial and management decisions by virtue of the legal and actual relationships in existence are considered associated.

The companies for which a contractual agreement is in existence requiring the approval of administrative, financial and management decisions by the Group and the other participants in the control are considered joint-controlled.

Equity investments in subsidiaries, associated and joint-controlled companies are stated in the financial statements at cost, as adjusted for any impairment losses verified.

Adjustments to shareholdings for impairment are entered in the statement of income under caption 210.

8 - Tangible assets

Tangible assets include:

•     land

•     operating property

•     property shareholdings

•     electrical equipment

•     furniture and fittings, machinery and equipment.

“Functional property” is represented by assets either owned by the Bank or held under a finance lease contract, that are used by the Group to carry out its business activity or for administration purposes, whose useful life extends beyond the financial year.

“Property shareholdings” are represented by assets either owned by the Bank or held under a finance lease contract, for the purpose of collecting lease rentals and/or held for capital appreciation.

Tangible assets are initially recorded at cost increased by any ancillary charges directly attributable to the acquisition and installation of the assets. Tangible assets, including property shareholdings, are subsequently entered in the financial statements at cost, reduced by any depreciation and provisions for impairment.

Any expenses incurred after the date of purchase increase the book value of the asset or are recorded as separate assets only where their use gives rise to an increase in future economic benefits. Other types of subsequent expenditures are charged to the statement of income of the year in which they are incurred.

With regard to properties, the components related to land and buildings represent a separate asset for accounting purposes and are determined at the moment of acquisition.

As land is expected to have an indefinite life, no depreciation is provided on the part that relates to the land. Similarly, no depreciation is provided on works of art included under tangible assets, as their useful life cannot be estimated and generally the related value does not depreciate due to the passage of time.

Buildings and other tangible assets, unlike works of art, have a limited useful life and therefore are depreciated on the basis of their residual useful life.

The useful life of tangible assets that are subject to depreciation is kept regularly under review, to take account of any change in circumstances and if any initial estimates are changed then the related depreciation rate is adjusted too.

9 - Intangible assets

Intangible assets are identifiable non-monetary assets without physical substance that are held to be used over a period of more than one year. They include goodwill and software either developed internally or purchased from third parties.

Goodwill arises on the acquisition of subsidiaries, associated entities and business units, and represents the excess of the purchase amount paid over the net fair value of the Bank’s share of assets acquired and the liabilities assumed on the date of acquisition. Goodwill is not systematically amortized; in fact it is regularly reviewed for impairment. Goodwill is allocated to cash-generating units for the purpose of impairment testing. An impairment loss will be recorded where the recoverable amount is lower than its current book value in the financial statements. The recoverable amount is represented by the greater of the fair value of the cash-generating unit, net of selling costs, and the value in use, represented by the present value of the future cash flows expected to be produced by the cash-generating unit and arising on its disposal at the end of its useful life.

Internal costs incurred to develop software are capitalized in the financial statements under intangible assets, only upon verification of the technical feasibility of the projects involved and their completion as well as their ability to generate future economic benefits. At the development stage, these assets are valued at cost, inclusive of any direct ancillary costs and any costs relating to internal staff employed on the development. If the results of the trial testing are negative, then the costs are charged to the statement of income.

Intangible assets arising on software developed internally or acquired externally are amortized on a straight-line basis, starting from the date of completion and implementation, over an estimated useful life of three years. Where the recoverable amount of such assets is lower than their book value, the difference is recorded in the statement of income under caption 180.

10 - Discontinued operations

Discontinued operations may include “individual assets” or “groups of assets”, according to the definitions and conditions set forth by IFRS 5.

To this purpose, the assets being described are those “available for immediate sale” in their current conditions, whose sale is deemed highly likely, in the sense that the search for a buyer must have already started and the sale is scheduled to be completed within a year from the recording in the financial statements.

These assets are valued at the lower between the book value and the fair value, net of sale costs. If depreciation has previously been written down on the assets, the depreciation process is suspended as of the year in which the assets were classified as discontinued operations.

“Individual” discontinued asset values, as with the net results deriving from their subsequent disposal, are carried under the relevant captions of the statement of income.

The balance, whether positive or negative, of income or charges relating to discontinued “groups of operations” are stated in the statement of income net of current and deferred taxation under caption 280.

11 - Current and deferred taxation

Income tax, calculated according to domestic tax regulations, is accounted for as a cost in compliance with the accruals concept, in line with the method followed to include, in the financial statements, the costs and income that generated them. Therefore, they represent the balance of current and deferred taxation relating to the net result for the period.

The net balance between the Bank’s tax position before tax authorities in Italy and abroad is recorded among Current tax assets and liabilities. More specifically, these captions include the net balance of current tax liabilities for the year, calculated on the basis of a prudent estimate of the tax charges due for the period, assessed according to the tax regulations currently in force, and the current tax assets rep-resented by advances paid and other tax credits for withholding taxes borne or tax credits of previous financial years for which the Bank has requested compensation with taxes of subsequent years.

Current tax assets also include tax credits in respect of which a tax refund claim has been filed with the relevant tax authorities.

Considering the Group’s adoption of the domestic tax consolidation, the tax positions attributable to the Bank and those originated by other Group companies are managed separately from an administrative point of view.

Deferred taxation is calculated according to the balance sheet liability method, taking into account the tax effect of the temporary differences between the book value of the assets and liabilities and their value for taxation purposes, which will determine taxable income or deductible amounts in the future. “Temporary taxable differences” are those differences that will determine taxable income in the future whereas “temporary deductible differences” are those that will determine deductible amounts in the future.

Deferred tax liabilities are calculated by applying the rates set by the current laws to the temporary taxable differences for which there is the possibility of an actual payment of tax and to the temporary deductible differences whose recovery is reasonably certain. Deferred tax assets and liabilities related to the same tax and due in the same period are compensated.

In the years in which temporary deductible differences are higher than temporary taxable differences, the deferred tax assets are recorded among “Deferred tax assets” in the balance sheet assets. On the other hand, in the years where taxable temporary differences are greater than deductible temporary differences, the related deferred taxes are included under balance sheet liabilities among deferred tax liabilities.

If deferred tax assets and liabilities refer to items affecting the Statement of Income, the counterbalance is represented by income taxes.

If deferred tax assets and liabilities refer to transactions recorded in the shareholders’ equity directly without influencing the Statement of Income (such as adjustments for the first-time application of IAS/IFRS, valuations of the available-for-sale financial instruments or of the derivative contracts hedging financial flows) they are entered as counterbalance to the shareholders’ equity, involving the specific reserves when applicable (e.g. valuation reserves). On the other hand, deferred tax assets and liabilities referring to adjustments for the first-time application of IAS/IFRS, which will be reallocated into the statement of income upon settlement or valuation of underlying assets/liabilities, are transferred to IAS/IFRS in the transition year among deferred tax assets and liabilities with a counterbalance in the statement of income. This transfer is not counterbalanced in the Bank’s statement of income.

Deferred taxation on equity reserves that will become taxable “however used” is charged against shareholders’ equity. Deferred taxation relating to revaluations arising on conversion to the euro, credited directly to a specific reserve named “Reserve pursuant to article 21 of D.Lgs. no. 213/98,” which qualify for deferred taxation, is charged directly against this reserve.

Deferred taxation on equity reserves that will become taxable “only if distributed” is not recorded in the financial statements, considering the unavailability of the shareholders’ equity components that comprise these items and because the conditions for taxation are not likely to occur.

Deferred taxation referring to the companies included in the tax consolidation is registered in the financial statements of the companies themselves, in application of the accrual concept and considering that the tax consolidation is limited to the settlement of the current tax positions.

12 - Provisions for risks and charges

Provisions for risks and charges are liabilities with an uncertain amount or expiry. They are recorded in the financial statements if:

•     a current (legal or implicit) obligation exists owing to a past event;

•     it is likely that financial resources will be used to fulfill the obligation;

•     it is possible to make an estimate of the likely future cash outflow.

The sub-caption “post-retirement benefit obligations” includes provisions booked according to IAS 19 “Employee Benefits” to balance the technical deficit of the supplementary defined pension benefit plan.

The actuarial value of the Bank’s commitments is calculated by an external actuary using the Projected Unit Credit Method.

For employee provisions, this method, which falls within the scope of general techniques relating to so-called “accrued benefits,” takes into account each period of service by the employee with the company as an additional unit of benefit entitlement. Hence, the actuarial liability must be quantified exclusively on the basis of the employee’s length of service as at the date of measurement. The overall liability is therefore usually recalculated based on the ratio of total years of service matured as at the date of measurement to the total number of years of service accrued at the time the benefit will be paid. Furthermore, the above method takes into account any future salary increases due for any reason (inflation, seniority and promotion, contract renewal, etc.), up until the time the employment relationship is terminated. With regard to employee pension commitments, the above corrective measures are not applied as the commitment is fully matured.

The discount rate used for the evaluations is based on the market rate of zero coupon bonds, considered most representative of market performance, taking into account the expected future cash outflows of the pension fund.

The current year accrual to the statement of income is equal to the sum of the annual interest matured on the average present value of pension benefits at the beginning of the year and the average present value of services rendered by the employees in service during the year, net of the yield expected in the year on the pension fund assets invested.

To this end, the discount rate used to calculate the interest on the average present value of pension benefits is the discount rate of benefits forecast at the beginning of the year, and the rate used to calculate the yield expected on the pension fund assets is the yield rate of pension fund investments forecast at the beginning of the year.

More specifically, the Bank’s commitment is calculated as the algebraic sum of the following values:

•                    average present value of pension benefits. As illustrated above, only the years of service already accrued are taken into account for employees in service, also considering future salary increases;

•                    the current value of the assets of the pension fund.

Resulting actuarial gains and losses are stated in a specific valuation reserve balancing the specific asset or liability.

As required by IAS 19, as amended by EC Regulation no. 1910/2005 of November 8, 2005, in the case of defined benefit plans that spread risks between the various entities under joint control, the information reported in the Explanatory Notes, as required by section 120

A of IAS 19, refers to the plans taken on a collective basis.

“Other funds” include provisions made to cover estimated losses on legal disputes, including revocation lawsuits, sums paid in connection with the renegotiation of subsidized home mortgage loans (Law no. 133/99 and that dictated by Budget Law 2001 and other regional laws), the estimated amounts payable in relation to customer disputes in respect of dealing activities in securities, other sums payable in connection with legal or implicit obligations existing at the end of the financial year, including accruals for incentive voluntary redundancy payments, other welfare and social contributions.

Where the liability crystallizes after a significant period of time, the Bank calculates the amount of the provision and of the accruals based on the present value of the sums that will eventually be paid out in respect of such liability. The discount rate used is gross of taxes and is such that it reflects current market valuations of the present value of currencies and the specific risks associated with the liability.

If the accruals are discounted to present value, the amount of the provisions included in the financial statements increases in each financial year to reflect the passage of time. This increase is recorded in the statement of income under caption 160.

“Other funds” include provisions to set up the reserve necessary to pay out seniority bonuses to employees that become payable at the terms set forth under company by-laws. These provisions have also been accrued on the basis of an independent actuary by adopting the methods recommended by IAS 19 dealt with earlier. Actuarial profits and losses are entered in the financial statements as a counterbalance of the statement of income, as the other options envisaged by IAS 19 cannot be applied.

The provisions made are re-examined at each balance sheet date and adjusted to reflect the best current estimates. When it looks unlikely that resources will be needed to produce economic benefits to meet the obligation, the accrual is reversed.

The caption ‘provisions for risks and charges’ does not include however the writedowns owing to the deterioration of guarantees given, the derivative contracts assimilated to the former according to international accounting standards. These writedowns are included under ‘Other liabilities’.

Termination Indemnities

The liability relating to staff termination indemnities is shown in the financial statements based on its actuarial value, the latter being the quantifiable benefit due to employees according to a defined benefit plan.

Again in this case, the present value of the Bank’s commitments is calculated by an external expert using the Projected Unit Credit Method, illustrated above.

The annual discount rate adopted for the calculations is assumed to be equal to the market rate at the end of the period as regards zero coupon bonds, deemed most representative of market performance, with the average remaining life of the liability taken into consideration.

The amount of termination indemnities accrued in the year and charged to the statement of income under personnel costs is equal to the sum of the average present value of entitlements matured by current employees in the year, and the annual interest accrued on the present value of the Bank’s commitments at the beginning of the year, calculated using the discount rate applied to expected future payments to estimate the liability at the end of the previous financial year.

Resulting actuarial gains or losses are stated in a special reserve balancing the reduction or addition to the balance sheet liability recorded.

13 - Debts and securities issued

Loans to banks and to customers include all the technical forms of funding among banks and with customers (deposits, current accounts, loans). These encompass operating debts, including those related to finance lease contracts.

Securities issued, both listed and unlisted, including investment certificates and certificates of deposits, are shown in the financial statements net of any repurchased portions.

Debts and securities issued are entered in the financial statements at the fair value of the liabilities, usually corresponding to the amounts collected or the issuing price of the securities, adjusted to take into account the charge/income directly attributable to the liabilities.

Debts and securities issued, except for repayable on demand and short-term customer deposits, are valued at amortized cost using the effective interest rate method.

The difference between the cost incurred to repurchase the securities issued and their respective book value is recorded in the statement of income. The sale of any repurchased securities is, from the point of view of the accounting procedures, like a new placing and therefore gives rise to a change in the average book value of the related liabilities.

14 - Financial liabilities held for trading

Financial liabilities held for trading include the negative results of the valuations of dealing derivatives and liabilities referring to technical losses on securities.

15 - Financial liabilities designated as at fair value

As already mentioned, the Bank resolved not to designate financial liabilities at fair value.

16 - Currency transactions

Foreign currency transactions are recorded in euros, applying the exchange rate applicable as at the date of the transaction.

Monetary items are translated at the exchange rate applicable as at the end of the period. Non-monetary items that are not hedged against the exchange rate risk and which are not measured at fair value are translated at the rate applicable as at the date when they are first included in the financial statements.

Exchange differences arising on the settlement of monetary and non-monetary items are recorded in the statement of income.

The exchange differences arising on the translation of monetary items using rates that differ from those applied when the transaction was initially recorded or those applicable as at end of the previous are recorded in the statement of income.

The exchange differences arising on the translation of non-monetary items at rates that differ from those used when the transaction was originally booked in the records, if applicable based on the above-mentioned principle, are recorded in the financial statements as follows:

•                    in the statement of income if the non-monetary items are hedged against exchange rate risk, as regards the effective portion of the hedge;

•                    otherwise, either in the statement of income or in the balance sheet under shareholders’ equity if the non-monetary items are designated as at fair value, based on the principles for recording the related changes in fair value in the financial statements.

17 - Other information

Valuation reserves

Valuation reserves are composed of the valuation reserves of available-for-sale financial assets, derivative contracts hedging financial flows, reserves created for the recording of actuarial profits and losses on specific benefit plans and revaluation reserves set up in previous years in application of special laws and not allocated to other components of the Bank’s shareholders’ equity in previous years, net of the related deferred taxation. This caption includes also the fair value revaluations of tangible assets as a replacement of the cost, always net of the related deferred taxation, carried out during the first-time application of IAS/IFRS.

Own shares

Own shares purchased are entered in the financial statements as a negative component of the Bank’s shareholders’ equity and therefore they are not evaluated.

In the event that they are sold on the market, any difference between the purchase cost and the selling price is recorded under shareholders’ equity.

Accruals, Prepayments and Deferrals

Accruals, prepayments and deferrals for the year which include income and charges for the period, matured on assets and liabilities, are shown in the financial statements as an increase or decrease of the assets and liabilities they relate to.

Stock option plans

For stock option plans in favor of employees deliberated from 7 November 2002 whose amount is represented by shares issued by the Bank, the accounting method applied is that indicated by IFRS 2 concerning payments based on shares.

According to this accounting method, the options granted are valued at the fair value prevailing at the grant date, which coincides with the date the plan is approved by the competent bodies. Such fair value represents a component of personnel costs allocated over the accrual period of the rights assigned, entered as a counterbalance to an unavailable component of the shareholders’ equity.

The fair value of the options is calculated on the basis of a valuation model that takes into account not only the exercise price but also the volatility of the stock price of the options, the expected dividend yield and the risk-free interest rate at grant date.

In the event that the options are not exercised owing to the non-occurrence of certain conditions, not dependent on market trends, the cumulative cost included in the financial statements in respect of the stock option plans is reversed in the statement of income, the corresponding entry being in shareholders’ equity under a specific reserve not available for distribution.

If the stock options are exercised, the cumulative cost stated in the specific reserve of shareholders’ equity is charged as an addition to share premiums.

Failure to exercise the stock option rights due to market conditions does not give rise to a reversal of the cumulative cost, but the equity amount recorded as the corresponding entry to personnel costs in the period over which the plan matures becomes available for distribution.

Revenue and cost recognition

Revenue arising from the sale of goods or rendering of services is included in the financial statements using the fair value of the sale proceeds received, as long as the following conditions are met:

•                    the Bank has transferred to the purchaser all the risks and rewards of the ownership of the goods;

•                    the value of sale proceeds can be reliably assessed;

•                    it is likely that economic benefits will accrue to the Bank.

Revenue is entered in the financial statements according to the accrual concept. More in detail:

•                    interest is accounted for on an accrual basis which takes into account the effective interest earned;

•                    default or late payment interest are accounted for at the time they are received;

•                    dividends are recorded when the right to receive the payment matures and therefore at the time when the distribution is resolved upon.

As regards the trading activity in financial instruments, the difference between the fair value of the instruments and the amount paid or received is recorded in the statement of income where the fair value can be reliably assessed, a valuation model based on market parameters is used, and prices applied to recent transactions in the same market where the instrument is traded can be verified. If these conditions do not exist, the estimated difference is recorded in the financial statements on a straight-line basis over the duration of the operations.

Revenue and costs are recorded in the statement of income for the periods to which they relate. If the above matching can only be done generally or indirectly, then the costs are allocated to more than one accounting period according to rational procedures and on a systematic basis. Those costs that cannot be matched with the related revenues are immediately charged to the statement of income.

Part A.3 - Fair Value of Financial Instruments

Fair value is the value at which an asset can be traded, or a liability extinguished, in a free trade between parties with equal contractual power.

The fair value of financial instruments listed on active markets coincides with the active market price. With regard to the identification of the active market, the Bank approved specific rules and procedures aimed at setting the prices and assessing the reliability of the prices acquired. The market price, considered representative of fair value, for assets owned by the Bank is taken at the bid price, whilst for assets to be acquired, the market price is taken at the asking price. If the bid and asking prices are not available, current fair value is evaluated at the price of the last transaction made. Where financial assets and liabilities are matched in terms of market risk, reference is made to average market prices in order to establish their fair value.

Financial assets with more than one listing price on distinct active markets are designated at the price the Bank deems most favorable.

If no market price exists for a financial instrument in its entirety, but only for its components, the fair value is calculated on the basis of the relevant market prices of the components.

For a considerable portion of the assets and liabilities held or issued by SAN PAOLO IMI, market prices are not available. In these cases, appropriate measurement techniques were employed which involved the net present value of future cash flows, using parameters based on the market conditions prevailing at the date of the financial statements.

Since the measurement results may be significantly influenced by the assumptions made, mainly as concerns the timing of future cash flows, the discount rates used, the credit risk estimate methods employed and the fair value estimated would not necessarily be realized if the financial instruments were sold immediately.

In determining the fair value of the financial instruments reported in the tables of the Explanatory Notes - Part B, where required by Bank of Italy Circular no. 262 of December 22, 2005 and summarized in the statement given in the appendix to Part B, the following methods and key assumptions have been adopted:

•                    for debt securities owned by the Bank, regardless of the classifications in categories included in IAS 39, the Bank has adopted a specific procedure for determining the situations in which a new active market can be defined, based on the analysis of trading volumes, the range of prices and on the number of listings on the market. When no active market is found, comparable situations are to be identified with the same financial characteristics of the instrument or, as a last resort, cash flows are actualized that include all factors that could have an impact of the value of the instrument (e.g. credit risk, volatility and illiquidity);

•                    for financial (asset and liability) captions with a residual term equal to or less than 18 months, fair value was reasonably assumed to equal carrying value;

•                    for loans and deposits on demand, the maturity date of contractual obligations was assumed to be immediate and to coincide with the date of the financial statements; hence fair value was taken at the carrying value;

•                    for medium-long term loans to customers, fair value was measured using internally defined measurement techniques involving the time discounting of residual contractual flows at current interest rates, adjusted to take into account the credit rating of each individual borrower (or the probability of default resulting from the rating) and loss given default;

•                    for impaired assets, fair value was taken at book value;

•                    for medium-long term liabilities, consisting of unsecured securities or deposits, fair value was measured by time discounting contractual flows at rates which the Bank, at the time of measurement, could apply on the reference market at the date of the financial statements for similar deposits; in case of tier 1 subordinated loans, the virtual impossibility of an anticipated repurchase/reimbursement and the existence of potential clauses/options in favor of the issuer were taken into account;

•                    for medium-long term debt and structured securities issued, hedged for variations in fair value, the book value, already adjusted for the effects of the fair value hedging attributable to the risk covered, was taken as an approximation of the fair value, assuming that no significant changes occurred in the issuer’s credit spread in comparison with the origination and that no other particular and significant risk element exists which may have an impact on the fair value.

The parameters used and the methods adopted may differ among the various financial institutions, which, in case of a change in the assumption, generates results that are significantly different. The IAS/IFRS exclude some financial instruments (e.g. deposits on demand) and non-financial instruments (e.g. goodwill, tangible assets, equity shareholdings, etc.) and therefore the overall fair value cannot be taken as an estimate of the Bank’s economic value.

Part B – Information on the Parent Bank balance sheet – Assets

PART B – INFORMATION ON THE BALANCE SHEET

ASSETS

SECTION 1 - CASH AND CASH EQUIVALENTS - CAPTION 10

1.1	Cash and cash equivalents: break-down	(€/mil)

	Total	Total
	30/06/2006	31/12/2005
a) Cash	388	458
b) Demand deposits at central banks	38	57
Total	426	515

SECTION 2 - FINANCIAL ASSETS HELD FOR TRADING – Caption 20

2.1	Financial assets held for trading: break-down by type	(€/mil)

			Total as at 30/06/2006		Total as at 31/12/2005
Caption/Value			Listed	Unlisted	Listed	Unlisted
A.	Cash assets
1	Debt securities		1,271	597	1,077	782
	1.1	Structured securities	—	—	—	2
	1.2	Other debt securities	1,271	597	1,077	780
2	Equities		—	—	285	—
3	OICR shares		201	—	201	—
4	Financing		—	—	—	—
5	Impaired assets		—	—	—	—
6	Assets sold and not cancelled		1,437	—	1,550	—
Total A			2,909	597	3,113	782
B.	Derivative instruments
1	Financial derivatives		—	916	—	1,262
	1.1	held for trading	—	743	—	1,099
	1.2	connected with the fair value option	—	3	—	2
	1.3	other	—	170	—	161
2	Credit derivatives		—	2	—	8
	2.1	held for trading	—	2	—	7
	2.2	connected with the fair value option	—	—	—	—
	2.3	other	—	—	—	1
Total B			—	918	—	1,270
Total (A + B)			2,909	1,515	3,113	2,052

Financial assets sold and not cancelled are entirely represented by debt securities sold through reverse repurchase agreements.

2.2	Financial assets held for trading: break-down by debtor/issuer	(€/mil)

Caption/Value			Total as at 30/06/2006	Total as at 31/12/2005
A.	Cash assets
1	Debt securities		1,868	1,859
	a)	Governments and central banks	320	360
	b)	Other public entities	52	49
	c)	Banks	1,311	1,263
	d)	Other issuers	185	187
2	Equities		—	285
	a)	Banks	—	—
	b)	Other issuers	—	285
		- insurance companies	—	—
		- financial institutions	—	—
		- non-financial companies	—	285
		- other	—	—
3	OICR shares		201	201
4	Financing		—	—
	a)	Governments and central banks	—	—
	b)	Other public entities	—	—
	c)	Banks	—	—
	d)	Other entities	—	—
5	Impaired assets		—	—
	a)	Governments and central banks	—	—
	b)	Other public entities	—	—
	c)	Banks	—	—
	d)	Other entities	—	—
6	Assets sold and not cancelled		1,437	1,550
	a)	Governments and central banks	1,437	1,550
	b)	Other public entities	—	—
	c)	Banks	—	—
	d)	Other issuers	—	—
Total A			3,506	3,895
B.	Derivative instruments
	a)	Banks	530	1,010
	b)	Customers	388	260
Total B			918	1,270
Total (A + B)			4,424	5,165

2.3 Financial assets held for trading: derivative instruments	(€/mil)

			Interest	Currency				Total	Total
Type of derivative/Underlying asset			rates	and gold	Equities	Loans	Other	30/06/2006	31/12/2005
A.	Listed derivatives
	1)	Financial derivatives:	—	—	—	—	—	—	—
	-	with underlying asset exchange	—	—	—	—	—	—	—
		- purchased options	—	—	—	—	—	—	—
		- other derivatives	—	—	—	—	—	—	—
	-	without underlying asset exchange	—	—	—	—	—	—	—
		- purchased options	—	—	—	—	—	—	—
		- other derivatives	—	—	—	—	—	—	—
	2)	Credit derivatives:	—	—	—	—	—	—	—
	-	with underlying asset exchange	—	—	—	—	—	—	—
	-	without underlying asset exchange	—	—	—	—	—	—	—
Total A			—	—	—	—	—	—	—
B.	Unlisted derivatives
	1)	Financial derivatives:	544	177	194	—	1	916	1,262
	-	with underlying asset exchange	—	176	—	—	—	176	293
		- purchased options	—	80	—	—	—	80	73
		- other derivatives	—	96	—	—	—	96	220
	-	without underlying asset exchange	544	1	194	—	1	740	969
		- purchased options	7	1	194	—	—	202	193
		- other derivatives	537	—	—	—	1	538	776
	2)	Credit derivatives:	—	—	—	2	—	2	8
	-	with underlying asset exchange	—	—	—	2	—	2	3
	-	without underlying asset exchange	—	—	—	—	—	—	5
Total B			544	177	194	2	1	918	1,270
Total (A + B)			544	177	194	2	1	918	1,270

SECTION 3 - FINANCIAL ASSETS DESIGNATED AS AT FAIR VALUE – Caption 30

3.1 Financial assets designated as at fair value: break-down by type	(€/mil)

		Total as at 30/06/2006		Total as at 31/12/2005
Caption / Value		Listed	Unlisted	Listed	Unlisted
1	Debt securities	40	512	7	754
	1.1 Structured securities	—	7	—	13
	1.2 Other debt securities	40	505	7	741
2	Equities	—	—	—	—
3	OICR shares	—	—	—	—
4	Financing	—	—	—	—
	4.1 Structured	—	—	—	—
	4.2 Other	—	—	—	—
5	Impaired assets	—	—	—	—
6	Assets sold and not cancelled	—	346	—	251
Total		40	858	7	1,005
Cost		41	892	7	1,000

In line also with IASB, the Bank classified in this category only debt securities with embedded derivatives or debt securities subject to financial hedging.

Financial assets sold and not cancelled are entirely represented by debt securities sold through reverse repurchase agreements.

3.2 Financial assets designated as at fair value: break-down by debtor/issuer	(€/mil)

			Total as at	Total
Caption / Value			30/06/2006	31/12/2005
1	Debt securities		552	761
	a)	Governments and central banks	—	—
	b)	Other public entities	—	—
	c)	Banks	479	671
	d)	Other issuers	73	90
2	Equities		—	—
	a)	Banks	—	—
	b)	Other issuers	—	—
		- insurance companies	—	—
		- financial institutions	—	—
		- non-financial companies	—	—
		- other	—	—
3	OICR shares		—	—
4	Financing		—	—
	a)	Governments and central banks	—	—
	b)	Other public entities	—	—
	c)	Banks	—	—
	d)	Other entities	—	—
5	Impaired assets		—	—
	a)	Governments and central banks	—	—
	b)	Other public entities	—	—
	c)	Banks	—	—
	d)	Other entities	—	—
6	Assets sold and not cancelled		346	251
	a)	Governments and central banks	—	—
	b)	Other public entities	—	—
	c)	Banks	346	251
	d)	Other entities	—	—
Total			898	1,012

SECTION 4 - AVAILABLE-FOR-SALE FINANCIAL ASSETS – Caption 40

4.1 Available-for-sale financial assets: break-down by type	(€/mil)

		Total as at 30/06/2006		Total as at 31/12/2005
Caption / Value		Listed	Unlisted	Listed	Unlisted
1	Debt securities	363	189	518	209
	1,1 Structured securities	—	—	—	—
	1,2 Other debt securities	363	189	518	209
2	Equities	113	1,029	686	861
	2,1 Designated as at fair value	113	831	685	665
	2,2 Valued at cost	—	198	1	196
3	OICR shares	—	—	—	—
4	Financing	—	10	—	10
5	Impaired assets	—	—	—	—
6	Assets sold and not cancelled	96	—	32	39
Total		572	1,228	1,236	1,119

Certain unlisted equities, the fair value of which cannot be reliably established or verified, also taking into account the importance of the range of values obtainable from the valuation models generally adopted by the market, are stated in the financial statements at cost, as adjusted for any impairment losses verified.

Financial assets sold and not cancelled are entirely represented by debt securities sold through reverse repurchase agreements. At the balance sheet date there were no available-for-sale financial assets subject to hedging.

4.2 Available-for-sale financial assets: break-down by debtor/issuer	(€/mil)

			Total	Total
Caption / Value			30/06/2006	31/12/2005
1	Debt securities		552	726
	a)	Governments and central banks	285	396
	b)	Other public entities	84	75
	c)	Banks	40	50
	d)	Other issuers	143	205
2	Equities		1,142	1,548
	a)	Banks	533	1,091
	b)	Other issuers	609	457
		- insurance companies	44	41
		- financial institutions	402	268
		- non-financial companies	163	148
		- other	—	—
3	OICR shares		—	—
4	Financing		10	10
	a)	Governments and central banks	—	—
	b)	Other public entities	—	—
	c)	Banks	10	10
	d)	Other entities	—	—
5	Impaired assets		—	—
	a)	Governments and central banks	—	—
	b)	Other public entities	—	—
	c)	Banks	—	—
	d)	Other entities	—	—
6	Assets sold and not cancelled		96	71
	a)	Governments and central banks	72	32
	b)	Other public entities	—	—
	c)	Banks	—	—
	d)	Other entities	24	39
Total			1,800	2,355

SECTION 5 – FINANCIAL ASSETS HELD TO MATURITY – Caption 50

5.1 Financial assets held to maturity: break-down by type	(€/mil)

			Total		Total
			30/06/2006		31/12/2005
Type			Book	Fair	Book	Fair
of transaction/Value			Value	value	Value	value
1	Debt securities		603	603	546	546
	1.1	Structured securities	—	—	—	—
	1.2	Other debt securities	603	603	546	546
2	Financing		—	—	—	—
3	Impaired assets		—	—	—	—
4	Assets sold and not cancelled		1,589	1,586	1,766	1,764
Total			2,192	2,189	2,312	2,310

5.2 Financial assets held to maturity: break-down by debtor/issuer	(€/mil)

			Total	Total
Type of transaction/Value			30/06/2006	12/31/2005
1	Debt securities		603	546
	a)	Governments and central banks	590	528
	b)	Other public entities	13	18
	c)	Banks	—	—
	d)	Other issuers	—	—
2	Financing		—	—
	a)	Governments and central banks	—	—
	b)	Other public entities	—	—
	c)	Banks	—	—
	d)	Other entities	—	—
3	Impaired assets		—	—
	a)	Governments and central banks	—	—
	b)	Other public entities	—	—
	c)	Banks	—	—
	d)	Other entities	—	—
4	Assets sold and not cancelled		1,589	1,766
	a)	Governments and central banks	1,589	1,766
	b)	Other public entities	—	—
	c)	Banks	—	—
	d)	Other entities	—	—
Total			2,192	2,312

Financial assets sold and not cancelled are entirely represented by debt securities sold through reverse repurchase agreements.

At the balance sheet date there were no financial assets held to maturity subject to hedging due to exchange rate risk and credit risk.

SECTION 6 – DUE FROM BANKS – Caption 60

6.1	Due from banks: break-down by type	(€/mil)

			Total	Total
Type of transaction/Value			30/06/2006	12/31/2005
A.	Due from central banks		34	68
1	Tied deposits		27	33
2	Compulsory reserve		7	35
3	Repurchase agreements		—	—
4	Other		—	—
B.	Due from banks		47,914	44,507
1	Current accounts and demand deposits		4,742	2,006
2	Tied deposits		28,292	27,881
3	Other financing:		10,256	10,360
	3.1	Repurchase agreements	8,639	8,642
	3.2	Financial leases	—	—
	3.3	Other	1,617	1,718
4	Debt securities		3,146	2,714
	4.1	Structured securities	—	—
	4.2	Other debt securities	3,146	2,714
5	Impaired assets		—	—
6	Assets sold and not cancelled		1,478	1,546
Total (book value)			47,948	44,575
Total (fair value)			47,936	44,553

Financial assets sold and not cancelled are entirely represented by debt securities sold through reverse repurchase agreements.

For the criteria for determining the fair value, see Part A - Accounting policies.

There are no amounts due to banks subject to macro- or micro-hedging and no financial leasing operations in place with banks.

SECTION 7 – LOANS TO CUSTOMERS – Caption 70

7.1	Loans to customers: break-down by type	(€/mil)

			Total	Total
Type of transaction/Value			30/06/2006	12/31/2005
1	Current accounts		10,170	7,762
2	Repurchase agreements		2,808	1,019
3	Mortgages		32,608	31,534
4	Credit cards, personal loans, loans on salary		1,095	939
5	Financial leases		—	—
6	Factoring		333	304
7	Other transactions		26,544	24,370
8	Debt securities		955	195
	8.1	Structured securities	—	—
	8.2	Other debt securities	955	195
9	Impaired assets		975	1,109
10	Assets sold and not cancelled		—	—
Total (book value)			75,488	67,232
Total (fair value)			76,112	68,201

The Bank has no financial leasing operations in place with customers.

With regard to the criteria for determining the fair value, see Part A – Accounting policies.

7.2	Loans to customers: break-down by debtor/issuer	(€/mil)

			Total	Total
Type of transaction/Value			30/06/2006	12/31/2005
1	Debt securities:		955	195
	a)	Governments	—	—
	b)	Other public entities	—	—
	c)	Other issuers	955	195
		- non-financial companies	4	5
		- financial companies	951	190
		- insurance companies	—	—
		- other	—	—
2	Financing to:		73,558	65,928
	a)	Governments	196	282
	b)	Other public entities	1,735	450
	c)	Other entities	71,627	65,196
		- non-financial companies	39,535	36,565
		- financial companies	15,144	12,377
		- insurance companies	880	803
		- other	16,068	15,451
3	Impaired assets:		975	1,109
	a)	Governments	—	—
	b)	Other public entities	—	1
	c)	Other entities	975	1,108
		- non-financial companies	753	850
		- financial companies	5	12
		- insurance companies	—	—
		- other	217	246
4	Assets sold and not cancelled:		—	—
	a)	Governments	—	—
	b)	Other public entities	—	—
	c)	Other entities	—	—
		- non-financial companies	—	—
		- financial companies	—	—
		- insurance companies	—	—
		- other	—	—
Total			75,488	67,232

7.3	Loans to customers: assets subject to specific hedging	(€/mil)

	Total	Total
Type of transaction/Value	30/06/2006	12/31/2005
1 Loans subject to fair value hedging:	3,345	3,226
a) interest rate risk	3,345	3,226
b) exchange rate risk	—	—
c) lending risk	—	—
d) other risks	—	—
2 Loans subject to financial flow hedging:	70	89
a) interest rate	70	89
b) exchange rate	—	—
c) other	—	—
Total	3,415	3,315

The Bank has no financial leasing operations in place with customers.

SECTION 8 – HEDGING DERIVATIVES – Caption 80

8.1	Hedging derivatives: break-down by type of contract and underlying asset	(€/mil)

			Interest	Currency				Total
Type of derivative/Underlying asset			rates	and gold	Equities	Loans	Other	30/06/2006
A.	Listed derivatives
	1)	Financial derivatives:	—	—	—	—	—	—
	•	with underlying asset exchange	—	—	—	—	—	—
		- purchased options	—	—	—	—	—	—
		- other derivatives	—	—	—	—	—	—
	•	without underlying asset exchange	—	—	—	—	—	—
		- purchased options	—	—	—	—	—	—
		- other derivatives	—	—	—	—	—	—
	2)	Credit derivatives:	—	—	—	—	—	—
	•	with underlying asset exchange	—	—	—	—	—	—
	•	without underlying asset exchange	—	—	—	—	—	—
Total A			—	—	—	—	—	—
B.	Unlisted derivatives
	1)	Financial derivatives:	624	4	—	—	—	628
	•	with underlying asset exchange	—	4	—	—	—	4
		- purchased options	—	—	—	—	—	—
		- other derivatives		4				4
	•	without underlying asset exchange	624	—	—	—	—	624
		- purchased options	11	—	—	—	—	11
		- other derivatives	613	—	—	—	—	613
	2)	Credit derivatives:	—	—	—	—	—	—
	•	with underlying asset exchange	—	—	—	—	—	—
	•	without underlying asset exchange	—	—	—	—	—	—
Total B			624	4	—	—	—	628
Total (A + B) 30/06/2006			624	4	—	—	—	628
Total (A + B) 31/12/05			805	4	—	—	—	809

8.2	Hedging derivatives: break-down by hedged portfolio and type of hedging	(€/mil)

	Fair Value						Cash flows
	Specific
	Interest	Exchange	Credit		Other
Transaction/Hedging type	rate risk	Risk	Risk	Price risk	risks	Generic	Specific	Generic
1 Available-for-sale financial assets	—	—	—	—	—	X	—	X
2 Loans	41	—	—	X	—	X	—	X
3 Financial assets held to maturity	X	—	—	X	—	X	—	X
4 Portfolio	X	X	X	X	X	—	X	—
Total assets	41	—	—	—	—	—	—	—
1 Financial liabilities	578	—	—	X	4	X	2	X
2 Portfolio	X	X	X	X	X	3	X	—
Total liabilities	578	—	—	—	4	3	2	—

The fair value of generic hedging derivatives can be attributed to the macrohedge relationship on core deposit.

SECTION 9 – FAIR VALUE CHANGES OF GENERICALLY HEDGED FINANCIAL ASSETS – Caption 90

At 30 June 2006 the Bank had no assets subject to macro-hedging.

SECTION 10 – EQUITY SHAREHOLDINGS - CAPTION 100

10.1 Investments in subsidiaries, companies subject to joint control or significant influence: information on investments

Name		Registered office	% Shareholding	Voting rights %
A.	Exclusive subsidiaries
	Banca d’Intermediazione Mobiliare I.M.I. S.p.A.	Milan	100.00
	Banca Italo Albanese SH.A.	Albania	80.00
	Banca OPI S.p.A.	Rome	100.00
	Banka Koper D.D.	Slovenia	63.94
	BN Finrete S.p.A. in liquidation	Naples	99.00
	Cardine Suisse S.A. in liquidation	Switzerland	100.00
	Cassa di Risparmio di Padova e Rovigo S.p.A.	Padua	100.00
	Cassa di Risparmio di Venezia S.p.A.	Venice	100.00
	Cassa di Risparmio in Bologna S.p.A.	Bologna	100.00
	Cioccolato Feletti S.p.A. in liquidation	Pont Saint Martin (Aosta)	95.00	100	(a)
	Consorzio Studi e Ricerche Fiscali - Gruppo SANPAOLO IMI	Rome	55.00
	Cotonificio Bresciano Ottolini - C.B.O. S.r.l. in liquidation	Salò (Brescia)	97.58
	Eurizon Financial Group S.p.A. (former NEW Step S.p.A.)	Turin	100.00
	Farbanca S.p.A. (b)	Casalecchio di Reno (Bologna)	19.33
	Friulcassa S.p.A.	Gorizia	100.00
	GEST Line S.p.A. (c)	Naples	100.00
	IMI Investimenti S.p.A.	Turin	100.00
	Imifin S.p.A. in liquidation	Rome	100.00
	Immobiliare 21 S.r.l.	Milan	100.00
	ISC Euroservice GmbH in liquidation	Germany	80.00
	Neos Banca S.p.A. (formerly Finemiro Banca S.p.A.)	Bologna	99.49
	Sanpaolo U.S. Holding Co. in liquidation	United States of America	100.00
	Sanpaolo Banca dell’Adriatico S.p.A.	Pesaro	100.00
	Sanpaolo Banco di Napoli S.p.A.	Naples	100.00
	Sanpaolo Bank S.A.	Luxembourg	100.00
	Sanpaolo Fiduciaria S.p.A.	Milan	100.00
	Sanpaolo IMI Bank (International) S.A.	Madeira	100.00
	Sanpaolo IMI Bank Ireland Plc	Ireland	100.00
	Sanpaolo IMI Capital Company I.L.L.C. (c)	United States of America	4.31
	Sanpaolo IMI Insurance Broker S.p.A.	Bologna	100.00
	Sanpaolo IMI International S.A.	Luxembourg	100.00
	Sanpaolo IMI Internazionale S.p.A.	Padua	100.00
	Sanpaolo IMI Private Equity S.p.A.	Bologna	100.00
	Sanpaolo IMI U.S. Financial Co.	United States of America	100.00
	Sanpaolo Leasint S.p.A. - Società di Leasing Internazionale	Milan	100.00
	Sep - Servizi e Progetti S.p.A.	Turin	100.00
	Studi e Ricerche per il Mezzogiorno (d)	Naples	16.67
B.	Companies subject to joint control
	Allfunds Bank S.A.	Spain	50.00
	Cassa dei Risparmi di Forlì S.p.A.	Forlì	38.25
C.	Companies subject to significant influence
	Aeroporto di Napoli S.p.A. in liquidation	Naples	20.00
	Banque Palatine S.A. (ex Banque Sanpaolo S.A.)	France	37.31
	Cassa di Risparmio di Firenze S.p.A.	Florence	18.66
	Cbe Service S.p.r.l.	Belgium	31.70
	Centradia Group Limited in liquidation	United Kingdom	30.45
	Consorzio Bancario Sir S.p.A. in liquidation	Rome	32.84
	Cr Firenze Gestion Internationale S.A.	Luxembourg	20.00
	Liseuro S.p.A.	Udine	35.11
	SI Holding S.p.A.	Rome	30.01
	Società Gestione per il Realizzo S.p.A.	Rome	28.31

(a)             A further 5% share is held by Sanpaolo Fiduciaria S.p.A. by virtue of the appointment granted by a third party in its capacity as owner but in the interest of SANPAOLO IMI, which therefore provides voting indications during shareholders’ meetings. Please note that in August 2006 the remaining 5% of the company’s share capital was acquired.

(b)            Company included among significant shareholdings as it is subject to joint control.

(c)             Equity shareholding reclassified to assets held for sale (IFRS 5) on 30/6/06 for 70% (the share relative to the preliminary sale agreement with Riscossione S.p.A.).

(d)            The share refers to the total equity. The share of the ordinary capital owned is 100%.

(e)             Company included among significant shareholdings as the share that the Group holds is essentially a controlling one.

10.4 Commitments re. shareholdings in subsidiaries

The agreement entered into by the bank with the majority shareholders in Banka Koper D.D. aimed at the acquisition of a controlling holding in the company, provided that SANPAOLO IMI guarantee, in case the Public Offer launched on the entire capital of the company in March 2002 is successful, a put option on the shares owned by the relevant shareholders that had not contributed to the Public Offer; this right was extended to each shareholder who had contributed at least one share to the Public Offer. Each shareholder could exercise the put in the 30 days following 31 March, 30 June, 30 September and 31 December of each year starting from 30 days subsequent to 31 December 2002 and up to 30 days after 30 June 2006. The price was the Public Offer price increased by the interest calculated at the rate paid by Banka Koper for deposits to one year and one day in Slovenian Tolar for the period running from the last day of validity of the Public Offer to the day of exercise of the option, reduced by the dividends received on the shares that were the subject of the option; the operation led to the recording of about 85 million euro (33.23% of the share capital) under “Put options issued” in the Explanatory Notes, Part B – Other information and Part E.

On 21 July 2006 a new shareholders’ agreement voting pact was signed between the parties that in substance renews the agreements until 31 December 2011.

On 7 December 2005 SANPAOLO IMI signed a put and call agreement with the shareholder European Bank for Reconstruction for the acquisition of the remaining 20% of the share capital of Banca Italo Albanese, 80% of which was acquired subsequent to the fulfillment of the conditions provided for by the Share Purchase Agreement signed by SANPAOLO IMI, Capitalia, and the Ministry of Finance of the Republic of Albania on 7 December 2005. The signing of the put and call agreement, which may be exercised from December 2006 to January 2009, led to the recording of approximately 9 million euro under “put options issued” in the Part B - Other Information and Part E of the Explanatory Notes.

10.5 Commitments referred to equity shareholdings in companies subject to joint control

The purchase contract for shares in Cassa dei Risparmi di Forlì S.p.A., executed on 29 November 2000 between Fondazione CR Forlì (seller) and SANPAOLO IMI and Cassa di Risparmio di Firenze (purchasers), provides that the purchasers transfer to the Fondazione an option to sell a maximum number of ordinary shares representing 51.35% of the CR Forlì capital, exercisable in several tranches, at the unit price of 8.11 euro per share for the first two tranches and at a determined price with reference to the fair market value for the remaining tranches. The put option may be exercised by the Fondazione from 12 June 2002 and up to the 15th day before the expiry of the first period for the termination of the Shareholders’ Agreement entered into by the same parties (31 December 2008). On 12 May 2003 Fondazione CR Forlì exercised the option to purchase on the first tranche of 8,335,370 ordinary shares (representing 8.75% of share capital) at a price of 68 million euro for the SANPAOLO IMI quota; subsequently, on 15 November 2005 it exercised the option to purchase on the second tranche of 8,103,596 ordinary shares (representing 8.48% of capital) at a price of 66 million euro for the SANPAOLO IMI quota. After these acquisitions, the holding of SANPAOLO IMI went up to 38.25%. The option on the part of share capital still owned by Fondazione CR Forlì (21.29%) led to the recording of 82 million euro under “put options issued” in the Explanatory Notes Part B – Other information as well as in Part E.

10.6 Commitments referred to equity shareholdings in companies subject to significant influence

1 May 2005 saw the expiry of the Shareholders’ Agreement executed on 15 November 1999 between Cassa di Risparmio di Firenze, BNP Paribas and SANPAOLO IMI concerning the equity shareholding of the Cassa di Risparmio di Firenze. Subsequently, on 28 September, 2005 SANPAOLO IMI, in acknowledging the lengthy period in which the agreement had not been renewed, resolved to exercise its option to purchase ordinary shares in the Cassa di Risparmio di Firenze, held by the Ente, of 10.78% of capital. The exercise of the option, the validity of which was disputed by the Ente, provided for a price of 3 euro per share, which represented 1.5 times the “base value” of the Cassa di Risparmio di Firenze share, to be calculated in this case by taking into account the evaluation methods normally used for the sector.

Because of the dispute by the Ente, the arbitration process required by the agreement was initiated. The board of arbitrators was set up following the appointment of its chair by the Florence court, but has not yet released a decision. As the outcome of the call exercise and of the potential evolution of the dispute were still uncertain at the closing of the financial statements, no purchase commitment was recorded.

On 22 September 2005 SANPAOLO IMI, together with a pool of other banks, issued a “purchase offer” on some Si Holding shares held by shareholders other than the offerers, subject to certain conditions. This led to the recording of 35 million euro (representing the acquisition of around 23% of the share capital) among the commitments in Part B of the Explanatory Notes of the Financial Statements as at 31/12/05.

On 30/06/2006, subsequent to the purchase of Si Holding shares corresponding to approximately 19% of its share capital, the commitment was written down by 8 million euro (corresponding to the acquisition of approximately 5% of share capital). SANPAOLO IMI also signed a put option with the BPM Group on an additional 1.5% of the company’s share capital, which led to the recording of a commitment of approximately 2 million euro.

The key features of the commitments and of the existing options on equities currently included among available-for-sale financial assets are illustrated below:

•                    with regard to the agreement entered into on 16 July 2003 by SANPAOLO IMI with the Foundation shareholders of the Banca delle Marche S.p.A., which led to purchase of 7% of that credit company, SANPAOLO IMI acknowledged to the Foundations a put option on 8% of the Bank’s capital, that can be exercised by 31 December 2006. The unit price of exercising the put option will be the greater amount between: (i) 1.8 euro, increased by interest at the Euribor rate at a month (base 365) from the date of fulfillment of the contract to the date of exercise of the option, less the dividends received by the Foundations in the same period and (ii) 1.8 euro increased by any rise in shareholders’ equity per share of Banca delle Marche S.p.A. from 31 December 2002 to the date of exercise of the option on the basis of the last financial statements or half-year financial report, whichever is closer. The operation led to the recording of about 115 million euro under “Put options issued” in the Explanatory Notes, Part B – Other information and in Part E.

•                    with regard to the shareholders’ agreements valid up to 31 December 2006, which the parties may agree to extend, SANPAOLO IMI’s right of pre-emption was acknowledged on the purchase of residual shares that the Foundations may decide to sell, with the exception of limited situations, as well as the right of co-selling (at a price not less than the purchase price) if the preemption right is not exercised.

The derivative contracts illustrated above did not lead to any recording in the Financial Statements, considering that the exercise prices correspond to the fair value.

Other information on equity shareholdings

The information pursuant to clause 10 of the Law 72/83 is as follows:

(€/mil)

	6/30/2006	12/31/2005
Cost before revaluation	9,196	9,430
Law 72/83	43	43
Total revaluations	43	43
Gross book value	9,239	9,473

Trends in the Savings and Assurance Business Division

With the completion of operations to found New Step-currently Eurizon Financial Group S.p.A. (Eurizon)-in November 2005, and subsequent concentration in the new company of the insurance activities of Assicurazioni Internazionali di Previdenza S.p.A. and the asset gathering activities of Banca Fideuram S.p.A., the Board of Directors of the Parent Bank passed a resolution on 24 January 2006 to launch a further phase of development of the Savings and Assurance Business Division.

This phase entailed the concentration of asset management activity of Sanpaolo IMI Asset Management SGR S.p.A. and its subsidiaries (Sanpaolo IMI Alternative Investments SGR S.p.A. and Sanpaolo IMI Asset Management Luxembourg S.A.) in the Division.

Said concentration was completed through the sale of San Paolo IMI Asset Management by SANPAOLO IMI to Eurizon for 1.9 billion euro in June. Prior to this transaction, the Bank subscribed an increase in Eurizon’s share capital for the same amount (including the share premium).

Among the IAS/IFRS approved by the EU and those not yet approved, as well as among the Exposure Drafts approved by IASB, there is currently no reference legislation providing criteria for recording this operation in the financial statements. IFRS 3, concerning the regulation of business combinations, does not apply to operations among companies under common control, i.e. to the business combinations in which all the entities or participating company activities are controlled by the same party or parties both before and after the aggregation (such as in this case).

As there is no reference principle, IAS 1 requires that the company’s management define its own accounting standards so as to ensure the best reporting, considering the guidelines provided by the other IAS/IFRS for similar cases and the provisions of other bodies responsible for defining accounting standards.

Considering that the only substantial effect of this operation was the repositioning of the equity shareholding in Sanpaolo IMI Asset Management with Eurizon, which is also a fully-own subsidiary, when defining the accounting treatment to be applied, it was decided pursuant to IAS 1 that recording the sale in the financial statements at carrying value was the most appropriate representation since the operation did not involve realization.

From the point of view of taxes, the operation led to the realization of a capital gain of 1.8 billion euro, which, taking advantage of the participation exemption, was subject to a 9% tax rate for the total sum (159 million euro) with an IRES charge of 52 million euro. Deferred taxes were entered to offset the amount that the tax value of Eurizon shares exceeded their statutory value, with no net effect to the statement of income as at 30 June 2006.

SECTION 11 – TANGIBLE ASSETS – Caption 110

11.1	Tangible assets: break-down of assets valued at cost	(€/mil)

		Total	Total
Asset/Value		30/06/2006	12/31/2005
A.	Functional assets
	1.1 owned by the Bank	993	1,070
	a) land	490	500
	b) buildings	359	396
	c) fixtures and fittings	59	52
	d) electrical equipment	67	99
	e) other	18	23
	1.2 leased	34	37
	a) land	13	12
	b) buildings	16	15
	c) fixtures and fittings	—	—
	d) electrical equipment	5	10
	e) other	—	—
Total A		1,027	1,107
B.	Assets held as investments
	2.1 owned by the Bank	387	325
	a) land	191	154
	b) buildings	196	171
	2.2 leased	—	—
	a) land	—	—
	b) buildings	—	—
Total B		387	325
Total (A + B)		1,414	1,432

As highlighted in Part A – Accounting policies, the depreciation rates match the useful life of the assets.

Depreciation rate applied
Tangible assets	(range %)
Property
- Land	na
- Buildings	3.75%
Furniture and plant fixtures
- Fixtures and fittings	from 24% to 30%
- Electrical equipment	40%
- Others	from 30% to 60%

11.2 Tangible assets: break-down of assets designated as at fair value or revaluated

As at 30 June 2006 there are no tangible assets designated as at fair value or revaluated.

11.3	Tangible assets: annual changes	(€/mil)

				Fixtures	Electrical
		Land	Buildings	and fittings	equipment	Other	Total
A.	Gross opening balance	512	1,081	324	926	411	3,254
	A.1 Total net decreases in value		670	272	817	388	2,147
A.2	Net opening balance	512	411	52	109	23	1,107
B.	Increases	7	6	12	9	5	39
	B.1 Purchase	7	1	7	8	5	28
	B.2 Capitalized improvement expenses	—	5	—	—	—	5
	B.3 Write-backs	—	—	—	—	—	—
	B.4 Positive fair value changes charged to:	—	—	—	—	—	—
	a) net shareholders’ equity	—	—	—	—	—	—
	b) statement of income	—	—	—	—	—	—
	B.5 Positive exchange differences	—	—	—	—	—	—
	B.6 Transfers from assets held for investment	—	—	—	—	—	—
	B.7 Other changes	—	—	5	1		6
C.	Decreases	16	42	5	46	10	119
	C.1 Sale						—
	C.2 Amortization	—	19	5	39	10	73
	C.3 Value adjustments due to impairment charged to:	—	—	—	—	—	—
	a) net shareholders’ equity	—	—	—	—	—	—
	b) statement of income	—	—	—	7	—	7
	C.4 Negative fair value changes charged to:	—	—	—	—	—	—
	a) net shareholders’ equity	—	—	—	—	—	—
	b) statement of income	—	—	—	—	—	—
	C.5 Negative exchange differences	—	—	—	—	—	—
	C.6 Transfer to:	—	—	—	—	—	—
	a) tangible assets held for investment	15	22	—	—	—	37
	b) discontinued operations	1	1	—	—	—	2
	C.7 Other changes	—	—	—	—	—	—
D.	Net closing balance	503	375	59	72	18	1,027
	D.1 Total net decreases in value	—	671	290	869	411	2,241
D.2	Gross closing balance	503	1,046	349	941	429	3,268
E.	Valued at cost						—

The other increases pertain mainly to assets acquired following the merger by incorporation of the Banca Popolare dell’Adriatico.

11.4	Tangible assets held for investment: annual changes	(€/mil)

		Total
		Land	Buildings
A.	Gross opening balance	154	321
	A.1 Total net decreases in value	—	150
A.2	Net opening balance	154	171
B.	Increases	37	34
	B.1 Purchase	—	—
	B.2 Capitalized improvement expenses	—	1
	B.3 Positive net fair value changes	—	—
	B.4 Write-backs	—	—
	B.5 Positive exchange differences	—	—
	B.6 Transfers from tangible assets	15	22
	B.7 Other changes	22	11
C.	Decreases	—	9
	C.1 Sale	—	—
	C.2 Amortization	—	8
	C.3 Negative net fair value changes	—	—
	C.4 Adjustments due to impairment	—	—
	C.5 Negative exchange differences	—	—
	C.6 Transfer to other asset portfolios	—	1
	a) tangible assets	—	—
	b) discontinued operations	—	1
	C.7 Other changes	—	—
D.	Net closing balance	191	196
	D.1 Total net decreases in value	—	206
D.2	Gross closing balance	191	402
E.	Designation as at fair value	209	386

The other increases pertain mainly to assets acquired following the merger by incorporation of the Banca Popolare dell’Adriatico.

The fair value is determined on the basis of the outcome of external assessments.

11.5 Commitments to purchase tangible assets

No commitments to purchase tangible assets were in existence as at the reference date.

Other information on tangible assets

Pursuant to clause 10 of the Law 72/83, below is the information on the revaluations of properties owned by the Bank as at 30.06.06:

(€/mil)

	30/06/2006	31/12/2005
Law 823/73 (a) (1)	12	11
Law 576/75 (a) (1)	16	16
Law 72/83 (a) (1)	165	159
Other (a) (1)	60	60
Law 218/90 (b) (2)	775	777
Law 408/90 (a) (1)	116	116
Law 413/91 (a) (1)	81	73
Law 342/2000 (a) (1)	1	—
Merger of Banca Provinciale Lombarda and Banco Lariano (1)	91	91
First Time Adoption IAS (3)	285	266
Total revaluations	1,602	1,569

(a) Revaluated by the Bank and by the incorporated companies.

(b) Higher values attributed during the company transformation.

(1) Revaluation referring to properties.

(2) Of which, 765 million euro as at 30 June pertaining to property (767 million euro as at 31 December 2005) and 10 million pertaining to works of art (the same value as at 31 December 2005).

(3) Of which, 262 million euro as at 30 June pertaining to land (246 million euro as at 31 December 2005) and 23 million pertaining to works of art (20 million euro as at 31 December 2005).

SECTION 12 – INTANGIBLE ASSETS – Caption 120

12.1	Intangible assets: break-down by type of asset	(€/mil)

	Total 30/06/2006		Total 31/12/2005
Asset/Value	Definite life	Indefinite life	Definite life	Indefinite life

A.1 Goodwill	—	610	—	613
A.2 Other intangible assets	186	—	203	—
A.2.1 Assets valued at cost	—	—	—	—
a) Intangible assets generated internally	157	—	168	—
b) Other assets	29	—	35	—
A.2.2 Assets designated as at fair value	—	—	—	—
a) Intangible assets generated internally	—	—	—	—
b) Other assets	—	—	—	—
Total	186	610	203	613

Analysis of goodwill	(€ /mil)

	30/06/2006	31/12/2005
Merger by incorporation of Banco di Napoli	550	563
Merger by incorporation of Banca Popolare dell’Adriatico	10	—
Purchase of bank branches from Cassa di Risparmio in Bologna	39	39
Purchase of bank branches from Cassa di Risparmio di Padova e Rovigo	9	9
Purchase of the Hong Kong branch from the former Banco di Napoli	2	2
Total	610	613

12.2	Intangible assets: annual changes	(€/mil)

	Goodwill	Other intangible assets: generated internally		Other intangible assets: other		Total
		Definite	Indefinite	Definite	Indefinite
		life	life	life	life
A. Opening balance	613	463	—	102	—	1,178
A.1 Total net decreases in value	—	295	—	67	—	362
A.2 Net opening balance	613	168	—	35	—	816
B. Increases	130	33	—	7	—	170
B.1 Purchase	130	23	—	7	—	160
- business aggregations	130	—	—	—	—	130
B.2 Increases in internal intangible assets	—	10	—	—	—	10
B.3 Write-backs	—	—	—	—	—	—
B.4 Positive fair value changes	—	—	—	—	—	—
- shareholders’ equity	—	—	—	—	—	—
- statement of income	—	—	—	—	—	—
B.5 Positive exchange differences	—	—	—	—	—	—
B.6 Other changes	—	—	—	—	—	—
C. Decreases	133	44	—	13	—	190
C.1 Sale	—	—	—	—	—	—
C.2 Adjustments	—	44	—	13	—	57
- Amortization	—	44	—	13	—	57
- Write-downs	—	—	—	—	—	—
+ net shareholders’ equity	—	—	—	—	—	—
+ statement of income	—	—	—	—	—	—
C.3 Negative fair value changes	—	—	—	—	—	—
- net shareholders’ equity	—	—	—	—	—	—
- statement of income	—	—	—	—	—	—
C.4 Transfers to discontinued operations	—	—	—	—	—	—
C.5 Negative exchange differences	—	—	—	—	—	—
C.6 Other changes	133	—	—	—	—	133
D. Net closing balance	610	157	—	29	—	796
D.1 Total net adjustments	—	146	—	49	—	195
E. Gross closing balance	610	303	—	78	—	991
F. Valued at cost	—	—	—	—	—	—

The increase in goodwill was due to the merger by incorporation of the Banca Popolare dell’Adriatico, part of the Group’s plan to rationalize its distribution network. The decrease was due to the transfer to Sanpaolo Banca dell’Adriatico of branches already belonging to Banca Popolare dell’Adriatico (120 million euro) and of former branches of the Banco di Napoli (13 million euro).

The assets generated internally consist of software already in production and under amortization for 118 million euro, software under development for 39 million euro, whose requisites (illustrated in Part A – Accounting policies) have been verified. This software will be subject to amortization once it comes into use.

Other intangible assets essentially refer to software purchased by third parties and currently being amortized.

12.3	Other information

This caption does not include any of the items provided for by current regulations.

SECTION 13 – TAX ASSETS AND LIABILITIES – Caption 130 under assets and Caption 80 under liabilities

13.1	Deferred tax assets: break-down	(€/mil)

	Total as at 30/06/2006		Total as at 31/12/2005
	IRES (33%)	IRAP (4.25%)	IRES (33%)	IRAP (4.25%)
Temporary deductible differences
Adjustment of loans deductible in future years	71	—	75	—
Provisions for future charges	274	—	231	—
Higher tax value of equity investments, securities and other assets	241	—	196	—
Extraordinary charges for voluntary redundancy incentives	—	—	36	—
Other	192	—	187	—
Taxable temporary differences
Costs deducted off balance sheet (art. 109 TUIR)	47	—	53	—
Capital gains in installments	3	—	3	—
Differences between book and tax value (art. 128 TUIR)	1	—	1	—
Lower tax value of equity investments, securities and other assets	156	—	148	—
Other	11	—	—	—
Total	560	—	520	—

(€/mil)

	Total as at 30/06/2006		Total as at 31/12/2005
	IRES (33%)	IRAP (4.25%)	IRES (33%)	IRAP (4.25%)
A Temporary deductible differences
Adjustment of loans deductible in future years	71		75
Provisions for future charges	274		231
Higher tax value of equity investments, securities and other assets	241		196
Extraordinary charges for voluntary redundancy incentives	—		36
Other	192		187
B Taxable temporary differences
Costs deducted off balance sheet (art. 109 TUIR)	47		53
Capital gains in installments	3		3
Differences between book and tax value (art. 128 TUIR)	1		1
Lower tax value of equity investments, securities and other assets	156		148
Other	11		—
Total	560		520

13.2	Deferred tax liabilities: break-down	(€/mil)

	Total as at 30/06/2006		Total as at 31/12/2005
	IRES (33%)	IRAP (4.25%)	IRES (33%)	IRAP (4.25%)
A Taxable temporary differences
Costs deducted off balance sheet (art. 109 TUIR)	—	3	—	7
Lower tax value of securities and other assets	—	19	—	17
Other	17	2	16	—
B Temporary deductible differences
Adjustment of loans deductible in future years	—	—	—	9
Higher tax value of securities and other assets	—	3	—	3
Other	—	1	—	—
Total	17	20	16	12

Pursuant to IAS 12, section 74, deferred IRES tax assets of 778 million euro were balanced by deferred IRES tax liabilities of 218 million euro.

In addition, deferred IRAP tax liabilities of 24 million euro were balanced by deferred IRAP tax assets of 4 million euro.

13.3	Change in deferred tax assets (with corresponding caption under statement of income)	(€/mil)

		Total	Total
		30/06/2006	31/12/2005
1 Initial amount		520	520
2 Increases		97	261
2.1 Deferred tax assets recognized during the year		83	110
a)	from previous years	—	—
b)	due to adoption of different accounting standards	—	—
c)	write-backs	—	—
d)	other	83	110
2.2 New taxes or increases in fiscal rates		—	—
2.3 Other increases		14	151
3 Decreases		57	261
3.1 Deferred tax assets cancelled during the year		51	252
a)	reallocation	51	252
b)	write-downs due to irrecoverability	—	—
c)	due to adoption of different accounting standards	—	—
3.2 Decreases in fiscal rates		—	—
3.3 Other decreases		6	9
4 Final amount		560	520

13.4	Change in deferred taxes (with corresponding caption under statement of income)	(€/mil)

		Total	Total
		30/06/2006	31/12/2005
1 Initial amount		28	—
2 Increases		11	28
2.1 Deferred tax liabilities recognized during the year		3	12
a)	from previous years	1	—
b)	due to adoption of different accounting standards	—	—
c)	other	2	12
2.2 New taxes or increases in fiscal rates		—	—
2.3 Other increases		8	16
3 Decreases		2	—
3.1 Deferred tax liabilities cancelled during the year		—	—
a)	reallocation	—	—
b)	due to adoption of different accounting standards	—	—
c)	other	—	—
3.2 Decreases in fiscal rates		—	—
3.3 Other decreases		2	—
4 Final amount		37	28

13.5	Change in deferred tax assets (with corresponding caption under net shareholders’ equity)	(€/mil)

		Total	Total
		30/06/2006	31/12/2005
1 Initial amount		83	—
2 Increases		1	226
2.1 Deferred tax assets recognized during the year		—	226
a)	from previous years	—	—
b)	due to adoption of different accounting standards	—	226
c)	other	—	—
2.2 New taxes or increases in fiscal rates		—	—
2.3 Other increases		1	—
3 Decreases		56	143
3.1 Deferred tax assets cancelled during the year		—	1
a)	reallocation	—	1
b)	writedown due to irrecoverability	—	—
c)	due to adoption of different accounting standards	—	—
3.2 Decreases in fiscal rates		—	—
3.3 Other decreases		56	142
4 Final amount		28	83

13.6	Change in deferred tax liabilities (with corresponding caption under net shareholders’ equity)	(€/mil)

		Total	Total
		30/06/2006	31/12/2005
1 Initial amount		47	11
2 Increases		1	48
2.1 Deferred tax liabilities recognized during the year		—	30
a)	from previous years	—	—
b)	due to adoption of different accounting standards	—	29
c)	other	—	1
2.2 New taxes or increases in fiscal rates		1	18
2.3 Other increases		—	—
3 Decreases		5	12
3.1 Deferred tax liabilities cancelled during the year		5	—
a)	reallocation	5	—
b)	due to adoption of different accounting standards	—	—
c)	other	—	—
3.2 Decreases in fiscal rates		—	—
3.3 Other decreases		—	12
4 Final amount		43	47

SECTION 14 – NON-CURRENT ASSETS AND DISCONTINUED OPERATIONS AND ASSOCIATED LIABILITIES – caption 140 under assets and caption 90 under liabilities

14.1	Non-current assets and discontinued operations: break-down by type of asset	(€/mil)

		Total	Total
		30/06/2006	12/31/2005
A.	Individual assets
A.1	Investment securities	6	—
A.2	Tangible assets	32	28
A.3	Intangible assets	—	—
A.4	Other non-current assets	—	—
Total A		38	28
B.	Groups of assets (operating units sold)
B.1	Financial assets held for trading	—	—
B.2	Financial assets designated as at fair value	—	—
B.3	Available-for-sale financial assets	—	—
B.4	Financial assets held to maturity	—	—
B.5	Due from banks	—	—
B.6	Loans to customers	—	—
B.7	Investment securities	—	—
B.8	Tangible assets	—	—
B.9	Intangible assets	—	—
B.10	Other assets	—	—
Total B		—	—
C.	Liabilities on discontinued operations
C.1	Debts	—	—
C.2	Securities	—	—
C.3	Other liabilities	—	—
Total C		—	—
D.	Liabilities on discontinued operations
D.1	Deposits from banks	—	—
D.2	Customer deposits	—	—
D.3	Securities issued	—	—
D.4	Financial liabilities held for trading	—	—
D.5	Financial liabilities designated as at fair value	—	—
D.6	Provisions	—	—
D.7	Other liabilities	—	—
Total D		—	—

A 70% share of equity shareholdings pertains to the stake in Gest Line, for which a preliminary sales agreement was signed with Riscossione S.p.A.

Discontinued operations are represented by properties.

SECTION 15 – OTHER ASSETS – Caption 150

15.1 Other assets: break-down	(€/mil)

	Total		Total
	30/06/2006		31/12/2005
Unprocessed transactions and transactions by foreign branches:	1,590		1,369
- unprocessed transactions with Italian bank branches	803	(a)	1,032
- unprocessed transactions with Italian bank branches	787	(a)	337
Deposit with the Bank of Italy relating to the liquidation of Isveimer	58		58
Deposit with the Bank of Italy relating to the coverage of Sga’s losses	7		7
Checks and other instruments held	8		7
Other assets for tax consolidation	239		134
Other items	1,156	(b)	1,178
Total	3,058		2,753

(a) The amounts were mostly settled at the beginning of the second half of 2006.

(b) The caption Other transactions includes 276 million of positions for which posting has been finalized and were settled at the beginning of the second half of 2006. It also includes 1.3 million euro referring to the estimated realizable value of the credit arising from the decision of the Court of Cassation regarding the IMI Sir dispute. For information on this dispute, see Part E - Section 4 – Operating risks.

Part B – Information on the Parent Bank balance sheet—Liabilities

LIABILITIES

SECTION 1 - DUE TO BANKS – Caption 10

1.1	Deposits from banks: break-down by type	(€/mil)

		Total	Total
Type of transaction/Value		30/06/2006	31/12/2005
1	Due to central banks	3,278	2,933
2	Due to banks	43,255	41,788
	2.1 Current accounts and sight deposits	4,865	5,709
	2.2 Tied deposits	26,498	23,347
	2.3 Financing	6,024	7,502
	2.3.1 Financial leases	—	—
	2.3.2 Others	6,024	7,502
	2.4 Debts for repurchase of own capital instruments	—	—
	2.5 Liabilities corresponding to assets sold and not cancelled	5,834	5,214
	2.5.1 Reverse repurchase agreements	5,834	5,214
	2.5.2 Others	—	—
	2.6 Other amounts due	34	16
Total		46,533	44,721
Fair Value		46,582	44,802

The Bank has no financial leasing operations in place with banks.

With regard to the criteria for determining the fair value, see Part A – Accounting policies.

As at 30.06.06 there were no subordinated amounts due to banks.

1.3 Break-down of caption 10 “Due to banks”: structured liabilities

Structured amounts due as at 30.06.06 amounted to 124 million euro.

1.4	Deposits from banks: debts subject to microhedging	(€/mil)

		Total	Total
		30/06/2006	31/12/2005
1	Debts subject to fair value hedging:	2,641	2,561
	a) interest rate risk	2,143	364
	b) exchange rate risk	—	—
	c) other risks	498	2,197
2	Debts subject to cash flow hedging:	400	453
	a) interest rate risk	400	453
	b) exchange rate risk	—	—
	c) other	—	—
Total		3,041	3,014

SECTION 2 - DUE TO CUSTOMERS – Caption 20

2.1	Due to customers: break-down by type	(€/mil)

		Total	Total
Type of transaction/Value		30/06/2006	31/12/2005
1	Current accounts and sight deposits	36,780	36,624
2	Tied deposits	8,281	8,425
3	Public funds administered	9	—
4	Financing	79	93
	4.1 financial leases	28	32
	4.2 other	51	61
5	Debts for repurchase of own capital instruments	—	—
6	Liabilities corresponding to assets sold and not cancelled	6,395	5,201
	6.1 repurchase agreements	6,395	5,201
	6.2 other	—	—
7	Other amounts due	1,511	1,572
Total		53,055	51,915
Fair Value		53,051	51,916

With regard to the criteria for determining the fair value, see Part A – Accounting policies.

2.2          Detail of caption 20 “Due to customers”: subordinated liabilities

Subordinated securities as at 30.06.06 amounted to 1,116 million euro.

Part F of these Notes contains detail of the subordinated liabilities.

2.3          Detail of caption 20 “Due to customers”: Structured liabilities

As at 30.06.06 there were no structured liabilities to customers.

2.4	Due to customers: debts subject to microhedging	(€/mil)

		Total	Total
Type of transaction/Value		30/06/2006	31/12/2005
1	Debts subject to fair value hedging:	1,116	1,122
	a) interest rate risk	1,116	1,035
	b) exchange rate risk	—	—
	c) other risks	—	87
2	Debts subject to cash flow hedging:	45	—
	a) interest rate risk	45	—
	b) exchange rate risk	—	—
	c) other	—	—
Total		1,161	1,122

2.5                               Debts for finance leases:

2.5. 1	Debts for finance leases: break-down by time interval	(€/mil)

		Total	Total
Type of transaction/Value		30/06/2006	31/12/2005
	Debts for finance leases:
	a) within 1 year	10	11
	b) 2-5 years	14	18
	c) over 5 years	4	3
Total		28	32

SECTION   3 – SECURITIES ISSUED – Caption 30

3.1	Securities issued: break-down by type	(€/mil)

		Total as at 30/06/2006		Total as at 31/12/2005
Type of security/Value		Book value	Fair value	Book value	Fair value
A.	Listed securities	15,150	15,191	7,943	8,041
	1 Bonds	15,150	15,191	7,943	8,041
	1. 1 structured	577	577	715	715
	1. 2 other	14,573	14,614	7,228	7,326
	2 Other securities	—	—	—	—
B.	Unlisted securities	14,768	14,695	17,083	17,166
	1 Bonds	12,853	12,780	14,816	14,899
	1. 1 structured	341	341	348	348
	1. 2 other	12,512	12,439	14,468	14,551
	2 Other securities	1,915	1,915	2,267	2,267
Total		29,918	29,886	25,026	25,207

With regard to the criteria for determining the fair value, see Part A – Accounting policies.

3.2 Detail of caption 30 “Securities issued”: subordinated securities

Subordinated securities as at 30.06.06 amounted to 6,466 million euro.

Part F of these Notes contains detail of the subordinated liabilities.

3.3	Securities issued: securities subject to microhedging	(€/mil)

		Total as at	Total as at
Type of transaction/Value		30/06/2006	31/12/2005
1	Debt securities subject to fair value hedging	21,984	14,128
	a) interest rate risk	21,052	14,128
	b) exchange rate risk	—	—
	c) other risks	932	—
2	Debt securities subject to cash flow hedging	150	796
	a) interest rate risk	150	796
	b) exchange rate risk	—	—
	c) other	—	—
Total		22,134	14,924

SECTION 4 - FINANCIAL LIABILITIES HELD FOR TRADING – CAPTION 40

4.1	Financial liabilities held for trading: break-down by type	(€/mil)

			Total as at 30/06/2006			Total as at 31/12/2005
				FV			FV
Type of transaction/Value			NV	L	UL	NV	L	UL
A.	Cash liabilities
1	Due to banks		—	—	—	—	—	—
2	Due to customers		—	—	—	1	1	—
3	Debt securities		—	—	—	—	—	—
	3.1	Bonds	—	—	—	—	—	—
		3.1.1 Structured	—	—	—	—	—	—
		3.1.2 Other bonds	—	—	—	—	—	—
	3.2	Other securities	—	—	—		—	—
		3.2.1 Structured	—	—	—	—	—	—
		3.2.2 Others	—	—	—	—	—	—
Total A			—	—	—	1	1	—
B.	Derivative instruments
1	Financial derivatives		X	—	1,221	X	—	1,323
	1.1	Dealing	X	—	1,033	X	—	1,110
	1.2	Connected with the fair value option	X	—	19	X	—	52
	1.3	Other	X	—	169	X	—	161
2	Credit derivatives		X	—	6	X	—	4
	2.1	Dealing	X	—	4	X	—	1
	2.2	Connected with the fair value option	X	—	—	X	—	—
	2.3	Other	X	—	2	X	—	3
Total B			X	—	1,227	X	—	1,327

4.2	Detail of caption 40 “Financial liabilities held for trading”: subordinated liabilities

The Bank did not issue subordinated liabilities for dealing purposes.

4.3	Detail of caption 40 “Financial liabilities held for trading”: structured liabilities

The Bank did not issue subordinated liabilities for dealing purposes.

4.4	Financial liabilities held for trading: derivative instruments	(€/mil)

Type of derivative/Underlying asset			Interest rates	Currency and gold	Equities	Loans	Other	Total 30/06/2006	Total 31/12/2005
A.	Listed derivatives
	1)	Financial derivatives:	—	—	—	—	—	—	—
	•	with underlying asset exchange	—	—	—	—	—	—	—
		- issued options	—	—	—	—	—	—	—
		- other derivatives	—	—	—	—	—	—	—
	•	without underlying asset exchange	—	—	—	—	—	—	—
		- issued options	—	—	—	—	—	—	—
		- other derivatives	—	—	—	—	—	—	—
	2)	Credit derivatives:	—	—	—	—	—	—	—
	•	with underlying asset exchange	—	—	—	—	—	—	—
	•	without underlying asset exchange	—	—	—	—	—	—	—
Total A			—	—	—	—	—	—	—
A.	Unlisted derivatives
	1)	Financial derivatives:	629	396	195	—	1	1,221	1,323
	•	with underlying asset exchange	—	396	—	—	—	396	181
		- issued options	—	82	—	—	—	82	72
		- other derivatives	—	314	—	—	—	314	109
	•	without underlying asset exchange	629	—	195	—	1	825	1,142
		- issued options	7	—	195	—	—	202	195
		- other derivatives	622	—	—	—	1	623	947
	2)	Credit derivatives:	—	—	—	6	—	6	4
	•	with underlying asset exchange	—	—	—	2	—	2	3
	•	without underlying asset exchange	—	—	—	4	—	4	1
Total B			629	396	195	6	1	1,227	1,327
Total (A + B)			629	396	195	6	1	1,227	1,327

SECTION 5 – FINANCIAL LIABILITIES DESIGNATED AS AT FAIR VALUE – Caption 50

At 30.06.06 the Group did not have financial liabilities designated as at fair value.

SECTION 6 - HEDGING DERIVATIVES – Caption 60

6.1	Hedging derivatives: break-down by type of contract and underlying asset	(€/mil)

Type of derivative/Underlying asset			Interest rates	Currency and gold	Equities	Loans	Other	Total
A.	Listed derivatives
	1)	Financial derivatives:	—	—	—	—	—	—
	•	with underlying asset exchange	—	—	—	—	—	—
		- issued options	—	—	—	—	—	—
		- other derivatives	—	—	—	—	—	—
	•	without underlying asset exchange	—	—	—	—	—	—
		- issued options	—	—	—	—	—	—
		- other derivatives	—	—	—	—	—	—
	2)	Credit derivatives:	—	—	—	—	—	—
	•	with underlying asset exchange	—	—	—	—	—	—
	•	without underlying asset exchange	—	—	—	—	—	—
Total A			—	—	—	—	—	—
B.	Unlisted derivatives
	1)	Financial derivatives:	247	106	—	—	—	353
	•	with underlying asset exchange	—	106	—	—	—	106
		- issued options	—	—	—	—	—	—
		- other derivatives	—	106	—	—	—	106
	•	without underlying asset exchange	247	—	—	—	—	247
		- issued options	—	—	—	—	—
		- other derivatives	247	—	—	—	247
	2)	Credit derivatives:	—	—	—	—	—	—
	•	with underlying asset exchange	—	—	—		—	—
	•	without underlying asset exchange	—	—	—	—	—	—
Total B			247	106	—	—	—	353
Total (A + B) 30/06/2006			247	106	—	—	—	353
Total (A + B) 31/12/05			308	443	—	—	—	751

6.2	Hedging derivatives: break-down by hedged portfolio and type of hedging	(€/mil)

		Fair Value						Cash flows
		Specific
Transaction/Hedging type		interest rate risk	exchange rate risk	lending risk	price risk	other risks	Generic	Specific	Generic
1	Available-for-sale financial assets	—	—	—	—	—	X	—	X
2	Loans	99	—	—	X	—	X	—	X
3	Financial assets held to maturity	X	—	—	X	—	X	—	X
4	Portfolio	X	X	X	X	X	—	X	—
Total assets		99	—	—	—	—	—	—	—
1	Financial liabilities	102	—	—	—	106	X	18	X
2	Portfolio	X	X	X	X	X	28	X	—
Total liabilities		102	—	—	—	106	28	18	—

The fair value of generic hedging derivatives can be attributed to the macrohedge relationship on core deposit.

SECTION 7 - FAIR VALUE CHANGES OF GENERICALLY HEDGED FINANCIAL LIABILITIES - CAPTION 70

7 .1	Value adjustment of hedged liabilities break-down by hedged portfolio	(€/mil)

Value adjustment of hedged liabilites/Values	Total 30/06/2006	Total 31/12/2005
1 Positive adjustment of financial liabilities	—	—
2 Negative adjustment of financial liabilities	(50)	(23)
Total	(50)	(23)

7.2	Liabilities subject to macro-hedging of interest-rate risk: break-down

The balance of the changes in value of liabilities subject to macro-hedging (MCH) against interest rate risk is recorded in this caption.  Taking advantage of the openings emerged during the definition of the ‘carve out’ envisaged by IAS 39, the Bank adopted the MCH only on core deposits.

SECTION 8 – TAX LIABILITIES – Caption 80

See Assets - section 13.

SECTION 9 - LIABILITIES ON DISCONTINUED OPERATIONS – Caption 90

See Assets - section 14.

SECTION 10 – OTHER LIABILITIES – Caption 100

10.1	Other liabilities: break-down	(€/mil)

	30/06/2006		12/31/2005
Amounts available to minority interests	1,353		952
Unprocessed transactions and transactions by foreign branches:	1,951		1,161
- unprocessed transactions	1,823	(a)	1,070
- unprocessed transactions with Italian bank branches	128	(a)	91
Other liabilities for tax consolidation	222		78
Amounts due to personnel	228		262
Liabilities in connection with impairment of guarantees issued	82		71
Amounts to be paid to Inland Revenue for tax withheld from customers	97		70
Amounts payable to Bank of Italy - loans for the restoration of SGA L. 588/96	7		7
Illiquid balances from portfolio transactions	431		39
Amounts payable due to settlement value dates	64		29
Amounts payable to Bank of Italy in respect of Isveimer liquidation	58		58
Other items	742		933
Total	5,235		3,660

(a) The amounts were mostly settled at the beginning of the second half of 2006.

SECTION 11 – PROVISIONS FOR EMPLOYEE TERMINATION INDEMNITIES – Caption 110

11.1	Liabilities for termination indemnities: annual changes	(€/mil)

		Total	Total
		30/06/2006	31/12/2005
A.	Opening balance	540	476
B.	Increases	52	100
	B1 Provisions during the year	20	39
	B2 Other increases	32	61
C.	Decreases	95	36
	C1 Amounts paid	5	30
	C2 Other decreases	90	6
D.	Closing balance	497	540

The caption “Other increases” refers to the share of employee termination indemnities arising out of the incorporation of the Banca Popolare dell’Adriatico.

The caption “Other decreases” includes 41 million euro relating to the recording of lesser actuarial losses than at 31/12/2005 resulting from an assessment by an independent actuary, which balance a specific valuation reserve, and 49 million euro connected with the transfer of employment contracts to Sanpaolo Banca dell’Adriatico.

11.2 Other information

Considering that the employee termination indemnity is a defined benefit fund, the changes connected with the actuarial evaluations are illustrated in Section 12.3 - Liabilities, together with changes to the defined benefit company pension funds.

SECTION 12 – PROVISIONS FOR RISKS AND CHARGES – Caption 120

12.1	Allowances for risks and contingencies: break-down	(€/mil)

		Total	Total
Caption / Value		30/06/2006	31/12/2005
1	Company pension funds	102	189
2	Other provisions for risks and charges	821	857
	2.1 legal disputes	395	398
	2.2 personnel costs	179	223
	2.3 other	247	236
Total		923	1,046

The caption “Company pension funds” includes:

•                    47 million euro pertaining to Sanpaolo Imi accrued to balance the technical deficit of the Bank’s employee supplementary fund for the employees of the Istituto Bancario San Paolo di Torino;

•                    6 million euro pertaining to the Retirement Fund for the Employees of the Banca Popolare dell’Adriatico;

•                    1 million euro pertaining to the Complementary Retirement Fund for the Employees of Banco di Napoli – Section A.

•                    48 million euro was the amount recorded of the actuarial losses on defined benefit company pension funds, which balance a specific valuation reserve.

The amounts were allocated on the basis of the outcome of the assessment by an independent actuary;

Other provisions for risks and charges include:

•                    provisions for “legal disputes” allocated to cover presumed losses on legal disputes, including claims from bankruptcy liquidators;

•                    provisions for “personnel charges” allocated to pay out seniority bonuses to employees on the basis of the assessment made by an independent actuary for 64 million euro; commitments made for voluntary redundancy incentives completed in previous years for 96 million euro; other obligations for 19 million euro;

•                    provisions for “other” likely risks, aimed at covering:

•                     176 million euro for the disputes currently open with Gest Line, a company that provides tax collecting services (48 million euro), and with network banks (formerly Cardine Bank) for which the Parent Bank provides a guarantee (16 million); the charges in connection with the renegotiation of mortgage loans and with premium transactions with customers (17 million euro); customer complaints for securities by defaulted issuers (10 million euro); other estimated cash outflow (85 million euro);

•                     71 million euro for tax litigation. This fund is considered appropriate for the disputes currently pending with Italian tax authorities in respect to income taxes, mainly related to the banks that were merged over time, including disputes in connection with tax credits whose repayment was requested in previous years.

For further details on legal disputes see Part E – Section 4 – Operating Risks.

12.2	Allowances for risks and contingencies: annual changes	(€/mil)

		Pension		Total as at
Caption/Component		funds	Other funds	30/06/2006
A.	Opening balance	189	857	1,046
B.	Increases	45	79	124
	B1. Provisions during the year	—	41	41
	B2. Changes due to the elapsing of time	—	8	8
	B3. Changes due to discount rate adjustments	—	—	—
	B4. Other increases	45	30	75
C.	Decreases	132	115	247
	C1. Use during the year	—	89	89
	C2. Changes due to discount rate adjustments	—	2	2
	C3. Other decreases	132	24	156
D.	Closing balance	102	821	923

The allocation for the year refers mainly to the provisions to cover presumed losses on legal disputes, including claims from bankruptcy liquidators (21 million euro) as well as the provisions to cover the disputes currently pending with GEST Line (19 million euro) and other likely risks (one million euro).

The increases due to the elapsing of time refer to the interest accrued during the year and balance the “provisions” of seven million euro and “personnel costs” for one million euro.

The decreases due to discount rate adjustments for 2 million euro are recorded in reduction of “provisions”.

The caption “other increases” of “pension funds” relates to:

•                    the allocation of the cost accrued during the year in the defined benefit pension funds, amounting to 13 million euro, whose corresponding caption is in “personnel costs”;

•                    funds deriving from the merger by incorporation of the Banca Popolare dell’Adriatico for 32 million euro.

The caption “Other increases” in other funds refers mainly to:

•                    an increase in the contractual increase reserve for 7 million euro and provisions pertaining to the three-year incentive plan for 4 million euro that balance personnel costs;

•                    funds deriving from incorporation of the Banca Popolare dell’Adriatico for 18 million euro.

The utilizations in the year concern mainly the payouts in connection with the voluntary redundancy incentives completed in previous years and other personnel charges (50 million euro), those connected with legal disputes (22 million euro) and other disbursements for 17 million euro.

The caption “Other decreases” in pension funds refers mainly to:

•                    a reduction in actuarial losses recorded during previous years for 106 million, essentially correlated with interest rate trends;

•                    the transfer to Sanpaolo Banca dell’Adriatico for 2 million euro;

•                    the transfer of the defined-benefit and defined-contribution Complementary Retirement Fund for the Employees of the Banca Popolare dell’Adriatico to Section A of the Complementary Retirement Fund for the Employees of the Banco di Napoli and the Pensions Fund of Sanpaolo IMI for a total of 24 million euro in accordance with specific trade union agreements.

The caption “Other decreases” in other funds refers mainly to the transfer of funds pertaining to the demerger of the company branch in favor of Sanpaolo Banca dell’Adriatico (21 million euro).

12.3        Defined benefit company pension funds

1. Details of the funds

This item provides the information required by IAS 19 for defined benefit funds, including that relating to the staff severance indemnity, which is part of them.

As required by the international accounting standards with reference to plans that share the risk among various entities under common control, the information detailed in the tables below relates to the plans as a whole, with a note specifying the Bank’s share.

As these are complementary defined benefit pension plans, the actuarial value required by the application of IAS 19 “benefits to employees” is calculated by an independent actuary through the use of the Projected Unit Credit Method, as illustrated in detail in Part A – Accounting Policies.

The defined benefits funds to which Sanpaolo Imi is committed may be divided into:

•                    internal complementary retirement funds;

•                    external complementary retirement funds.

The internal funds comprise solely the Retirement Fund for the Employees of the Cassa di Risparmio di Venezia. This fund is aimed at covering the commitments for future payments, to those entitled, according to the procedures defined in the internal rules. Sanpaolo Imi contributes to this fund on behalf of the employees registered from the Cassa di Risparmio di Venezia.

The external funds include:

•                    Bank’s Employee Supplementary Fund for the Employees of the Istituto Bancario San Paolo di Torino, a fund with legal status and full economic independence and independent asset management. Sanpaolo Imi is jointly responsible for the commitments of the “Bank” to the employees registered, the pensioners and third parties.

•                    The Complementary Pension Fund for the Employees of Banco di Napoli – Section A is a foundation with legal status and independent management of assets. Sanpaolo Imi is jointly responsible for the fund’s commitments to the employees registered and other beneficiaries from the Banco di Napoli; to the retired staff receiving the Supplementary Pension Check, formerly within Sanpaolo Imi; to the employees of the Cassa di Risparmio di Bologna, formerly registered in the Complementary Pension Fund for the Employees of said Bank, transferred to the Complementary Pension Fund for the Employees of the Banco di Napoli in 2004; the current and retired employees of the Banca Popolare dell’Adriatico, formerly registered in the Company Pension Fund for the Employees of the Banca Popolare dell’Adriatico, transferred to the Fund in question on 30/6/2006.

2. Changes in Funds for the Year

Annual changes in present value of defined benefit obligations

Liabilities of the defined benefit obligations pension plan

(€/mil)

	Balances as at 30/06/2006			Balances as at 31/12/2005
		INTERNAL	EXTERNAL		INTERNAL	EXTERNAL
	Termination	PLANS	PLANS	Termination	PLANS	PLANS
	Indemnities	(a)	(b)	Indemnities	(a)	(b)
Opening balance	540	174	1,827	476	158	1,670
Current service costs	10	1	11	19	3	22
Recognized past service costs	—	—	—	—	—	—
Unrecognized past service costs	—	—	—	—	—	—
Interest costs	10	3	36	20	8	74
Recognized actuarial losses	—	—	—	58	225
Unrecognized actuarial losses	—	—	—	—	13	—
Positive exchange differences	—	—	—	—	—	—
Increases - business combinations	32	—	—	3	—	—
Participants’ contributions	—	—	—	—	—	—
Recognized actuarial gains	(41)	(12)	(128)	—	—	—
Unrecognized actuarial gains	—	—	—	—	—	—
Negative exchange differences	—	—	—	—	—	—
Benefits paid	(5)	(4)	(56)	(30)	(8)	(171)
Decreases - business combinations	(49)	—	—	(6)	—	—
Curtailments	—	—	—	—	—	—
Settlements	—	—	—	—	—	—
Other increases (c)	—	—	29	—	—	7
Other decreases (c)	—	(29)	—	—	—	—
Fair value of plan assets at end of year	497	133	1,719	540	174	1,827
Total unrecognized actuarial gains	—	—	—	—	—	—
Total unrecognized actuarial losses	—	—	—	—	28	—

(a) Based on actuarial calculations, the present value of the defined-benefit obligations of SANPAOLO IMI’s internal plans is 6.4 million euro referring to the Retirement Fund for Employees of the Cassa di Risparmio di Venezia.

(b) Liabilities pertaining to external plans at the end of the period are broken down as follows:
1,018 million euro pertaining to the Pension Fund for the Employees of the Istituto Bancario San Paolo di Torino (of which 928 million euro pertaining to Sanpaolo Imi Spa);  701 million euro pertaining to the Complementary Pension Fund for the Employees of the Banco di Napoli – Section A (of which 593 million euro pertaining to Sanpaolo Imi Spa);

(c) The other decreases to internal funds and increases to external funds refer to the transfer of the Internal Fund for Employees of the former Banca Popolare dell’Adriatico to the Complementary Pension Fund for the Employees of the Banco di Napoli – Section A.

Analysis of defined benefit obligations	(€/mil)

Liabilities of defined benefit obligations pension plan

	30/06/2006		31/12/2005
	INTERNAL PLANS	EXTERNAL PLANS	INTERNAL PLANS	EXTERNAL PLANS
a) unfunded plans	—	—	29	—
b) partly funded plans	—	—	—	—
c) wholly funded plans	133	1,719	145	1,827

3. Annual changes in plan assets and other information

Annual changes in fair value of plan assets	(€/mil)

	6/30/2006		12/31/2005
	INTERNAL PLANS	EXTERNAL PLANS	INTERNAL PLANS	EXTERNAL PLANS

Opening balance	133	1,636	132	1,682
Expected return	3	32	6	74
Recognized actuarial losses	—	(29)	—	—
Unrecognized actuarial losses	—	—	—	—
Positive exchange differences	—	—	—	—
Employer contributions	—	—	2	8
Participants’ contributions	—	—	—	—
Recognized actuarial gains	1	19	—	43
Unrecognized actuarial gains	—	—	(3)	—
Negative exchange differences	—	—	—	—
Benefits paid	(4)	(55)	(8)	(171)
Curtailments	—	—	—	—
Settlements	—	—	—	—
Curtailments	—	—	—	—
Settlements	—	—	—	—
Other increases	—	18	4	—
Other decreases	—	—	—	—
Fair value of plan assets at end of year	133	1,621	133	1,636
Total unrecognized actuarial gains	—	—	7	—

External funds at the end of the period are broken down as follows:

•                     934 million euro pertaining to the Retirement Fund for the Employees of Istituto Bancario San Paolo di Torino;

•                     687 million euro pertaining to the Complementary Retirement Fund for the Employees of Banco di Napoli – Section A.

4. Reconciliation between the current value of the pension plan, the current value of plan assets and the assets and liabilities recognized in the financial statements.

Assets and liabilities recognized	(€/mil)

	30/06/2006			12/31/2005
	Termination Indemnities	INTERNAL PLANS (a)	EXTERNAL PLANS (b)	Termination Indemnities	INTERNAL PLANS	EXTERNAL PLANS
1 Current value of the defined benefit obligations	497	133	1,719	540	174	1,827

2 Fair value of plan assets	—	133	1,621	—	133	1,636

A Fund status (2-1)	(497)	—	(98)	(540)	(41)	(191)

B Unrecognized actuarial gains (sum of those accumulated)	—	—	—	—	(7)	—
B Unrecognized actuarial losses (sum of those accumulated)	—	—	—	—	(28)	—
B Unrecognized past service costs	—	—	—	—	—	—
B Unrecognized assets because not reimbursable	—	—	(11)	—	—	—
B Fair value of assets reimbursable by third parties	—	—	—	—	—	—

B Total	—	—	—	—	(35)	—

Assets recorded (A-B) > 0	—	133	—	—	133	—

Liabilities recorded (A-B) > 0	497	133	109	540	139	191

(a) Since the fund in question is an internal fund, both assets and liabilities are recorded in the financial statements of the Cassa di Risparmio di Venezia, which has entered into agreements governing the fund in question, except for actuarial profits/losses, which are divided between the jointly obligated Banks. The portion attributable to Sanpaolo Imi is 7,000 euro.

(b) The portion of liability attributable to SANPAOLO IMI S.p.A. is as follows:

•                  79 million euro pertaining to the Supplementary Retirement Fund for the Employees of the Istituto Bancario San Paolo di Torino, of which 47 million euro pertain to the liability accrued towards current employees and 32 million euro to recorded actuarial losses;

•                  23 million euro pertaining to the Complementary Retirement Fund for the Employees of the Banco di Napoli, of which 7 million euro pertain to the liability accrued towards current employees and 16 million euro to recorded actuarial losses.

5. Description of the main actuarial assumptions

Actuarial assumptions	(€/mil)

	30/06/2006		31/12/2005
	INTERNAL PLANS	EXTERNAL PLANS	INTERNAL PLANS	EXTERNAL PLANS
Discount rate	4.6	4.6	4	3.9

Expected yield rates	4	3.9	4.5	4.4

Expected increase in salaries(a)	2	2	2	2

Annual inflation rate	2	2	2	2

Annual nominal increase rate of GDP	3.5	3.5	3.5	3.5

(a) net of career developments.

12.4 Provisions for risks and charges – other provisions

If the time deferment for the settlement of the charge was considered significant, the Bank calculated the amount of the provision and of the accruals based on the present value of the sums that will eventually be paid out in respect of such liability.

The average disbursement times for the main appropriations, subject to time discounting are the following:

•                    approximately 4 years for the legal dispute

•                    approximately 6 years for the personnel dispute.

The discounting rate is calculated with reference to the market performance of zero coupon bonds.

SECTION 13 – REDEEMABLE SHARES – Caption 140

13.1 Redeemable shares: break-down

As at 30.06.06 the Bank had not issued any redeemable shares.

SECTION 14 – PARENT BANK SHAREHOLDERS’ EQUITY – Captions 130, 150, 160, 170, 180, 190 and 200

14.1	Parent Bank shareholders’ equity: break-down	(€/mil)

	Caption / Value	Total 30/06/2006	Total 31/12/2005
1	Capital	5,400	5,239
2	Additional paid-in capital	766	769
3	Reserves	3,459	3,319
4	(Own shares)	(26)	(43)
5	Valuation reserves	350	446
6	Capital instruments	—	—
7	Profit (loss) for the period	1,799	1,165
Total		11,748	10,895

14.2 “Capital” and “Own shares”: break-down

As at 30 June 2006, the Bank’s share capital, which increased by 10,375,040 euro during the year due to the exercise of stock options assigned to management, as well as 149,987,466.88 euro through the utilization of the tangible asset valuation reserve (recorded in the financial statements as at 31 December 2005 for 168,418,756.02 euro and allocated to valuation reserves), stands at 5,399,586,247.68 euro, divided into 1,590,672,318 ordinary shares and 284,184,018 preference shares, both of which have nominal values of 2.88 euro.

As at 30 June 2006, the Bank holds 2,430,217 treasury shares with a nominal value of around 7 million euro recorded in the financial statements for 25,911,591 euro. During the first half of the year, 1,650,000 treasury shares were presented to the Chairman and the Managing Directors in office on 14 May 2002 following the exercise of rights assigned through a stock option plan passed by the Board of Directors on the same date.

14.3        Capital - Number of shares: annual changes

	Caption/Type	Ordinary	Other
A.	Number of shares at the beginning of the year	1,586,967,318	284,184,018
	- fully paid-up shares	1,586,967,318	284,184,018
	- shares not fully paid-up	—	—
A.1	Own shares (-)	(4,015,919)	—
B.2	Shares issued: opening balance	1,582,951,399	284,184,018
B.	Increases	5,355,000	—
B.1	New issues	3,705,000	—
	- on a payment basis:
	- business combinations	—	—
	- conversion of bonds	—	—
	- exercise of warrants	—	—
	- other	3,705,000	—
	- on a free basis:
	- in favor of employees	—	—
	- in favor of directors	—	—
	- other	—	—
B.2	Sale of own assets	1,650,000	—
B.3	Other changes	—	—
C.	Decreases	64,298
C.1	Cancellation	—	—
C.2	Purchase of own shares	64,298	—
C.3	Sale of companies	—	—
C.4	Other changes	—
D.	Shares issued: closing balance	1,588,242,101	284,184,018
D.1	Own shares (+)	2,430,217	—
D.2	Number of shares at the end of the year	1,590,672,318	284,184,018
	- fully paid-up shares	1,590,672,318	284,184,018
	- shares not fully paid-up	—	—

Valuation reserves

  It is worth highlighting that the Bank applied paragraphs 93B-93D of IAS 19 as amended by Regulation No. 1910/2005 of November 8, 2005 and entered actuarial losses net of deferred taxation as a corresponding caption to a specific shareholders’ equity reserve. These actuarial losses, worth 43,863,142 euro overall, refer to defined benefit pension funds and employee termination indemnity.

14.7	Valuation reserves: break -down	(€/mil)

	Caption/Component	Total 30/06/2006	Total 31/12/2005
1	Available-for-sale financial assets	380	436
2	Tangible assets	—	—
3	Intangible assets	—	—
4	Actuarial gains and lo sses	(44)	(141)
5	Cash flow hedge	(8)	(21)
6	Exchange differences	—	—
7	Discontinued operations	—	—
8	Special revaluation laws	22	172
Total		350	446

14.8	Valuation reserves: annual changes	(€/mil)

	Financial assets and available-for- sale financial assets	Tangible assets	Intangible assets	Actuarial gains and losses	Cashflow hedge	Exchange differences	Discontinued operations	Special revaluation laws
A. Opening balance	436	—	—	(141)	(21)	—	—	172
B. Increases	243	—	—	97	13	—	—	0
B1. Increases in fair value	229	—	—	90	13	—	—	X
B2. Other changes	14	—	—	7	—	—	—	—
C. Decreases	(299)	—	—	—	—	—	—	(150)
C1. Decreases in fair value	(35)	—	—	—	—	—	—	X
C2. Other changes	(264)	—	—	—	—	—	—	(150)
D. Closing balance	380	—	—	(44)	(8)	0	0	22

14.9	Valuation reserves of available for sale investments: break-down	(€/mil)

		Total 30/06/2006		Total 31/12/2005
	Asset/Value	Positive reserve	Negative reserve	Positive reserve	Negative reserve
1	Debt securities	17	—	35	—
2	Equities	367	(4)	407	(6)
3	OICR shares	—	—	—	—
4	Financing	—	—	—	—
Total		384	(4)	442	(6)

14.10	Valuation reserves of available for sale investments: annual changes	(€/mil)

		Debt securities	Equities	OICR shares	Finance
1	Opening balance	35	401	—
2	Positive changes	9	234	—
2.1	Increases in fair value	—	2 2 9	—
2.2	Reallocation of negative reserves to statement o	—	—	—
	- due to impairment	—	—	—
	- due to realization	—	—	—
2.3	Other changes	9	5	—
3	Negative changes	(27)	(272)	—
3.1	Decreases in fair value	(27)	(8)	—
3.2	Reallocation to statement of income from positi	—	(254)	—
	due to realization
3.3	Other changes	—	(10)	—
4	Closing balance	17	363	—

In compliance with Art. 2427, No. 4 and 7-bis of the Italian Civil Code, below is the break-down of the Bank’s net shareholders’ equity excluding the profit for the year. The origin and degree of availability and distributability of the various captions is indicated.

(€/mil)

	Amount as at 30/06/2006	Principal portion	Portion of income	Portion of income subject to taxation (a)	Possible utilization (b)	Portion available
Net shareholders’ equity
– Share capital	5,400	3,310	1,375	715	—	—
– Additional paid-in capital	766	766	—	—	A, B, C	766
– Legal reserve	1,082	449	132	501	B	—
– Extraordinary reserve	1,342	—	1,342	—	A, B, C	1,342
– Reserve for purchase of own shares	974	—	974	—	A, B, C	974
– Reserve ex Art.13 sub. 6 D.Lgs. 124/93	5	—	—	5	A, B, C	5
– Reserve pursuant to D.Lgs. 213/98	16	—	16	—	A, B	16
– Reserve for instruments at fair value	8	—	8	—	—	—
– Reserve for stock option plans	6	—	6	—	A	—
– Valuation reserve for tangible assets	18	—	18	—	A,B	18
– AFS valuation reserve	380	—	380	—	—	—
– CFH valuation reserve	(8)	—	(8)	—	—	—
– Reserve for actuarial gains and losses	(44)	—	(44)	—	—	—
– Reserve pursuant to Law 342/2000	4	—	—	4	A, B	4
Total Capital and Reserves	9,949	4,525	4,199	1,225	—	3,125
Portion not to be distributed (c)	—	—	—	—	—	195
Portion for distribution	—	—	—	—	—	2,930

(a) The stated amounts do not include the portion of reserves fiscally tied in accordance with art. 109, c. 4 of the Italian Consolidation Act on Income Tax (TUIR) as amended by D.Lgs. 247/2005. Such portion, estimated at around 198 million euro in the 2005 financial statements, is estimated to stand at around 211 million at the end of the first half of the year.

(b) A = capital increase; B = to cover losses; C = for distribution to shareholders.

(c) In accordance with art. 16, sub-section 1 of D.Lgs. 87/92, the non-distributable portion refers to research and development costs as at 31 December 2005 totaling 168 million euro, to the Reserve in accordance with Law 342/2000, to the Tangible assets valuation reserve, which can be decreased only in accordance with the provisions of art. 2445 of the Italian Civil Code and to the Reserve pursuant to D.Lgs. 213/98, which is not distributable by law.

Part B – Information on the Parent Bank balance sheet – Supplementary information

OTHER INFORMATION

1	Guarantees granted and commitments	(€/mil)

Transactions	Amount 30/06/2006	Amount 31/12/2005
1 Financial guarantees granted	22,034	20,588
a) Banks	8,296	6,404
b) Customers	13,738	14,184
2 Commercial guarantees granted	10,927	10,767
a) Banks	593	561
b) Customers	10,334	10,206
3 Irrevocable commitments to grant finance	14,152	13,160
a) Banks	2,149	1,236
i) certain to be called on	1,516	609
ii) not certain to be called on	633	627
b) Customers	12,003	11,924
i) certain to be called on	840	310
ii) not certain to be called on	11,163	11,614
4 Underlying commitments to credit derivatives: hedging sales	123	279
5 Assets lodged to guarantee minority interest	—	3
6 Other commitments	294	284
Total	47,530	45,081

2	Assets lodged to guarantee own liabilities and commitments	(€/mil)

Portfolios	Amount 30/06/2006	Amount 31/12/05
1 Financial assets held for trading	1,504	1,638
2 Financial assets designated as at fair value	349	249
3 Available-for-sale financial assets	101	71
4 Financial assets held to maturity	1,653	1,799
5 Due from banks	1,489	1,538
6 Loans to customers	—	—
7 Tangible assets	—	—

3. Information on operating leasing

As at 30.06.06 the Bank did not have significant operating leases in place.

4	Administration and dealing on behalf of third parties	(€/mil)

Type of services	Amount
1 Financial instruments dealing on behalf of third parties
a) purchases	406
1. settled	406
2. not settled	—
b) sales	272
1. settled	272
2. not settled	—
2 Portfolio management
a) individual	147
b) collective	—
3 Custody and administration of securities
a) third-party securities held on deposits: in connection with depositary bank’s services (excluding asset management)	34,863
1. securities issued by the bank that draws up the financial statements	43
2. other securities	34,820
b) third-party securities held on deposit (excluding asset management): other	205,447
1. securities issued by the bank that draws up the financial statements	15,985
2. other securities	189,462
c) third-party securities deposited with third parties	173,549
d) portfolio securities deposited with third parties	19,057
4 Other transactions
Orders collection	12,674
Portfolio management of Group companies	1,923
Third-party portion of syndicated loans arranged by the Bank without representation mandate	242
Collection of third-party loans on portfolio transactions	9,131

The notes portfolio has been reclassified on the basis of the related settlement date, by recording the following adjustments:

(€/mil)
Debit adjustments	—
current accounts	774
central portfolio	251

Credit adjustments
current accounts	254
transferors of notes and documents	771

With regard to the administration of funds on behalf of third parties, the Bank continued to allocate funds for Research and Development incentives and to manage the Guarantee Fund for small- and medium-sized enterprises in Southern Italy. More in detail:

Applied Research Reserve

SANPAOLO IMI continues to manage transactions arising from applications received by 31 December 1999 out of the Applied Research Reserve. As of 30 June 2006, there are resolutions to be stipulated for 29 million euro and disbursements to be made for 234 million euro.

Reserve for Research Grants

SANPAOLO IMI continued to provide services to the Ministry of Education, Universities and Research (MIUR) for the management of industrial research projects and researcher training schemes using the Reserve for Research Grants. A lack of funds led the Ministry to completely suspend the “reception desk” for applications. The offer of new incentives therefore continued only through the passing of Notices reserved for specific technological sectors.

During the first half of 2006, 71 applications were received for research investments for about 323 million euro; in addition, the Ministry deliberated on financing of 22 million euro.

Reserve for Technological Innovation

SANPAOLO IMI continued to provide services to the Ministry for Economic Development (MSE) for the management of development projects utilizing the Reserve for Technological Innovation. The “reception desk” was suspended by MSE in January 2003 owing to lack of funds. Activities continues exclusively on the passing of Notices reserved for projects within technological sectors considered to be of prominence or to be carried out in particular areas of Italy. During the first half of 2006, 7 applications were received for research investments for about 21 million euro; the Ministry for Economic Development did not deliberate on any financing during this time.

Guarantee Fund for small- and medium-sized enterprises in Southern Italy, Law 341/95

With the Convention stipulated between the Italian Treasury and the Bank on December 21, 1995, as approved and activated by Decree of the Director-General of the Treasury dated January 5, 1996, SANPAOLO IMI was formally appointed Managing Body of the Fund established under Law 341/1995.

The purpose of Law 341/1995 is to promote rationalization of the financial situation of small- and medium-sized enterprises in Southern Italy, as defined by EU parameters. This involves measures of various types, from interest-relief grants on loans designed to convert short-term bank borrowing into medium- and long-term loans, to the granting of supplementary guarantees on investment loans, for the purchase of equity investments and for the debt consolidation described above.

Acceptance of new applications has been closed since the beginning of 2000. As at 30 June 2006 there were 363 active applications for 193 million euro, broken down as follows:

•                  130 million euro for the consolidation of short-term debt for which contributions are being paid;

•                  14 million euro for investment loans, of which an application for one million euro is not yet completed.

Appendix to Part B – Estimation of fair value related to financial instruments

The table below compares the fair value of the financial instruments with their relative value in the financial statements and summarizes the results previously illustrated in Part B – Information in the tables required by Bank of Italy.

€/mil

	Value in financial statements as at 30.06.2006	Fair value as at 30.06.06	Potential capital gains / losses
Assets
Cash and cash equivalents	426	426	—
Financial assets held for trading	4,424	4,424	—
Financial assets designated as at fair value	898	898	—
Available-for-sale financial assets	1,800	1,800	—
Financial assets held to maturity	2,192	2,189	(3)
Due from banks	47,948	47,936	(12)
Loans to customers	75,488	76,112	624
Hedging derivatives	628	628	—
Liabilities
Deposits from banks	46,533	46,582	(49)
Customer deposits	53,055	53,051	4
Securities issued	29,918	29,886	32
Financial liabilities held for trading	1,227	1,227	—
Financial liabilities designated as at fair value	—	—	—
Hedging derivatives	353	353	—
Total potential capital gains / losses			596

As already highlighted in Part A – Accounting policies, in order to determine the fair value of the financial instruments the following methods and key assumptions have been adopted:

•                  for debt securities owned by the Bank, regardless of the classifications in categories included in IAS 39, the Bank has adopted a specific procedure for determining the situations in which a new active market can be defined, based on the analysis of trading volumes, the range of prices and on the number of listings on the market. When no active market is found, comparable situations are to be identified with the same financial characteristics of the instrument or, as a last resort, cash flows are actualized that include all factors that could have an impact of the value of the instrument (e.g. credit risk, volatility and illiquidity);

•                  for financial (asset and liability) captions with a residual term equal to or less than 18 months, fair value was reasonably assumed to equal carrying value;

•                  for loans and deposits on demand, the maturity date of contractual obligations was assumed to be immediate and to coincide with the date of the financial statements; hence fair value was taken at the carrying value;

•                  for medium-long term loans to customers, fair value was measured using internally defined measurement techniques involving the time discounting of residual contractual flows at current interest rates, adjusted to take into account the credit rating of each individual borrower (or the probability of default resulting from the rating) and loss given default;

•                  for impaired assets, fair value was taken at book value;

•                  for medium-long term liabilities, consisting of unsecured securities or deposits, fair value was measured by time discounting contractual flows at rates which the Bank, at the time of measurement, could apply on the reference market at the date of the financial statements for similar deposits; in case of tier 1 subordinated loans, the virtual impossibility of an anticipated repurchase/reimbursement and the existence of potential clauses/options in favor of the issuer were taken into account;

•                  for medium-long term debt and structured securities issued, hedged for variations in fair value, the book value, already adjusted for the effects of the fair value hedging attributable to the risk covered, was taken as an approximation of the fair value, assuming that no significant changes occurred in the issuer’s credit spread in comparison with the origination and that no other particular and significant risk element exists which may have an impact on the fair value.

The parameters used and the methods adopted may differ among the various financial institutions, which, in case of a change in the assumption, generates results that are significantly different. The IAS/IFRS exclude from the fair value valutation some financial instruments (e.g. deposits on demand) and non-financial instruments (e.g. goodwill, tangible assets, equity shareholdings, etc.) and therefore the overall fair value cannot be taken as an estimate of the Bank’s economic value.

Part C – Information on the Parent Bank statement of income

PART C – INFORMATION ON THE PARENT BANK STATEMENT OF INCOME

SECTION 1 - INTEREST - CAPTIONS 10 AND 20

1.1	Interest income and similar revenues: break-down	(€/mil)

	Performing financial assets		Impaired
Caption/Technical types	Debt securities	Financing	financial assets	Other assets	Total 30/06/2006	Total 30/06/2005
1 Financial assets held for trading	47	—	—	—	47	45
2 Available-for-sale financial assets	16	—	—	—	16	26
3 Financial assets held to maturity	29	—	—	—	29	16
4 Due from banks	65	615	—	—	680	469
5 Loans to customers	16	1,555	29	11	1,611	1,253
6 Financial assets designated as at fair value	26	—	—	—	26	27
7 Hedging derivatives	X	X	X	165	165	100
8 Financial assets sold and not cancelled	—	—	—	—	—
9 Other assets	X	X	X	7	7	6
Total	199	2,170	29	183	2,581	1,942

Interest accrued on assets sold and not cancelled is shown in the relevant asset categories.

Interest on assets denominated in foreign currency amounts to 147 million euro.

1.4	Interest expenses and similar charges: break-down	(€/mil)

Caption/Technical types	Debts	Securities	Other liabilities	Total 30/06/2006	Total 30/06/2005
1 Due to banks	(714)	X	—	(714)	(469)
2 Due to customers	(484)	X	—	(484)	(294)
3 Securities issued	X	(486)	—	(486)	(420)
4 Financial liabilities held for trading	—	—	(7)	(7)	—
5 Financial liabilities designated as at fair value	—	—	—	—	—
6 Financial liabilities associated with assets sold and not cancelled	—	—	—	—	—
7 Other liabilities	X	X	—	—	(9)
8 Hedging derivatives	X	X	—	—	—
Total	(1,198)	(486)	(7)	(1,691)	(1,192)

Caption “Financial liabilities held for trading – Other liabilities” refers mainly to differentials accrued on derivative contracts placed within the trading portfolio and linked, in terms of operations, to financial assets designated as at fair value.

Interest accrued on financial liabilities associated with assets sold and not cancelled is included under amounts due to customers or banks, according to the nature of the counterparty involved in the transactions.

Interest expense on liabilities denominated in foreign currency amounts to 269 million euro.

Interest expense on liabilities relating to finance lease operations amounts to 0.5 million euro.

SECTION 2 – COMMISSIONS – CAPTIONS 40 AND 50

2.1 Commission income: break-down	(€/mil)

	Total	Total
Type of services/Value	30/06/2006	30/06/2005
a) guarantees given	46	34
b) credit derivatives	—	—
c) management, dealing and advisory services	461	415
1 financial instruments trading	4	4
2 dealing(s) in currency	9	8
3 portfolio management	—	—
3.1 individual	—	—
3.2 collective	—	—
4 custody and administration of securities	8	9
5 depositary bank	27	28
6 placement of securities (a)	242	214
7 orders collection	21	19
8 advisory services	—	—
9 distribution of third party services	150	133
9.1 portfolio management	65	47
9.1.1 individual	65	47
9.1.2 collective	—	—
9.2 insurance products	82	83
9.3 other products	3	3
d) collection and payment services	91	86
e) servicing for securitization operations	—	—
f) services for factoring transactions	—	—
g) tax collection services	—	—
h) other services	221	213
Total	819	748

(a) Commissions earned on the placement of securities mainly include those earned on the placement of mutual fund units for 215 million euro as at 30 June 2006 and 192 million euro as at 30 June 2005.

Sub-caption “h) Other services” is broken down as follows:

(€/mil)

	30/06/2006	30/06/2005
Loans granted	83	75
Deposits and current account overdrafts	77	78
Current accounts	48	44
Other services - Domestic branches	11	15
Other services - Foreign bank branches	2	1
Total	221	213

2 .2 Commission income: products and services distribution channels	(€/mil)

			Total	Total
Channel/Value			30/06/2006	30/06/2005
a)	with own operating points		392	347
	1	portfolio management	—	—
	2	placement of securities	242	214
	3	other products and services	150	133
b)	outside supply		—	—
	1	portfolio management	—	—
	2	placement of securities	—	—
	3	other products and services	—	—
c)	other distribution channels		—	—
	1	portfolio management	—	—
	2	placement of securities	—	—
	3	other products and services	—	—

2.3 Commission expense: break-down	(€/mil)

		Total	Total
Service/Value		30/06/2006	30/06/2005
a)	guarantees received	(29)	(2)
b)	credit derivatives	—	—
c)	management and dealing services	(10)	(6)
	1 financial instruments trading	—	—
	2 dealing(s) in currency	(1)
	3 portfolio management	—	—
	3.1 own portfolio	—	—
	3.2 third party portfolio	—	—
	4 custody and administration of securities	(7)	(6)
	5 placement of financial instruments	(2)	—
	6 door-to-door sale of securities, financial products and services	—	—
d)	collection and payment services	(29)	(24)
e)	other services	(9)	(9)
Total		(77)	(41)

Sub-caption “e) Other services” is broken down as follows:

(€/mil)

	30/06/2006	30/06/2005
Dealing activities on loan transactions	—	—
Financing obtained	—	—
Dealing activities on financial transactions	—	—
Other services - Domestic branches	(9)	(9)
Other services - Foreign bank branches	—	—
Total	(9)	(9)

SECTION 3 – DIVIDENDS AND SIMILAR REVENUES – CAPTION 70

3.1 Dividends and similar revenues: break-down	(€/mil)

	Total		Total
	30/06/2006		30/06/2005
		Income from		Income from
Caption/Income	Dividends	OICR shares	Dividends	OICR shares
A. Financial assets held for trading	—	—	—	—
B. Available-for-sale financial assets	30	—	23	—
C. Financial assets designated as at fair value	—	—	—	—
D. Investment securities	1,257	X	694	X
Total	1,287	—	717	—

Dividends from equity shareholdings are made up as follows:

(€/mil)

	Total	Total
	30/06/2006	30/06/2005
Equity shareholdings	Dividends	Dividends
Eurizon Financial Group S.p.A. (former New Step)	249	—
Banca d’Intermediazione Mobiliare IMI S.p.A.	158	70
Sanpaolo Banco di Napoli S.p.A.	152	108
IMI Investimenti S.p.A.	143	—
Cassa di Risparmio di Padova e Rovigo S.p.A.	119	112
Cassa di Risparmio in Bologna S.p.A.	101	44
SPIAM SGR (a)	82	87
Banca OPI S.p.A.	67	—
Cassa di Risparmio di Venezia S.p.A.	53	30
Banca Popolare dell’Adriatico S.p.A. (b)	30	—
Friulcassa S.p.A.	26	18
Neos Banca S.p.A. (formerly Finemiro Banca S.p.A.)	21	11
Sanpaolo Leasint S.p.A. - Società di Leasing Internazionale	21	20
Sanpaolo IMI Private Equity S.p.A.	11	—
Cassa di Risparmio di Firenze S.p.A.	11	11
Cassa dei Risparmi di Forlì S.p.A.	4	5
Banca Fideuram S.p.A. (c)	—	115
Assicurazioni Internazionali di Previdenza S.p.A. (c)	—	50
Other	9	13
Total	1,257	694

(a) Company sold to Eurizon Financial Group S.p.A. during the period.

(b) Company incorporated into SANPAOLO IMI during the first half of 2006.

(c) Company sold to Eurizon Financial Group (formerly New Step).

SECTION   4 – PROFITS (LOSSES) ON FINANCIAL TRADING ACTIVITIES – CAPTION 80

4.1 Profits (losses) on financial trading activities: break-down	(€/mil)

Transaction/Income component			Capital gains	Profit on trading	Capital losses	Losses on trading	Net income
1	Financial assets held for trading		2	25	(23)	(1)	3
	1,1	Debt securities	1	13	(23)	(1)	(10)
	1,2	Equities (a)	—	12	—	—	12
	1,3	OICR shares	1	—	—	—	1
	1,4	Financing	—	—	—	—	—
	1,5	Other	—	—	—	—	—
2	Financial liabilities held for trading		—	—	—	—	—
	2,1	Debt securities	—	—	—	—	—
	2,2	Other	—	—	—	—	—
3	Financial assets and liabilities: exchange differences		X	X	X	X	18
4	Derivative instruments		281	1,209	(248)	(1,173)	76
	4,1	Financial derivatives:	281	1,206	(239)	(1,165)	90
		- On debt securities and interest rates	262	1,178	(220)	(1,141)	79
		- On equities and equity indices	18	3	(18)	—	3
		- On currencies and gold	X	X	X	X	7
		- Others	1	25	(1)	(24)	1
	4,2	Credit derivatives	—	3	(9)	(8)	(14)
Total			283	1,234	(271)	(1,174)	97

(a) Profits on trading of equities refer to the disposal of FIAT shares purchased following the conversion of the “FIAT Convertible Facility”.

SECTION   5 – FAIR VALUE ADJUSTMENTS FROM HEDGE ACCOUNTING – CAPTION 90

5.1 Fair value adjustments in hedge accounting: break-down	(€/mil)

			Total	Total
Income component/Value			30/06/2006	30/06/2005
A.	Income relating to:
	A.1	Fair value hedging derivatives	20	177
	A.2	Hedged financial assets (fair value)	—	89
	A.3	Hedged financial liabilities (fair value)	335	130
	A.4	Cash flow hedge financial derivatives	—	—
	A.5	Currency assets and liabilities	—	—
Total income from hedging activities			355	396
B.	Charges relating to:
	B.1	Fair value hedging derivatives	(194)	(161)
	B.2	Hedged financial assets (fair value)	(158)
	B.3	Hedged financial liabilities (fair value)	—	(237)
	B.4	Cash flow hedge financial derivatives	—	—
	B.5	Currency assets and liabilities	—	—
Total charges from hedging activities			(352)	(398)
C.	Fair value adjustments in hedge accounting		3	(2)

SECTION 6 – PROFITS (LOSSES) FROM DISPOSALS/REPURCHASES– CAPTION 100

6.1 Profits (losses) from disposals/repurchases: break-down	(€/mil)

			Total			Total
			30/06/2006			30/06/2005
					Net			Net
Caption/Income component			Profit	Losses	income	Profit	Losses	income
Financial assets
1	Due from banks		—	—	—	—	—	—
2	Loans to customers		16	—	16	11	—	11
3	Available-for-sale financial assets		250	—	250	45	—	45
	3,1	debt securities	—	—	27	—	27
	3,2	equities	250	—	250	1	—	1
	3,3	OICR shares	—	—	—	17	—	17
	3,4	financing	—	—	—	—	—	—
4	Financial assets held to maturity		—	—
Total Assets			266	—	266	56	—	56
Financial liabilities
1	Due to banks		—	—	—	—	—	—
2	Due to customers		—	(1)	(1)	—	—	—
3	Securities issued		2	(2)	1	(8)	(7)
Total Liabilities			2	(3)	(1)	1	(8)	(7)

Profits on disposal of loans to customers as at 30 June 2006 include 6 million euro relative to penalties for early repayment of mortgages and 10 million euro generated by the disposal of the non-performing loan to HAWAII 125 O TRUST on the secondary market in June.

Profits on disposal of equities classified as available-for-sale financial assets as at the same date include income from the disposal of the following shareholdings:

•                     Santander Central Hispano to the subsidiary Sanpaolo Imi International, with a capital gain of 239 million euro;

•                     other lesser shareholdings, with capital gains of 11 million euro.

In the period of comparison, penalties for early repayment of mortgages totaled 3 million euro and were included among interest income. Profits on disposal of loans to customers under point 2 refer to the disposal of non-performing loans without recourse.

SECTION 7 – NET INCOME FROM FINANCIAL ASSETS AND LIABILITIES DESIGNATED AS AT FAIR VALUE – CAPTION 110

7.1	Profits (losses) on financial assets and liabilities designated as at fair value: break-down	(€/mil)

		Profits on		Losses on
Transaction/Income component	Capital gains	disposals	Capital losses	disposals	Net income
1 Financial assets	—	1	(34)	—	(33)
1,1 Debt securities	—	1	(34)	—	(33)
1,2 Equities	—	—	—	—	—
1,3 OICR shares	—	—	—	—	—
1,4 Financing	—	—	—	—	—
2 Financial liabilities	—	—	—	—	—
2,1 Securities issued	—	—	—	—	—
2,2 Due to banks	—	—	—	—	—
2,3 Due to customers	—	—	—	—	—
3 Other financial assets and liabilities: exchange differences	X	X	X	X	—
4 Derivative instruments
4,1 Financial derivatives	30	—	—	—	30
- on debt securities and interest rates	30	—	—	—	30
- on equities and equity indices	—	—	—	—	—
- on currencies and gold	—	—	—	—	—
- other	—	—	—	—	—
4,2 Credit derivatives	—	—	—	—	—
Total derivatives	30	—	—	—	30
Total	30	1	(34)	—	(3)

Evaluations relating to financial derivatives on debt securities and interest rates relate to derivatives linked to the fair value option.

SECTION 8 – NET ADJUSTMENTS/WRITE-BACKS DUE TO IMPAIRMENT – CAPTION 130

8.1	Net adjustments to loans: break-down	(€/mil)

	Adjustments			Write-backs
	Specific			Specific			In portfolio		Total	Total
Transaction/Income component	Write-offs	Other	In portfolio	A	B		A	B	30/06/2006	30/06/2005
A. Due from banks	—	—	—	—	—		—	6	6	(3)
B. Loans to customers	(1)	(111)	(73)	20	59	(a)	—	13	(93)	(116)
C. Total	(1)	(111)	(73)	20	59		—	19	(87)	(119)

(a) Include 8 million euro from collection of loans previously written off.

Key

A = Due to interests

B = Other write-backs

8.2	Net adjustments/write-backs to available-for-sale financial assets: break-down	(€/mil)

	Adjustments		Write-backs
	Specific		Specific		Total as at	Total as at
Transaction/Income component	Write-offs	Other	A	B	30/06/2006	30/06/2005
A. Debt securities	—	—	—	—	—	—
B. Equities	—	—	—	—	—	(1)
C. OICR shares	—	—	X	X	—	—
D. Financing to banks	—	—	X	—	—	—
E. Financing to customers	—	—	—	—	—	—
F. Total	—	—	—	—	—	(1)

Key:

A = Due to interests
B = Other write-backs

There were no adjustments to financial assets held to maturity as at 30 June 2006 or 30 June 2005.

8.4	Net adjustments to other financial transactions: break-down	(€/mil)

	Adjustments			Write-backs
	Specific			Specific		In portfolio		Total	Total
Transaction/Income component	Write-offs	Other	In portfolio	A	B	A	B	30/06/2006	30/06/2005
A. Guarantees granted	—	—	(1)	—	—	—	1	—	—
B. Credit derivatives	—	—	—	—	—	—	—	—	—
C Commitments to grant finance	—	(17)	—	—	—	—	—	(17)	—
D. Other transactions	—	—	—	—	—	—	—	—	—
E. Total	—	(17)	(1)	—	—	—	1	(17)	—

Key

A= Due to interests
B = Other write-backs

SECTION 9 – ADMINISTRATIVE COSTS – CAPTION 150

9.1	Personnel costs:break-down	(€/mil)

	Total	Total
Type of costs/Value	30/06/2006	30/06/2005
1 Employees	(727)	(680)
a) wages and salaries	(502)	(471)
b) social security charges	(132)	(129)
c) employee termination indemnities	(14)	(12)
d) benefit plan expenses	—	—
e) accruals to provision for termination indemnities	(20)	(23)
f) accruals to pension funds and similar funds:	—	—
- defined contribution	—
- defined benefit	(13)	(10)
g) amounts paid to external complementary social security funds:	—	—
- defined contribution	(17)	(17)
- defined benefit	—	—
h) costs arising on payment agreements based on own financial instruments	(12)	(5)
i) other benefits in favor of employees	(17)	(13)
2 Other personnel	(1)	(1)
3 Directors	(2)	—
Total	(730)	(681)

Costs attributed to Directors as at 30 June 2005 were included under other administrative expenses.

9.2	Average number of employees by category:

	Total	Total
	30/06/2006	30/06/2005
Employees
a) Executives	412	369
b) Total managers	7,419	7,226
- of which: third and fourth level managers	2,547	2,532
c) Remaining employees	12,689	12,712
Other personnel	12	29
Total	20,532	20,336

9.3	Defined benefit company pension funds: total costs

As highlighted in Part B – Section 12.3 - Liabilities, in case of plans that spread risks between the various entities under joint control, the information refers to the plans taken on a collective basis. The table below shows overall charges incurred during the year, whereas the footnotes display the employee benefit plan cost shares carried by SANPAOLO IMI.

Costs recorded at statement of income	(€/mil)

30/06/2006
	Termination	INTERNAL	EXTERNAL
	Indemnities	PLANS (a)	PLANS (b)

Current service costs	(10)	(1)	(11)
Financial costs of determining the present value of the defined benefit obligations	(10)	(3)	(36)
Expected profit from the fund’s assets	—	3	32
Reimbursement from third parties	—	—	—
Recognized actuarial income	—	—	—
Recognized actuarial losses	—	—	—
Employee benefit plan costs related to past work performance (*)	—	—	—
Reduction of the Fund	—	—	—
Pay ment of the fund	—	—	—
Assets incurred in the year and not recognized	—	—	—

(a)             The share of the cost of the employee benefit plan carried by the Bank totaled 0.12 million euro pertaining to the Retirement Fund of the Cassa di Risparmio di Venezia and is balanced by “personnel costs”.

(b)            The share of the cost of the employee benefit plan carried by the Bank, including financial costs, totaled 13 million euro, almost all of which pertains to the Supplementary Retirement Fund for the Employees of the Istituto Bancario San Paolo di Torino and is balanced by “personnel costs”.

9.4	Other benefits in favor of employees

The “Other benefits in favor of employees” caption includes:

•                    13 million euro of contributions paid to the Cassa di Assistenza (relief funds) for SANPAOLO IMI employees;

•                    two million euro relating to changes due to the passing of time and to changes of the discount rate on staff leaving incentives funds allocated in previous years;

•                    three million euro of other minor benefits.

9.5	Other administrative costs: break-down (*)	(€/mil)

	Total	Total
	30/06/2006	30/06/2005
IT costs	(91)	(96)
Software maintenance and upgrades	(45)	(45)
Data transmission charges	(14)	(18)
Maintenance and charges relating to machinery and electronic equipment	(18)	(20)
Telephone	(14)	(13)
Property costs	(117)	(105)
Rental of premises	(54)	(50)
Security services	(8)	(7)
Cleaning of premises	(8)	(7)
Maintenance of property owned by the Bank	(9)	(10)
Maintenance of leasehold premises	(11)	(7)
Energy	(18)	(15)
Property costs	(9)	(9)
General expenses	(68)	(69)
Postal and telegraph charges	(20)	(18)
Office supplies	(7)	(7)
Transport and counting of valuables	(5)	(5)
Courier and transport services	(7)	(7)
Information and investigation	(24)	(23)
Other expenses	(5)	(9)
Professional and insurance fees	(43)	(44)
Professional fees	(36)	(36)
Legal and judiciary expenses	(2)	(3)
Insurance premiums banks and customers	(5)	(5)
Promotion, advertising and marketing expenses	(40)	(31)
Advertising and entertainment	(37)	(28)
Contributions and membership fees to trade unions and busines	(3)	(3)
Indirect personnel costs	(35)	(32)
Indirect personnel expenses	(35)	(32)
Services rendered by third parties	(27)	(24)
Charges for services provided by third parties	(27)	(24)
Total expenses	(421)	(401)
Indirect duties and taxes	(12)	(10)
Stamp duties	(4)	(1)
Tax on stock exchange contracts	—	—
Local property taxes	(5)	(4)
Substitute tax (Pres. Decree 60/173)	—	—
Other indirect duties and taxes	(3)	(5)
Total other administrative costs	(433)	(411)

(*) Net of recoverable expenses as per IAS/IFRS.

SECTION 10 – NET PROVISIONS FOR RISKS AND CHARGES – CAPTION 160

10.1	Net provisions for risks and charges: break-down	(€/mil)

	Total	Total
	30/06/2006	30/06/2005
Net provisions for legal disputes	(23)	(16)
- net provisions for legal disputes	(22)	(16)
- net provisions for personnel legal disputes	(1)	—
Net provisions for sundry risks and charges	(23)	(10)
- provision for tax litigation	—	—
- renegotiation of mortgage loans	—	(1)
- Gest Line dispute	(20)	(10)
- premium operations	(1)	(1)
- other	(2)	2
Total	(46)	(26)

SECTION 11 – NET ADJUSTMENTS/WRITE-BACKS TO TANGIBLE ASSETS – CAPTION 170

11.1	Net adjustments to tangible assets: break-down	(€/mil)

		Impairment
Asset/Income component	Amortization	adjustments	Write-backs	Net income
A. Tangible assets
A.1 Owned by the Bank	(76)	(7)	—	(83)
- for business use	(68)	(7)	—	(75)
- for investment	(8)	—	—	(8)
A.2 Leased	(5)	—	—	(5)
- for business use	(5)	—	—	(5)
- for investment	—	—	—	—
Total	(81)	(7)	—	(88)

SECTION 12 - NET ADJUSTMENTS/WRITE-BACKS TO INTANGIBLE ASSETS - CAPTION 180

12.1	Net adjustments to intangible assets: break-down	(€/mil)

Asset/Income component	Amortization	Adjustments due to impairment	Write-backs	Net income
A. Intangible assets
A.1 Owned by the Bank	(57)	—	—	(57)
- generated internally	(44)	—	—	(44)
- other	(13)	—	—	(13)
A.2 Leased	—	—	—	—
Total	(57)	—	—	(57)

SECTION 13 - OTHER OPERATING INCOME (EXPENSES) – CAPTION 190

13.1	Other operating expenses: break-down	(€/mil)

	Total	Total
Income component/Value	30/06/2006	30/06/2005
Other non-recurring expenses	(8)	(8)
Other expenses	(1)	(2)
Total	(9)	(10)

13.2	Other operating income: break-down	(€/mil)

	Total	Total
Income component/Value	30/06/2006	30/06/2005
Cost recoveries	5	4
Reimbursements for services to Group companies	208	199
Rent and other income from property	3	2
Other non-recurring income	7	12
Other income	5	7
Total	228	224

Services to banking networks and other Group Companies generating the income shown in the table, are governed by outsourcing contracts.

SECTION 14 – PROFITS (LOSSES) ON SHAREHOLDINGS IN ASSOCIATES AND COMPANIES SUBJECT TO JOINT CONTROL – CAPTION 210

14.1	Profits (losses) on equity shareholdings: break-down	(€/mil)

	Total	Total
Income component/Value	30/06/2006	30/06/2005
A. Income	—	1
1 Revaluations	—	—
2 Profit on disposal	—	1
3 Write-backs	—	—
4 Other positive changes	—	—
B. Charges	(1)	—
1 Write-downs	—	—
2 Adjustments due to impairment	—	—
3 Losses on disposal	(1)	—
4 Other negative changes	—	—
Net income	(1)	1

SECTION 15 – NET FAIR VALUE ADJUSTMENT TO TANGIBLE AND INTANGIBLE ASSETS – CAPTION 220

The Bank does not carry out an evaluation at fair value of tangible and intangible assets.

SECTION 16 – IMPAIRMENT OF GOODWILL – CAPTION 230

During the first half of 2006, the Bank did not carry out impairment of goodwill following the impairment test.

SECTION 17 – PROFITS (LOSSES) FROM DISPOSALS OF INVESTMENTS – CAPTION 240

17.1	Profits (losses) from disposals of investments: break-down	(€/mil)

	Total	Total
Income component/Value	30/06/2006	30/06/2005
A. Property	—	6
- Profit on disposal	—	6
- Losses on disposal	—	—
B. Other assets	4	3
- Profit on disposal	4	3
- Losses on disposal	—	—
Net income	4	9

Profits from disposals of investments as at 30 June 2006 refer to the sale of three branches of the incorporated company Banca Popolare dell’Adriatico to Cassa dei Risparmi di Bologna as part of a plan for geographical reorganization of the distribution network.

SECTION 18 – INCOME TAXES FOR THE PERIOD – CAPTION 260

18.1	Income taxes for the period: break-down	(€/mil)

Component/Value		Total 30/06/2006	Total 30/06/2005
1	Current taxes (-)	(276)	—
2	Changes in current taxes of previous periods (+/-)	—	—
3	Decrease in current taxes of the period (+)	—	24
4	Changes in deferred tax assets (+/-)	40	(196)
5	Changes in deferred taxes (+/-)	(9)	—
6	Taxes for the year (-) (-1+/-2+3+/-4+/-5)	(245)	(172)

SECTION 19 – PROFITS (LOSSES) FROM DISCONTINUED OPERATIONS AFTER TAXES – CAPTION 280

No profits or losses from discontinued operations were realized during the first half of 2006.

SECTION 20 – OTHER INFORMATION

Further information on the Bank’s results for the first half of 2006, including in relation to the various business sectors in which it operates, can be found in the Report on Operations.

SECTION 21 – PROFIT PER SHARE

For information on the break-down of the Bank’s share capital and on the changes during the year, please refer to Section 14 Parent Bank net shareholders’ equity of Part B - Liabilities - of these Explanatory Notes to the Parent Bank Financial Statements.

A total of 3,705,000 ordinary shares were added during the first half of the year subsequent to the exercise of stock options assigned to group management by the 2001 and 2002 stock option plans. An additional 1,650,000 shares were assigned to the former Chairman and Managing Directors by the 2001-2003 stock option plan.

For a break-down of stock option plans and further information about changes, the reader is referred to Part 1 - Payment agreements based on own financial instruments.

With reference to the calculation of the profit per share, the weighted average of the ordinary shares is increased by the weighted average of the preference shares. This decision is justified by the net result for the period which ensured an identical flow of remuneration both to ordinary and to preference shareholders.

Net of own shares held by the Parent Bank, the weighted average of the ordinary and preference shares included in the calculation of the base profit per share was 1,869,652,150 shares.

For the purposes of calculating the diluted gain per share, the shares that could be issued following the conversion to shares of all the “ordinary shares with potential dilution effect” supporting the stock option plan in place at 30 June 2006 were added to the number of computable shares. Their contribution is 516,931 shares.

Below are the principal elements used as numerator and denominator to compute the base profit and diluted profit per share.

The impact of dilution, attributable exclusively to the increase in ordinary shares consequent to the potential exercise of the residual stock option rights, is negligible.

First half 2006
Calculation of basis profit per share
Net profit (€/mil)	1,799
of which:
attributable to ordinary shareholders (€/mil)	1,526
attributable to preferred shareholders (€/mil)	273
Weighted average number of shares	1,869,652,150
Basis profit per share (€/mil)	0,96
Calculation of diluted profit per share
Contribution of potential ordinary shares arising from the stock option plans	516,931
Weighted average number of shares	1,870,169,081
Diluted profit per share (€/mil)	0,96

PART D – SEGMENT REPORTING

For primary and secondary segment reporting, the reader is referred to the Notes to the consolidated half year financial statements, Part D of the 2006 Half Year Report.

PART E – Information on risks and risk hedging policies

PART E – INFORMATION ON RISKS AND RISK HEDGING POLICIES

SECTION 1 – CREDIT RISK

QUALITATIVE INFORMATION

Credit Risk Management Policies

Organization

SANPAOLO IMI has established lines of conduct to be followed throughout the Group when taking on credit risk. The Parent Bank and the subsidiaries are assigned approval limits defined in terms of total Group exposure to the counterpart and also differentiated according to the counterpart’s internal rating. Any transaction exceeding the prescribed limits must be submitted to the approval/opinion of the appropriate Bodies of the Parent Bank, consisting of (according to the level of exposure) the Credit Department, the Group Credit Committee (composed of the Managing Director and the heads of the responsible structures), the Executive Committee and the Board of Directors.

The Credit Department, which is independent from the business segments, is responsible for defining and updating the credit procedures and processes at Group level. With regard to the acceptance phase, it ensures the investigation and approval/opinion phase of transactions that exceed the abovementioned approval limits. The Credit Department is also responsible for controlling and preventing the impairment in credit quality, and setting policies for the management and control of doubtful loans.

The Risk Management Department is responsible, at Group level, for defining and updating the credit risk measurement methods, with the objective of guaranteeing their alignment with best practice, as well as for analyzing the risk profile and preparing summary reports for SANPAOLO IMI’s top management on the changes in the Group’s asset quality.

The control structures operating within the individual Companies (and, consequently, that of SANPAOLO IMI) are responsible for measuring and monitoring the portion of the loan book assigned to them.

Management, measurement and control systems

SANPAOLO IMI has developed a set of instruments to ensure analytical control over the quality of the loans to customers and financial institutions, and loans subject to country risk.

With regard to loans to customers, grading models have been developed, differentiated according to the economic sector and size of the counterpart (Corporate, Italian Public Entities, Small Business, Mortgage). These models make it possible to summarize the credit quality of the counterparty in a measurement, the rating, which reflects the probability of default over a period of one year, adjusted on the basis of the average level of the economic cycle. Statistical calibrations have rendered these rating fully consistent with those awarded by rating agencies, forming a single scale of reference. The periodic backtesting analyses carried out to date, comparing the insolvency forecasts with the effective defaults, confirm the validity of the models used.

In 2005, the rating, which was previously used in the loan approval process with regard to counterparties submitted to the Group Credit Committee, was introduced as an essential element of the process also for loans granted by the branch network. Together with the assessment of the credit mitigating factors (typically guarantees, facility types and covenants), the rating contributes to defining the credit risk strategy, represented by the set of commercial policies and management behavior (frequency of reviews of lines of credit and recovery actions). The attribution of the rating is generally assigned to the branches, except for several types of counterparties (mainly large groups and complex conglomerates, non-banking financial institutions, insurance companies and cash flow financing), which, as they require expert assessments, are assigned to a specialist unit in the head office.

The new credit process, created in compliance with the organizational requirements of Basel 2, operates through the Group for the Corporate, Public Entities, Small Business and Mortgage segments. Activities are currently under way for extending this process to other products for Retail customers (the consumer credit component, where scoring models are used).

With regard to banking and finance counterparties, a system has been established to classify the financial institutions in a scale consistent with those used by rating agencies. The risk class forms the basic information which, in addition to the type and duration of the transaction, and by any guarantees present, makes it possible to determine the credit limits with each counterparty.

Lastly, as regards country risk, the rating is assigned on the basis of a model that takes into consideration the judgment of specialized institutions and agencies, market information and internal assessments.

The ratings are not just a direct instrument to monitor and control credit risk, but are also a primary element for management control of credit risk, through the credit risk portfolio model, which summarizes the information on asset quality in terms of risk indicators, including expected losses and capital at risk.

The expected loss is the product of exposure to default, probability of default (derived from the rating) and loss given default. The latter is measured with reference to an economic rather than accounting concept of loss including internal and external legal costs and prudently calculated on the discounted value of post-default recoveries of non-performing or problem loans.

The “expected” loss represents the average of the loss distribution, whereas the capital at risk is defined as the maximum “unexpected” loss that the Bank may incur with a confidence level of 99.96&, corresponding to the level of risk implied by the rating of Sanpaolo Imi senior debt assigned by the ratings agencies (AA- from Standard & Poor’s and Fitch, Aa3 from Moody’s).

Credit Risk Mitigation Techniques

The techniques for the mitigation of credit risk are the elements that contribute to reducing the loss given default. They include guarantees, facility types and covenants.

The evaluation of the mitigating factors is performed through a procedure that assigns a loss given default to each individual loan, assuming the highest values in the case of ordinary unsecured financing and decreasing in accordance with the strength given to any mitigating factors present.

The “very strong” and “strong” mitigating factors include pledges on financial assets and residential mortgages. Other mitigating guarantees include non-residential mortgages and personal guarantees issued by unrated parties, provided they have sufficient personal assets. The strength of the personal guarantee issued by rated parties (typically banks, Credit Guarantee Consortia and corporations, in general belonging to the same counterparty group) is assessed on the basis of the guarantor’s credit quality through mechanisms based on “PD substitution”.

The loss given default values are subsequently aggregated at customer level in order to provide a summary evaluation of the strength of the mitigating factors.

Within the credit acceptance and management process, as mentioned above, the strength of the mitigating factors is significant in the definition of the credit strategy, in particular with reference to the counterparties classified by the rating system as non investment grade.

In addition, certain types of transactions, typically medium-long term, require collateral or covenants for their finalization regardless of the credit strategy defined.

Impaired financial assets

This item describes the technical-organizational and methodological procedures used in the management and control of impaired financial assets. This information includes the methods of classification of the assets by counterparty quality, the factors that allow transition from impaired exposures to performing exposures, the analysis of the exposure by length of past due status, and the procedures for the assessment of the adequacy of write-downs and provisions.

****

Details of the classification of the impaired assets are provided in Part A – Accounting policies. The monitoring of the correct application of the classification rules, using dedicated tools and procedures, is delegated to a central structure responsible for credit control.

With reference to loans past due by more than 180 days, restructured loans and watch list loans, the structures responsible for their management are identified, on the basis of pre-determined thresholds of increasing significance, within the operational areas, in decentralized organizational units that carry out specialist activities and in a dedicated central structure that is responsible for the entire management and coordination of these matters.

The management of non performing positions is centralized within specialized functions of the head office which, in carrying out relevant recovery actions, rely on personnel located throughout the branch network. Within these actions, in order to identify the strategies that may be implemented for each individual position, out of court and judicial solutions are examined, in terms of cost-benefit analyses, taking into account the financial impact of the estimated recovery times.

The loss in value of impaired assets is calculated on the basis of the criteria detailed in part A – Accounting policies. The valuation is reviewed whenever significant events come to light that may alter the recovery prospects. In order for adjustments to be made in a timely manner for these events, the information relating to the debtor is periodically monitored and the progress of out of court settlements and the various phases of legal proceedings are continually verified.

The return of impaired exposures to performing status, governed by specific internal regulations, may only take place on the proposal of the abovementioned structures responsible for their management, upon ascertainment that the critical conditions or state of default no longer exist and subject to the binding opinion, where envisaged, of the structure responsible for credit control.

The overall doubtful loans portfolio is continually monitored through a predetermined control system and periodic managerial reporting.

QUANTITATIVE INFORMATION

A.               CREDIT QUALITY

A1. PERFORMING AND IMPAIRED LOANS: AMOUNTS, ADJUSTMENT, CHANGES, BREAK-DOWN BY TYPE AND GEOGRAPHICAL AREA

A.1.1	Financial assets analyzed by portfolio and credit quality (book value)	(€/mil)

Portfolio/Quantity	Non- performing loans	Problem loans	Restructured loans	Expired loans	Country Risk	Other assets	Total as at 30/06/2006
1 Financial assets held for trading	—	—	—	—	—	4,424	4,424
2 Available-for-sale financial assets	—	—	—	—	—	1,800	1,800
3 Financial assets held to maturity	—	—	—	—	—	2,192	2,192
4 Due from banks	—	—	—	—	19	47,929	47,948
5 Loans to customers	277	367	21	310	10	74,503	75,488
6 Financial assets designated as at fair value	—	—	—	—	—	898	898
7 Non-current assets and discontinued operations	—	—	—	—	—	—	—
8 Hedging derivatives	—	—	—	—	—	628	628
Total as at 30/06/2006	277	367	21	310	29	132,374	133,378
Total as at 31/12/2005	333	387	26	363	62	122,289	123,460

A.1.2	Financial assets analyzed by portfolio and credit quality (gross and net values)	(€/mil)

	Impaired assets				Other assets
Portfolio/Quality	Gross loans	Specific adjustments	Portfolio adjustments	Net loans	Gross loans	Portfolio adjustments	Net loans	Total (net loans)
1 Financial assets held for trading	—	—	—	—	4,424	—	4,424	4,424
2 Available-for-sale financial assets	—	—	—	—	1,800	—	1,800	1,800
3 Financial assets held to maturity	—	—	—	—	2,192	—	2,192	2,192
4 Due from banks	2	2	—	—	47,949	1	47,948	47,948
5 Loans to customers	2,508	1,477	56	975	75,015	502	74,513	75,488
6 Financial assets designated as at fair value	—	—	—	—	898	—	898	898
7 Non-current assets and discontinued operations	—	—	—	—	—	—	—	—
8 Hedging derivatives	—	—	—	—	628	—	628	628
Total as at 30/06/2006	2,510	1,479	56	975	132,906	503	132,403	133,378
Total as at 31/12/2005	2,771	1,589	73	1,109	122,810	459	122,351	123,460

A.1.3	Cash and off-balance sheet loans due from banks: gross and net values	(€/mil)

Type of loan/Value	Gross loans	Specific value adjustments	Portfolio value adjustments	Net loans
A. CASH LOANS
a) Non-performing loans	1	1	—	—
b) Problem loans	1	1	—	—
c) Restructured loans	—	—	—	—
d) Expired loans	—	—	—	—
e) Country Risk	20	—	1	19
f) Other assets	52,040	—	—	52,040
Total A	52,062	2	1	52,059
B. OFF-BALANCE SHEET LOANS
a) Impaired	—	—	—	—
b) Other	11,048	—	1	11,047
Total B	11,048	—	1	11,047

Impaired cash loans comprise unsecured loans subject to the “Country Risk”, amounting to 0.1 million euro totally written down. Off-balance sheet loans comprise guarantees issued and commitments.

A.1.4	Cash due from banks: changes in impaired loans subject to “country risk” - gross	(€/mil)

Type/Category	Non-performing loans	Problem loans	Restructured loans	Expired loans	Country Risk
A. Opening gross loans	1	1	—	—	54
- of which: loans sold and not cancelled	—	—	—	—	—
B. Increases	—	—	—	—	14
B.1 inflows from performing loans	—	—	—	—	—
B.2 transfer from other categories of impaired loans	—	—	—	—	—
B.3 other increases	—	—	—	—	14
C. Decreases	—	—	—	—	48
C.1 outflows to performing loans	—	—	—	—	—
C.2 cancellations	—	—	—	—	—
C.3 collections	—	—	—	—	—
C.4 arising from sales	—	—	—	—	—
C.5 transfer to other categories of impaired loans	—	—	—	—	—
C.6 other decreases	—	—	—	—	48
D. Closing gross loans	1	1	—	—	20
- of which: loans sold and not cancelled	—	—	—	—	—

A.1.5	Cash due from banks: changes in total value adjustments	(€/mil)

Type/Category	Non-performing loans	Problem loans	Restructured loans	Expired loans	Country Risk
A. Total opening adjustments	1	1	—	—	8
- of which: loans sold and not cancelled	—	—	—	—	—
B. Increases	—	—	—	—	—
B.1 adjustments	—	—	—	—	—
B.2 transfer from other categories of impaired loans	—	—	—	—	—
B.3 other increases	—	—	—	—	—
C. Decreases	—	—	—	—	7
C.1 writebacks from valuations	—	—	—	—	6
C.2 write-backs due to collection	—	—	—	—	—
C.3 cancellations	—	—	—	—	—
C.4 transfer to other categories of impaired loans	—	—	—	—	—
C.5 other decreases	—	—	—	—	1
D. Total closing adjustments	1	1	—	—	1
- of which: loans sold and not cancelled	—	—	—	—	—

Due from banks in countries at risk:

(€/mil)

	Gross loans
		of which:	not secured
Country	Total		book value	weighed value
Iran	68		13	4
Panama	3		3	3
Costa Rica	3		2	1
Other	2		2	1
Total gross loan	76		20	9
Total adjustments	1		1	—
Net loans as at 30.06.2006	75		19	—

A.1.6	Cash and off-balance sheet loans to customers: gross and net values	(€/mil)

Type of loan/Value	Gross loans	Specific value adjustments	Portfolio value adjustments	Net loans
A. CASH LOANS
a) non-performing loans	1,610	1,333	—	277
b) problem loans	498	131	—	367
c) Restructured loans	34	13	—	21
d) Expired loans	366	—	56	310
e) Country Risk	17	—	7	10
f) Other assets	80,829	—	495	80,334
Total A	83,354	1,477	558	81,319
B. OFF-BALANCE SHEET LOANS
a) Impaired	72	—	21	51
b) Other	36,410	—	44	36,366
Total B	36,482	—	65	36,417

Impaired cash loans comprise unsecured loans subject to the “Country Risk”, amounting to 1.2 million euro almost totally written down.

Off-balance sheet loans comprise guarantees issued and commitments.

A.1.7	Cash loans to customers: changes in impaired loans subject to “country risk” - gross	(€/mil)

Type/Category	Non-performing loans	Problem loans	Restructured loans	Expired loans	Country Risk
A. Opening gross loans	1,776	526	36	431	24
- of which: loans sold and not cancelled	—	—	—	—	—
B. Increases	212	259	17	681	—
B.1 inflows from performing loans	21	101	—	429	—
B.2 transfer from other categories of impaired loans	76	60	10	9	—
B.3 other increases (a)	115	98	7	243	—
C. Decreases	378	287	19	745	7
C.1 outflows to performing loans	2	25	—	340
C.2 cancellations	45	3	—	1	—
C.3 collections	116	102	10	316	—
C.4 arising from sales	—	—	—	—	—
C.5 transfer to other categories of impaired loans	5	86	6	58	—
C.6 other decreases	210	71	3	30	7
D. Closing gross loans	1,610	498	34	367	17
- of which: loans sold and not cancelled	—	—	—	—	—

A.1.8	Cash loans to customers: changes in total value adjustments	(€/mil)

Type/Category	Non-performing loans	Problem loans	Restructured loans	Expired loans	Country Risk
A. Total opening adjustments	1,443	139	10	68	8
- of which: loans sold and not cancelled	—	—	—	—	—
B. Increases	153	64	6	3	—
B.1 adjustments (a)	77	50	5	1	—
B.2 transfer from other categories of impaired loans	26	4	1	1	—
B.3 other increases	50	10	—	1	—
C. Decreases	263	72	3	15	1
C.1 write-backs from valuations	12	11	1	10	1
C.2 write-backs due to collection	38	9	—	—	—
C.3 cancellations	45	3	—	1	—
C.4 transfer to other categories of impaired loans	4	27	—	—	—
C.5 other decreases	164	22	2	4	—
D. Total closing adjustments	1,333	131	13	56	7
- of which: loans sold and not cancelled	—	—	—	—	—

(a) The caption comprises an overall 23 million euro interest in arrears.

Hedging ratio of loans to customers

Categories	30/06/2006	31/12/2005
	(%)	(%)
Non-performing loans	82.82	81.25
Problem and restructured loans	26.97	26.51
Loans due/overdue by more than 180 days	15.43	15.78
Unsecured loans exposed to country risk	38.98	33.33
Performing loans (a)	0.73	0.73

(a) Total performing loans do not include loans to Group companies, equal to 6.943 million euro as at 30 June 2006 and to 5.932 million euro as at 31 December 2005.

Loans to customers in countries at risk:

(€/mil)

	Gross loans
		of	not secured
Country	Total	which:	book value	weighed value
Azerbaijan	45		14	14
Argentina	23		3	3
Dominican Republic	9		—	—
Other	1		—	—
Total gross loan	78		17	17
Total adjustments	7		7	—
Net loans as at 30.06.2006	71		10	—

A.2 BREAK-DOWN OF LOANS BASED ON EXTERNAL AND INTERNAL RATINGS

External ratings are present on 17% of the loans to customers and on 59% of the loans to banks. Since they refer to counterparties belonging to the public and banking sectors and to corporate customers of high standing, these ratings are concentrated on the highest classes, as shown in chart 1.

Internal ratings, attributed also to counterparties with external ratings commented on above, cover loans to banks almost completely and loans to customers (over 95%). This coverage is almost total for the Corporate, Small Business and Mortgage sectors, which as described above have been affected by the introduction of the new processes conforming to Basel 2. Counterparties without rating are concentrated in the personal financing and consumer credit sectors, where the review of the models and processes are still underway. For the purposes of calculating the risk indicators, unrated counterparties are assigned an estimated rating on the basis of the average probabilities of default.

As regards the breakdown of loans by class of internal rating, given in chart 2, these are classified almost completely in the investment grade area (up to BBB-) as far as banks are concerned. Loans to customers, however, are 78% in the investment grade area, 17% in the intermediate classes (BB) and 5% in the riskiest classes, where the highest risk levels (less than B-) they are almost absent.

A.3 BREAK-DOWN OF GUARANTEED LOANS BY TYPE OF GUARANTEE

Secured loans to customers	(€/mil)

	30/06/2006	31/12/2005
a) Mortgages	22,830	19,247
b) Pledged assets:
1. cash deposits	1,305	1,458
2. securities	4,697	2,529
3. other instruments	245	316
c) Guarantees given by:
1. Governments	1,010	1,102
2 Other public entities	11	18
3 Banks	631	416
4. Other operators	9,282	9,086
Total	40,011	34,172

Loans to customers secured by banks comprise, for an amount of 144 million euro, positions for which the Bank is a protection buyer against default risks using derivative contracts on loans.

The total effect of “secured loans to customers” and of loans directly granted to a State and to other public entities on total loans to customers equals 56%.

Secured loans due from banks	(€/mil)

	30/06/2006	31/12/05
a) Mortgages	—	—
b) Pledged assets:
1. cash deposits	—	—
2. securities	8,642	8,647
3. other instruments	—	—
c) Guarantees given by:
1. Governments	—	—
2 Other public entities	45	51
3 Banks	—	13
4. Other operators	2	2
Total	8,689	8,713

B. DISTRIBUTION AND CONCENTRATION OF LOANS

	30/06/2006		31/12/2005
	(€/mil)	(%)	(€/mil)	(%)
Financing to households	16,457	21.8	15,581	23,2
Financing to family businesses and non-financial companies	39,930	52.9	37,398	55,6
Financing to financial companies	16,027	21.2	13,192	19,6
Financing to governments and public entities	1,937	2.6	731	1,1
Financing to others	182	0.2	134	0,2
Financing to customers	74,533	98.7	67,036	99,7
Debt securities	955	1.3	195	0,3
Loans to customers	75,488	100.0	67,231	100,0

Distribution of loans to non-financial companies	(€/mil)

	30/06/2006	31/12/2005
a) Other services relating to sales	7,246	7,072
b) Commercial, recovery and repair services	4,715	4,908
c) Public works	3,401	3,405
d) Communication services	1,956	2,013
e) Energy products	1,924	1,977
f) Other sectors	20,688	18,023
Total	39,930	37,398

Large risks - pursuant to legislation in force, “large risks” are those positions exceeding as a whole 10% of the regulatory capital	(€/mil)

	Total	Total
Asset/Value	30/06/2006	31/12/2005

A.1 Amount	6.408	6.441
A.2 Number	3	3

C. SECURITIZATION AND SALE OF ASSET TRANSACTIONS

C.1 SECURITIZATION TRANSACTIONS

QUALITATIVE INFORMATION

The Bank did not carry out securitization transactions pursuant to Italian Law 133/99, it held no shares in vehicle companies and it did not carry out servicer or arranger activities in such transactions.

QUANTITATIVE INFORMATION

C.1.1	Loans arising from securitization transactions divided by quality of the underlying asset	(€/mil)

	Cash loans
	Senior		Mezzanine		Junior
Underlying asset quality/Loans	Gross loans	Net loans	Gross loans	Net loans	Gross loans	Net loans
A. With own underlying assets
a) Impaired	—	—	—	—	—	—
b) Other	—	—	—	—	—	—
B. With third party underlying assets
a) Impaired	10	1	—	—	—	—
b) Other	320	238	—	—	3	—

Guarantees granted
	Senior		Mezzanine		Junior
Underlying asset quality/Loans	Gross loans	Net loans	Gross loans	Net loans	Gross loans	Net loans
A. With own underlying assets
a) Impaired	—	—	—	—	—	—
b) Other	—	—	—	—	—	—
B. With third party underlying assets
a) Impaired	—	—	—	—	—	—
b) Other	—	—	—	—	—	—

Credit lines
	Senior		Mezzanine		Junior
Underlying asset quality/Loans	Gross loans	Net loans	Gross loans	Net loans	Gross loans	Net loans
A. With own underlying assets
a) Impaired	—	—	—	—	—	—
b) Other	—	—	—	—	—	—
B. With third party underlying assets
a) Impaired	—	—	—	—	—	—
b) Other	—	—	—	—	—	—

C.1.3 Loans arising from main “third party” securitization transactions divided by type of securitization and of loan	(€/mil)

	Cash loans
	Senior		Mezzanine		Junior
Type of securitized assets/Loans	Book value	Adjustments/write- backs	Book value	Adjustments/write- backs	Book value	Adjustments/write- backs
A.1 Securities	109	—	—	—	—	—

A.2 Public real estate assets	18	—	—	—	—	—

A.3 Social contributions	103	—	—	—	—	—

A.5 Consumer credit	8	—	—	—	—	—

A.6 Film rights	1	—	—	—	—	—

Grand total	239	—	—	—	—	—

Guarantees granted
	Senior		Mezzanine		Junior
Type of securitized assets/Loans	Net loans	Adjustments/write- backs	Net loans	Adjustments/write- backs	Net loans	Adjustments/write- backs
A.1 Securities	—	—	—	—	—	—

A.2 Public real estate assets	—	—	—	—	—	—

A.3 Social contributions	—	—	—	—	—	—

A.5 Consumer credit	—	—	—	—	—	—

A.6 Film rights	—	—	—	—	—	—

Grand total	—	—	—	—	—	—

Credit lines
	Senior		Mezzanine		Junior
Type of securitized assets/Loans	Net loans	Adjustments/write- backs	Net loans	Adjustments/write- backs	Net loans	Adjustments/write- backs
A.1 Securities	—	—	—	—	—	—

A.2 Public real estate assets	—	—	—	—	—	—

A.3 Social contributions	—	—	—	—	—	—

A.5 Consumer credit	—	—	—	—	—	—

A.6 Film rights	—	—	—	—	—	—

Grand total	—	—	—	—	—	—

C.1.4	Loans to securitizations divided by portfolio and by type	(€/mil)

Loans/portfolio	Financial assets held for trading	Financial assets - fair value option	Available- for-sale financial assets	Financial assets held to maturity	Loans	Total 30/06/2006	Total 31/12/2005
1 Cash loans	129	1	—	—	109	239	245
- Senior	129	1	—	—	109	239	245
- Mezzanine	—	—	—	—	—	—	—
- Junior	—	—	—	—	—	—	—
2 Off-balance sheet loans	—	—	—	—	—	—	—
- Senior	—	—	—	—	—	—	—
- Mezzanine	—	—	—	—	—	—	—
- Junior	—	—	—	—	—	—	—

The total amount of assets underlying “junior” securities booked in the financial statements at a net value of 0.1 million euro amounts to six million euro.

Pursuant to Bank of Italy provisions, as at 30 June 2006, as summarized in the table, the Bank’s portfolio comprised the following securities deriving from securitization transactions, that is from securities or loan packaging transactions (ABS - Asset Backed Securities, MBS - Mortgage Backed Securities and CDO - Collateralized Debt Obligations).

Financial assets held for trading

•                    Securities representing securitizations carried out by the Italian State on receivables of the Istituto Nazionale Previdenza Sociale and the Istituto Nazionale Previdenza Dipendenti Pubblica Amministrazione. “Senior” securities, are booked in the financial statements at the book value of 103 million euro, adjusted according to market valuations.

•                    Securities representing securitizations carried out by the Italian State on receivables from the disposal of public property. “Senior” securities, are booked in the financial statements at the book value of 18 million euro, adjusted according to market valuations.

•                    Securities representing securitizations carried out on consumer credits of Findomestic S.p.A.. “Senior” securities, are booked in the financial statements at the book value of eight million euro, adjusted according to market valuations.

•                    Securities representing securitizations on receivables arising from the commercial exploitation of film rights of the Cecchi Gori Group. Such “senior” securities, are written down in previous years for a total of three million euro, and are booked in the financial statements at the value 0.1 million euro, and adjusted according to market valuations.

Financial assets - fair value option

•                    Securities representing securitizations on portfolios of performing “emerging markets and high yield bonds and loans” (CDO). Such “junior” securities, have a book value of 0.1 million euro after total write downs amounting to four million euro, mainly posted in previous years. The relevant underlying securitized assets equal six million euro.

•                    Securities representing securitizations on receivables arising from the commercial exploitation of film rights of the Cecchi Gori Group. Such “senior” securities, are written down in previous years for a total of eight million euro, and are booked in the financial statements at the value 0.4 million euro, and adjusted according to market valuations.

Loans

•                    Securities representing securitizations on issues made up of securities of French banks. “Senior” securities, are booked in the financial statements at the book value of 109 million euro, adjusted according to market valuations.

C.2 DISPOSAL TRANSACTIONS

C.2.1             Financial assets sold and not cancelled

	Financial assets held for trading			Financial assets designated as at fair value			Available-for-sale financial assets
Technical type/Portfolio	A	B	C	A	B	C	A	B	C
A. Cash assets	1,437	—	—	346	—	—	96	—	—
1 Debt securities	1,437	—	—	346	—	—	96	—	—
2 Equities	—	—	—	—	—	—	—	—	—
3 OICR	—	—	—	—	—	—	—	—	—
4 Financing	—	—	—	—	—	—	—	—	—
5 Impaired assets	—	—	—	—	—	—	—	—	—
B. Derivative instruments	—	—	—	—	—	—	—	—	—
Total as at 30/06/2006	1,437	—	—	346	—	—	96	—	—

	Financial assets held to maturity			Due from banks			Loans to customers			Total
Technical type/Portfolio	A	B	C	A	B	C	A	B	C	30/06/2006
A. Cash assets	1,589	—	—	1,478	—	—	—	—	—	4,946
1 Debt securities	1,589	—	—	1,478	—	—	—	—	—	4,946
2 Equities	—	—	—	—	—	—	—	—	—	—
3 OICR	—	—	—	—	—	—	—	—	—	—
4 Financing	—	—	—	—	—	—	—	—	—	—
5 Impaired assets	—	—	—	—	—	—	—	—	—	—
B. Derivative instruments	—	—	—	—	—	—	—	—	—	—
Total as at 30/06/2006	1,589	—	—	1,478	—	—	—	—	—	4,946

Key:

A=fully recorded financial assets sold (bookvalue)

B=partially recorded financial assets sold (bookvalue)

B=partially recorded financial assets sold (full value)

Financial assets sold and not cancelled are entirely represented by debt securities sold through reverse repurchase agreements.

Financial liabilities for assets disposed of and not written off the financial statements refer to reverse repurchase agreements for 6,395 million euro to customers and for 5,834 million euro to banks, representing repurchase agreements against own financial assets or repurchase agreements.

D. MODELS FOR MEASURING CREDIT RISK

The synthetic risk indicators show a slight improvement in the credit quality of the portfolio over the last 12 months (on a homogeneous basis): more specifically, the expected loss on loans to customers at the end of the half year, equal to 0.30% of loans, decreased by 3 basis points compared to 30 June 2005. Economic capital amounted to 3.6% of loans, a decrease of 0.2% compared to half year 2005.

SECTION 2 - MARKET RISKS

Organization

The main body responsible for the management and control of market risks is the Board of Directors, which defines the guidelines and strategic issues concerning market risks, allocates capital on the basis of the expected risk/return profile and approves the risk limits.

The Group Financial and Market Risk Committee (“CRFMG”) is responsible for defining risk measurement criteria and methodologies, the risk limit framework and verifying the risk profile. The CRFMG consists of the General Manager, the heads of the Group units responsible for risk-assumption, and the Risk Management Department.

The Finance Department of SANPAOLO IMI, which includes the Treasury Department, carries out the treasury activities and the financial risk management of the national banking networks centrally. Trading activities within the Group are especially concentrated in that they are mainly carried out by the Group’s investment bank, Banca IMI.

The Risk Management of SANPAOLO IMI is responsible for developing risk monitoring methodologies and proposals regarding the system of risk limits for the Bank and the Group, as well as measuring risks for the Bank and the Group’s banking subsidiaries (Sanpaolo Banco di Napoli, Sanpaolo Banca dell’Adriatico, Cassa di Risparmio in Bologna, Cassa di Risparmio di Padova e Rovigo, Cassa di Risparmio di Venezia, Friulcassa and Sanpaolo Banca dell’Adriatico) on the basis of a specific outsourcing contract.

The Bank’s and Group’s financial risk profile and the appropriate action undertaken to amend it are examined, at least monthly, by the CRFMG.

Market risk of non-trading portfolios

General issues and market risk management of non-trading portfolios

Financial risk generated by the banking portfolio pertains to the exposure of SANPAOLO IMI due to it is lending activities (retail and corporate banking). Interest rate risk is managed by SANPAOLO IMI in order to maximize profitability, consistently with the stability of P&L results over a long-term basis. For this purpose, position-taking consistently reflects the strategic views set by the CRFMG. Risk exposures are primarily managed both by monitoring the mix of financial assets and liabilities deriving from retail activities and by liquidity management, primarily through the use of hedging derivatives. Short-term risk exposures (less than 18 months) are also managed by cash instruments (interbank deposits), with direct access to the interbank market. Other cash instruments (mainly bonds) are employed on a less frequent basis to manage long term risk exposures (greater than 18 months). As to the foreign-exchange risk, spot and forward transactions are carried out by Parent Bank’s Treasury Department with the task of ensuring uniform pricing standards throughout the Bank and the Group and managing risk position originated by the brokerage activity of foreign currencies traded by customers. The non-trading portfolio comprises the exposure to market risks arising from equity shareholdings directly held by SANPAOLO IMI in companies listed and not consolidated on a line by line basis or under the equity method.

Measurement techniques for non-trading portfolios

The following methods are used to measure market risks of non-trading portfolios:

•                    Value at Risk (VaR);

•                    Sensitivity analysis.

The Value at Risk corresponds to the maximum potential loss in the portfolio’s market value that could be recorded over a ten day holding period with a statistical confidence interval of 99%, on the basis of volatility and past correlations (in the last 250 working days) of the single risk factors. For each currency, these factors comprise the short and long-term interest rates, exchange rates and share prices. The VaR is used, other than for the daily monitoring of risk arising from equity investments, also to represent the Bank’s overall exposure to various risk factors, thereby taking into account diversification benefits. VaR models have certain limitations; they are more reliable during normal market conditions, and historical data may fail to predict the future. VaR results cannot guarantee that possible future losses will not exceed the statistical estimate.

As a result, to manage and measure the market risk of the non-trading portfolio, the SANPAOLO IMI also relies on other tools, such as Shift Sensitivity Analysis.

Shift sensitivity analysis quantifies the change in value of a financial portfolio resulting from adverse movements in the risk factors (interest rate, exchange rate, equity and volatility). As regards interest rate risk, adverse movement is defined as a parallel and uniform shift of 100 basis points of the interest rate curve. The measurements include the risk originated by customer demand loans and deposits, whose features of stability and partial and delayed reactions to interest rate fluctuations have been studied by analyzing a large collection of historical data, obtaining a maturity representation model through equivalent deposits. For demand loans, the average duration is very short (approximately 1 month), whereas the estimated average duration for demand deposits is greater (approximately 12 months), depending on the stability features of deposits from households.

The net interest income sensitivity is also measured, which quantifies the impact on net interest income of a parallel and instantaneous shock in the interest rate curve of ±25 basis points, over a timescale of twelve months. This measure shows the effect of the changes in interest rates on the portfolio being measured, excluding assumptions regarding future changes in the mix of assets and liabilities and therefore cannot be considered a predictor of future level of net interest income.

Fair value hedge and cashflow hedge

The fair value are aimed at protecting deposits and loans from variations in the fair value due to movements in market interest rates. The types of derivatives primarily used are plain vanilla interest rate swaps (IRS), overnight index swaps (OIS), cross currency swaps (CCS) and options on interest rates entered into by SANPAOLO IMI with third parties, if short term. Otherwise, derivatives are negotiated mainly with Banca IMI, which, in turn, replicates the same transactions on the market so that the hedging transactions meet the specified criteria to be considered IFRS compliant at the level of the consolidated financial statements. The hedged assets and liabilities, specifically identified (micro-hedging), are mainly bonds issued or acquired by the bank and loans to customers. Macro-hedging is also carried out on demand deposits through derivatives contracts (interest rate swaps and overnight index swaps). Cash flow hedging transactions, whose objective is to hedge against the volatility of receivable and payable floating cash flows, represent a relatively modest proportion of the Group’s current outstanding derivatives.

Quantitative information

The interest rate risk of the banking portfolio of SANPAOLO IMI S.p.A, measured in terms of sensitivity analysis on the fair value, amounted to an average of 10 million euro in the first half of 2006. As at the end of June 2006 the fair value sensitivity equaled 26 million euro.

The interest margin sensitivity, in case of an increase by 25 basis points of the rates, equaled, at the end of June 2006, negative one million euro. In case of a decrease, sensitivity was positive totaling four million euro.

The VaR of the interest rate component of the banking portfolio floated during the same period around the average value of 58 million euro and reached 52 million euro at the end of December.

Price risk, which is measured on a daily basis using VaR (with a 99% confidence interval and a 10-day holding period), posted an average of 39 million euro for the first half of 2006, with a peak of 47 million euro and a low of 9 million euro at the end of the half year; VaR was down sharply at the end of June 2006 following the disposal of the shareholding in Santander Central Hispano to the subsidiary Sanpaolo IMI International S.A., which was the main asset in the portfolio of listed shares of SANPAOLO IMI.

Market risk of trading portfolios

SANPAOLO IMI does not engage in trading activity in the narrow sense of the term, since its trading activity is essentially concentrated in Banca IMI and its subsidiaries: some of its financial assets classified under the accounting framework as held for trading are held with a view to complementing the non-trading portfolio, as they are held for liquidity purposes as a part of the Group’s treasury portfolio. The trading of derivatives, mostly related to brokerage transactions, also includes transactions offsetting the risk arising from the securities portfolio and the proprietary positions taken for hedging short-term items in the non-trading portfolio. Therefore, interest rate risk assumed by SANPAOLO IMI as part of its trading portfolio can be assimilated and assigned to the market risk of the banking book as a whole.

2.6 FINANCIAL DERIVATIVE INSTRUMENTS

A.     FINANCIAL DERIVATIVES

A1           Regulatory trading portfolio: end-of-period notional values

(€/mil)

	Debt securities and		Equities and		Exchange rate and				Total		Total as at
Type of transaction/Underlying	equity price index		equity price index		gold		Other values		30/06/2006		31/12/2005
instrument	Listed	Unlisted	Listed	Unlisted	Listed	Unlisted	Listed	Unlisted	Listed	Unlisted	Listed	Unlisted
1 Forward rate agreement	—	2,113	—	—	—	—	—	—	—	2,113	—	756
2 Interest rate swap	—	79,502	—	—	—	—	—	—	—	79,502	—	61,716
3 Domestic currency swap	—	—	—	—	—	—	—	—	—	—	—
4 Currency interest rate swap	—	—	—	—	—	83	—	—	—	83	—	89
5 Basis swap	—	5,240	—	—	—	—	—	—	—	5,240	—	6,838
6 Equity index swaps	—	—	—	—	—	—	—	—	—	—	—	—
7 Real index swaps	—	—	—	—	—	—	—	—	—	—	—	—
8 Futures	238	—	—	—	—	—	—	—	238	—	—	—
9 Cap options	—	1,270	—	—	—	—	—	—	—	1,270	—	—
- Purchased	—	635	—	—	—	—	—	—	—	635	—	—
- Issued	—	635	—	—	—	—	—	—	—	635	—	—
10 Floor options	—	537	—	—	—	—	—	—	—	537	—	—
- Purchased	—	266	—	—	—	—	—	—	—	266	—	—
- Issued	—	271	—	—	—	—	—	—	—	271	—	—
11 Other options	—	73	—	318	—	5,447	—	—	—	5,838	—	7,945
- Purchased	—	39	—	159	—	2,702	—	—	—	2,900	—	4,004
- Plain vanilla	—	39	—	4	—	2,277	—	—	—	2,320	—	3,454
- Exotic		—		155		425	—	—	—	580	—	550
- Issued	—	34	—	159	—	2,745	—	—	—	2,938	—	3,941
- Plain vanilla	—	34	—	4	—	2,307	—	—	—	2,345	—	3,382
- Exotic	—	—	—	155	—	438	—	—	—	593	—	559
12 Forward agreements	—	—	—	—	—	18,283	—	—	—	18,283	—	17,123
- Purchase	—	—	—	—	—	13,220	—	—	—	13,220	—	12,184
- Sale	—	—	—	—	—	3,180	—	—	—	3,180	—	3,401
- Currency against currency	—	—	—	—	—	1,883	—	—	—	1,883	—	1,538
13 Other derivative contracts	—	—	—	—	—	3		54	—	57	—	50
Total	238	88,735	—	318	—	23,816	—	54	238	112,923	—	94,517

A.2	Non trading portfolio: end-of-period notional values
A.2.1	Hedged	(€/mil)

Type of transaction/Underlying	Debt securities and equity price index		Equities and equity price index		Exchange rate and gold		Other values		Total 30/06/2006		Total as at 31/12/2005
instrument	Listed	Unlisted	Listed	Unlisted	Listed	Unlisted	Listed	Unlisted	Listed	Unlisted	Listed	Unlisted
1 Forward rate agreement		100							—	100		100
2 Interest rate swap		48,364							—	48,364		21,639
3 Domestic currency swap									—	—
4 Currency interest rate swap						932			—	932		2,631
5 Basis swap		1,994							—	1,994		1,924
6 Equity index swaps									—	—
7 Real index swaps									—	—
8 Futures									—	—
9 Cap options	—	282	—	—	—	—	—	—	—	282	—	—
- Purchased	—	282							—	282
- Issued									—	—
10 Floor options	—	3	—	—	—	—	—	—	—	3	—	—
- Purchased	—								—	—
- Issued		3							—	3
11 Other options	—	—	—	—	—	—	—	—	—	—	—	375
- Purchased	—	—	—	—	—	—	—	—	—	—	—	301
- Plain vanilla		—							—	—		301
- Exotic									—	—
- Issued	—	—	—	—	—	—	—	—	—	—	—	74
- Plain vanilla		—							—	—		74
- Exotic									—	—
12 Forward agreements	—	—	—	—	—	43	—	—	—	43	—	43
- Purchase									—	—
- Sale						43			—	43		43
- Currency against currency									—	—
13 Other derivative contracts									—	—
Total	—	50,743	—	—	—	975	—	—	—	51,718	—	26,712

A.2	Non trading portfolio: end-of-period notional values
A.2.2	Other derivatives	(€/mil)

Type of transaction/Underlying	Debt securities and equity price index		Equities and equity price index		Exchange rate and gold		Other values		Total 30/06/2006		Total as at 31/12/2005
instrument	Listed	Unlisted	Listed	Unlisted	Listed	Unlisted	Listed	Unlisted	Listed	Unlisted	Listed	Unlisted
1 Forward rate agreement	—	—	—	—	—	—	—	—	—	—	—	—
2 Interest rate swap	—	838	—	—	—	—	—	—	—	838	—	997
3 Domestic currency swap	—	—	—	—	—	—	—	—	—	—	—	—
4 Currency interest rate swap	—	—	—	—	—	—	—	—	—	—	—	—
5 Basis swap	—	54	—	—	—	—	—	—	—	54	—	—
6 Equity index swaps	—	—	—	—	—	—	—	—	—	—	—	—
7 Real index swaps	—	—	—	—	—	—	—	—	—	—	—	—
8 Futures	—	—	—	—	—	—	—	—	—	—	—	—
9 Cap options	—	100	—	—	—	—	—	—	—	100	—	—
- Purchased	—	50	—	—	—	—	—	—	—	50	—	—
- Issued	—	50	—	—	—	—	—	—	—	50	—	—
10 Floor options	—	—	—	—	—	—	—	—	—	—	—	—
- Purchased	—	—	—	—	—	—	—	—	—	—	—	—
- Issued	—	—	—	—	—	—	—	—	—	—	—	—
11 Other options	—	—	—	3,453	—	—	—	—	—	3,453	—	3,802
- Purchased	—	—	—	1,606	—	—	—	—	—	1,606	—	1,797
- Plain vanilla	—	—	—	632	—	—	—	—	—	632	—	663
- Exotic	—	—	—	974	—	—	—	—	—	974	—	1,134
- Issued	—	—	—	1,847	—	—	—	—	—	1,847	—	2,005
- Plain vanilla	—	—	—	925					—	925	—	953
- Exotic	—	—	—	922					—	922	—	1,052
12 Forward agreements	—	—	—	—	—	—	—	—	—	—	—	—
- Purchase	—	—	—	—	—	—	—	—	—	—	—	—
- Sale	—	—	—	—	—	—	—	—	—	—	—	—
- Currency against currency	—	—	—	—	—	—	—	—	—	—	—	—
13 Other derivative contracts	—	—	—	—	—	—	—	—	—	—	—	—
Total	—	992	—	3,453	—	—	—	—	—	4,445	—	4,799

A.3	Financial derivatives: purchase and sale of underlying instruments	(€/mil)

	Debt securities and equity price index		Equities and equity price index		Exchange rate and gold		Other values		Total 30/06/2006		Total as at 31/12/2005
Type of transaction/Underlying instrument	Listed	Unlisted	Listed	Unlisted	Listed	Unlisted	Listed	Unlisted	Listed	Unlisted	Listed	Unlisted
A. Regulatory trading portfolio:	238	82,489	—	8	—	49	—	54	238	82,600	—	88,642
1 Transactions with underlying asset exchange	—	—	—	—	—	—	—	—	—	—	—	21,868
- Purchase						—			—	—	—	14,314
- Sale						—			—	—	—	5,525
- Currency against currency						—			—	—	—	2,029
2 Transactions without underlying asset exchange	238	82,489	—	8	—	49	—	54	238	82,600	—	66,774
- Purchase	118	40,134		4		26		27	118	40,191	—	32,224
- Sale	120	42,355		4		23		27	120	42,409	—	34,550
- Currency against currency											—
B. Non trading portfolio
B.1 Hedged	—	49	—	—	—	975	—	—	—	1,024	—	24,789
1 Transactions with underlying asset exchange	—	—	—	—	—	975	—	—	—	975	—	2,674
- Purchase						932			—	932	—	2,631
- Sale						43			—	43	—	43
- Currency against currency	—	—	—	—	—	—	—	—	—	—	—	—
2 Transactions without underlying asset exchange	—	49	—	—	—	—	—	—	—	49	—	22,115
- Purchase		45							—	45	—	17,988
- Sale		4							—	4	—	4,127
- Currency against currency									—	—	—	—
B.2 Other derivatives	—	1,945	—	3,763	—	—	—	—	—	5,708	—	3,837
1 Transactions with underlying asset exchange	—	—	—	1,512	—	—	—	—	—	1,512	—	1,502
- Purchase				294					—	294	—	284
- Sale				1,218					—	1,218	—	1,218
- Currency against currency									—	—	—	—
2 Transactions without underlying asset exchange	—	1,945	—	2,251	—	—	—	—	—	4,196	—	2,335
- Purchase		50		1,152					—	1,202	—	1,219
- Sale		1,895		1,099					—	2,994	—	1,116
- Currency against currency	—	—	—	—	—	—	—	—	—	—	—	—

A.4	Financial derivatives: Over the counter: positive fair value - counterparty risk	(€/mil)

	Debt securities and equity price index			Equities and equity price index			Exchange rate and gold			Other values			Different underlying instruments
Counterparty/Underlying instrument	Gross unsettled	Gross settled	Future exposure	Gross unsettled	Gross settled	Future exposure	Gross unsettled	Gross settled	Future exposure	Gross unsettled	Gross settled	Future exposure	?Settled	Future exposure
A. Regulatory trading portfolio
A.1 Governments and central banks	—	—	1	—	—	—	—	—	—	—	—		—	—
A.2 Public entities	12	—	—	—	—	—	—	—	—	—	—		—	—
A.3 Banks	—	405	—	—	1	—	10	105	13	—	—	—	328	88
A.4 Financial companies	6	4	6	—	—	—	3	—	2	—	—		—	—
A.5 Insurance companies	—	—	—	—	—	—	—	—	—	—	—		—	—
A.6 Non-financial companies	113	—	49	—	—	—	59	—	26	1	—	1	—	—
A.7 Other entities	1	—	—	—	—	—	1	—	1	—	—		—	—
Total as at 30/06/2006	132	409	56	—	1	—	73	105	42	1	—	1	328	88
Total as at 31/12/2005	152	626	32	—	34	30	109	184	53	1	—	3	354	128
B. Non trading portfolio
B.1 Governments and central banks	—	—	—	—	—	—	—	—		—	—	—	—	—
B.2 Public entities	—	—	—	—	—	—	—	—		—	—	—	—	—
B.3 Banks	—	583	—	—	193	56	—	4	—	—	—	—	230	173
B.4 Financial companies	—	43	—	—	—	—	—	—		—	—	—	45	2
B.5 Insurance companies	—	—	—	—	—	—	—	—		—	—	—	—	—
B.6 Non-financial companies	—	—	—	—	—	—	—	—		—	—	—	—	—
B.7 Other entities	—	—	—	—	—	1	—	—		—	—	—	—	—
Total as at 30/06/2006	—	626	—	—	193	57	—	4	—	—	—	—	275	175
Total as at 31/12/2005	—	805	—	—	156	22	—	5	—	—	—	—	370	167

A.5	Over the counter financial derivatives: negative fair value - financial risk

	Debt securities and equity price index			Equities and equity price index			Exchange rate and gold			Other values			Different underlying instruments
Counterparty/Underlying instrument	Gross unsettled	Gross settled	Future exposure	Gross unsettled	Gross settled	Future exposure	Gross unsettled	Gross settled	Future exposure	Gross unsettled	Gross settled	Future exposure	Settled	Future exposure
A. Regulatory trading portfolio
A.1 Governments and central banks	11	—	—	—	—	—	—	—	—	—	—	—	—	—
A.2 Public entities	—	37	—	—	—	—	—	—	—	—	—	—	37	—
A.3 Banks	—	410	—	—	—	—	69	277	20	—	1	—	285	52
A.4 Financial companies	11	13	3	—	—	—	14	4	9	—	—	—	19	2
A.5 Insurance companies	—	—	—	1	—	—	—	—	—	—	—	—	—	—
A.6 Non-financial companies	51	—	17	—	—	—	29	—	7	—	—	2	1	—
A.7 Other entities	3	—	—	—	—	—	—	—	—	—	—	—	—	—
Total as at 30/06/2006	76	460	20	1	—	—	112	281	36	—	1	2	342	54
Total as at 31/12/2005	61	889	32	20	10	—	39	143	16	—	—	3	290	38
B. Non trading portfolio
B.1 Governments and central banks	—	—	—	—	—	—	—	—	—	—	—	—	—	—
B.2 Public entities	—	—	—	—	—	—	—	—	—	—	—	—	—	—
B.3 Banks	—	335	—	—	6	—	—	106	—	—	—	—	116	30
B.4 Financial companies	5	1	—	—	—	—	—	—	—	—	—	—	—	—
B.5 Insurance companies	—	—	—	21	—	—	—	—	—	—	—	—	—	—
B.6 Non-financial companies	—	—	—	—	—	—	—	—	—	—	—	—	—	—
B.7 Other entities	—	—	—	167	—	—	—	—	—	—	—	—	—	—
Total as at 30/06/2006	5	336	—	188	6	—	—	106	—	—	—	—	116	30
Total as at 31/12/2005	6	302	2	162	—	—	—	443	—	—	—	—	424	36

A.6	Residual maturity of over the counter financial derivatives: notional values	(€/mil)

Underlying/Residual maturity	Up to 1 year	Between 1 and 5 years	Beyond 5 years	Total
A. Regulatory trading portfolio
A.1 Financial derivatives on debt securities and interest rates	55,408	21,915	11,412	88,735
A.2 Financial derivatives on equities and interest rates	311	7	—	318
A.3 Financial derivatives on exchange rate and gold	22,974	759	83	23,816
A.4 Financial derivatives on other values	51	3	—	54
B. Non trading portfolio
B.1 Financial derivatives on debt securities and interest rates	32,743	14,513	4,479	51,735
B.2 Financial derivatives on equities and interest rates	762	1,387	1,304	3,453
B.3 Financial derivatives on exchange rate and gold	43	591	341	975
B.4 Financial derivatives on other values	—	—	—	—
Total as at 30/06/2006	112,292	39,175	17,619	169,086
Total as at 31/12/2005	71,939	39,380	14,709	126,028

B. CREDIT DERIVATIVES

B.1	Credit derivatives: end-of-period notional values	(€/mil)

	Regulatory trading portfolio		Other transactions
Categories of operations	on one entity	on more than one entity (basket)	on one entity	on more than one entity (basket)
1 Hedging purchases
1.1 With underlying asset exchange credit default swap	13	110	1,007	—
1.2 Without underlying asset exchange credit default swap	—	1,882	—	—
TOTAL as at 30/06/2006	13	1,992	1,007	—
TOTAL as at 31/12/2005	12	2,207	67	—
2 Hedging sales
2.1 With underlying asset exchange	—	—	—	—
credit default swap	13	110	—	—
2.2 Without underlying asset exchange
credit default swap	—	—	—	—
credit linked notes	—	6	—	—
TOTAL as at 30/06/2006	13	116	—	—
TOTAL as at 31/12/2005	12	266	—	—

B .2	Credit derivatives: positive fair value - counterparty risk	(€/mil)

	Notional		Future
Type of transaction/Values	value	Positive fair value	exposure
A. REGULATORY TRADING PORTFOLIO	549	2	2
A.1 Hedging purchases with counterparties:	420	—	2
1 Governments and central banks	—	—	—
2 Other public entities	—	—	—
3 Banks	412	—	2
4 Financial companies	8	—	—
5 Insurance businesses	—	—	—
6 Non-financial companies	—	—	—
7 Other entities	—	—	—
A.2 Hedging sales with counterparties:	129	2	—
1 Governments and central banks	—	—	—
2 Other public entities	—	—	—
3 Banks	129	2	—
4 Financial companies	—	—	—
5 Insurance businesses	—	—	—
6 Non-financial companies	—	—	—
7 Other entities	—	—	—
B. NON TRADING PORTFOLIO	249	—	5
B.1 Hedging purchases with counterparties:	249	—	5
1 Governments and central banks	—	—	—
2 Other public entities	—	—	—
3 Banks	249	—	5
4 Financial companies	—	—	—
5 Insurance businesses	—	—	—
6 Non-financial companies	—	—	—
7 Other entities	—	—	—
B.2 Hedging sales with counterparties:	—	—	—
1 Governments and central banks	—	—	—
2 Other public entities	—	—	—
3 Banks	—	—	—
4 Financial companies	—	—	—
5 Insurance businesses	—	—	—
6 Non-financial companies	—	—	—
7 Other entities	—	—	—
Total as at 30/06/2006	798	2	7
Total as at 31/12/2005	1,252	8	12

B.3	Credit derivatives: negative fair value - financial risk	(€/mil)

Type of transaction/Values	Notional value	Negative fair value
REGULATORY TRADING PORTFOLIO
1 Hedging purchases with counterparties:	1,582	6
1.1 Governments and central banks	—	—
1.2 Other public entities	—	—
1.3 Banks	1,116	4
1.4 Financial companies	466	2
1.5 Insurance businesses	—	—
1.6 Non-financial companies	—	—
1.7 Other entities	—	—
Total as at 30/06/2006	1,582	6
Total as at 31/12/2005	1,240	1

B.4	Residual maturity of credit derivative contracts: notional values	(€/mil)

		Between 1	Beyond 5
Underlying/Residual maturity	Up to 1 year	and 5 years	years	Total
A. REGULATORY TRADING PORTFOLIO
A. 1 Credit derivatives with reference obligation qualified	201	991	941	2,133
A. 2 Credit derivatives with reference obligation unqualified	—	—	—	—
B. NON TRADING PORTFOLIO
B. 1 Credit derivatives with reference obligation qualified	792	148	—	940
B. 2 Credit derivatives with reference obligation unqualified	—	67	—	67
Total as at 30/06/2006	993	1,206	941	3,140
Total as at 31/12/2005	200	1,092	1,272	2,564

SECTION 3 – LIQUIDITY RISK

QUALITATIVE INFORMATION

The metric used for liquidity risk management is based on a cash-flow analysis through the calculation of mismatches between inflows and outflows, grouped in different maturity buckets according to their contractual or expected residual maturities. A centralized approach is adopted for managing liquidity risk. The Treasury Department of SANPAOLO IMI and Sanpaolo IMI Ireland function as single points of direct access to the markets to raise funds against the assets originated from the retail and corporate activity at the branch level. In this framework, liquidity management is overseen by the Parent Bank’s Finance Department, in line with the Group’s Policy, which defines, at a consolidated level, a liquidity target ratio for the short term (0 – 1 month period) and attention thresholds on subsequent time bands, the triggering of which activates a contingency plan. A minimum treasury securities portfolio, made up of promptly liquid assets, is held to cover very short-term liquidity risk. The consolidated liquidity position also includes obligations deriving from the other main Group subsidiaries that use the Parent Bank’s Treasury Department as a single point of access to the markets.

The Risk Management Department periodically monitors liquidity risk limits (liquidity gap, ratio observance); reporting is periodically presented and discussed at the CRFMG.

QUANTITATIVE INFORMATION

1. Break-down by contractual residual maturity of financial assets and liabilities	(€/mil)

			Between 3
	On	Up to 3	and 12	Between 1	Beyond 5
Caption/Time interval	demand	months	months	and 5 years	years	Indefinite life	Total
A. Assets
A.1 Financial assets held for trading *	209	28	181	2,078	1,010	—	3,506
A.2 Financial assets designated as at fair value	1	57	177	127	536	—	898
A.3 available-for-sale financial assets **	2	66	66	249	265	10	658
A.4 Financial assets held to maturity	—	—	—	1,701	491	—	2,192
A.5 Due from banks	4,640	23,219	8,751	4,814	6,512	12	47,948
A.6 Loans to customers	11,258	18,186	8,138	20,308	16,549	992	75,431
A.7 Off-balance sheet transactions	5,172	69,463	38,963	25,354	7,684	—	146,636
Total assets	21,282	111,019	56,276	54,631	33,047	1,014	277,269
B. Liabilities
B.1 Due to banks	5,794	22,761	10,559	4,011	3,396	—	46,521
B.2 Due to customers	35,845	14,802	1,078	115	1,144	—	52,984
B.3 Securities issued	638	1,594	3,508	16,200	8,046	—	29,986
B.4 Financial liabilities held for trading *	—	—	—	—	—	—	—
B.5 Financial liabilities evaluated at fair value	—	—	—	—	—	—	—
B.6 Off-balance sheet transactions	4,085	68,106	46,930	17,433	10,084	—	146,638
Total liabilities	46,362	107,263	62,075	37,759	22,670	—	276,129

* Financial assets/liabilities held for trading comprise only cash assets/liabilities.

**Available-for-sale assets do not comprise equities.

Cash transactions subject to fair value hedging are net of gains/losses.

2. Break-down of financial liabilities by sector	(€/mil)

	Governments
	and central	Other public	Financial	Insurance	Non-financial
Loan/Counterparty	banks	entities	companies	businesses	companies	Other entities
1. Due to customers	657	488	10,395	1,094	15,962	24,459
2. Securities issued	—	—	—	—	—	29,918
3. Financial liabilities held for trading	49	—	902	21	252	3
4. Financial liabilities evaluated at fair value	—	—	—	—	—	—
TOTAL as at 30/06/2006	706	488	11,297	1,115	16,214	54,380
TOTAL as at 31/12/2005	944	487	10,767	965	14,942	50,164

3. Break-down of financial liabilities by region	(€/mil)

		OTHER
		EUROPEAN			REST OF THE
Loan/Counterparty	ITALY	COUNTRIES	AMERICA	ASIA	WORLD
1. Due to customers	40,535	3,084	8,258	456	722
2. Due to banks	20,822	17,665	887	3,384	3,775
3. Securities issued	28,807	52	1,010	49	—
4. Financial liabilities held for trading	649	486	53	1	38
5. Financial liabilities evaluated at fair value	—	—	—	—	—
TOTAL as at 30/06/2006	90,813	21,287	10,208	3,890	4,535
TOTAL as at 31/12/2005	84,791	19,449	9,966	3,423	5,361

SECTION 4 – OPERATIONAL RISKS

SANPAOLO IMI considers two other types of risk in its models: operational risk and business risk.

OPERATIONAL RISK

Operational risk is defined as the risk of incurring losses as a result of failures in internal control or information systems, errors of personnel or external events.  The internal definition of operational risk includes the risk introduced by the New Basel Capital Accord, extending it to include the reputational risk.

SANPAOLO IMI has defined the overall Operational risk management framework by setting up a Group policy and organizational processes for measuring, managing and controlling operational risk. The control of operational risk is attributed to the Parent Bank’s Board of Directors, which sets the management policies and the subsequent organizational structure. The Operational Risk Committee (made up of the General Manager and Department Managers) has the task of monitoring the operational risk profile of the Group and deciding on the main activities for mitigation and transfer. The centralized unit at Group level, part of Risk Management, is responsible for developing methodologies for measuring risk, processing loss data and preparing the resultant management instruments. In line with Basel 2 requirements, the business lines, subsidiaries and the Corporate Center structures are now directly involved in the Operational Risk Management process, through the creation of specific decentralized control centers within the business units. These decentralized centers are responsible for gathering information about events that have generated operational losses, carrying out analyses of scenarios and evaluating the risk associated with the business environment and the operating context.

The method of measuring the operational risk profile requires the combined use of information on internal and external historical operational losses, with qualitative factors deriving from scenario analyses and evaluations of the system of internal controls and of the operating context.

The internal operational losses are recorded by decentralized control centers, suitably verified by the central structure and managed by a dedicated computer system. For each category of risk, in line with the definitions of the Basel regulations, the database of historical events is analyzed, including both internal Group events and events traceable to the participation in loss data sharing initiatives (DIPO in Italy and ORX at international level). Results are obtained by applying actuarial techniques that separately analyze the frequency and the severity of events and subsequently create, by means of suitable Monte Carlo techniques, the aggregated annual loss distribution and consequently the measurement of risk.

The scenario analyses are based on structured, organized collection of subjective estimates expressed directly by Management (Business Areas/Corporate Center) and have as their objective the evaluation of the potential economic impact for particularly serious operationing events. These evaluations, calculated using statistical-actuarial techniques, provide an estimate of unexpected loss that is subsequently integrated with the measurement obtained from the analysis of historical loss data.

Capital at risk is therefore identified as the minimum measurement at Group level, net of insurance cover, required to bear the maximum potential annual loss with a level of confidence of 99.96% (99.9% for regulatory measurement). The methodology also applies a corrective factor, which derives from the qualitative analyses of the risk of the operating context, to take account of the effectiveness of internal controls in the various organizational units.

BUSINESS RISK

Business risk (or strategic risk) is defined as the risk of incurring losses due to changes in the macro-or micro-economic scenario that could jeopardize the ability to generate income, typically by a drop in operating volumes or margin compression. This is evaluated by breaking down the activities in the Business Areas, based on their respective cost and revenue structures, into elementary “industrial” businesses (for example data processing, consulting and distribution). The level of capitalization in line with the level observed in companies operating with the same processes is attributed to the Business Areas.

LEGAL DISPUTES

Anatocism

In March 1999, the Italian Court of Cassation changed its previous opinion and declared the quarterly capitalization of interest payable on current accounts to be illegitimate, assuming that the relevant clauses in bank contracts do not integrate “regulatory” use, but rather “trading” use, and therefore, such clauses are not adequate to derogate from the prohibition of anatocism pursuant to Art. 1283 of the Italian Civil Code.

The subsequent D.Lgs. no. 342 of 1999 confirmed the legitimacy of capitalization of interest in current accounts, as long as it is done with the same frequency of calculating interest for both debt and credit interest. From the date of this regulation taking effect (April 2000), all current account operations have been brought into line, with quarterly capitalization of both interest income and expense. Therefore the dispute which arise on this issue concerns only those contracts which were stipulated before the indicated date.

With the decision of the United Sections on 4/11/2004, the Court of Cassation again excluded the possibility that said use may become the law.  Moreover, this ruling by the Court of Cassation has not eliminated the possibility of sustaining (on the basis of profiles different from those examined) the lawfulness of methods of infra-annual interest calculation:  in some cases the prevailing legislation has actually recognized the soundness of these different profiles.

The overall number of pending cases is at an insignificant level in absolute terms, and is the subject of careful monitoring. The risks related to these disputes are covered by prudential allocations to the provision for other risks and charges, commensurate with the amount of individual requests by the court. Also in case no specific amount is requested (on the part of the party who brings the case to court) and until the judicial accounting appraisal is carried out at the investigating stage, the risk of legal dispute is catered for by adequate allocations to the provisions for risks and charges covering pending legal disputes.

GEST Line dispute

GEST Line S.p.A. is the SANPAOLO IMI Group company that carries out tax collection activities, which was created as a result of the merger by incorporation of Gerico, Sanpaolo Riscossioni Genova, Sanpaolo Riscossioni Prato and Esaban tax collecting companies.

The risks connected to this dispute are almost exclusively attributable to a dispute with the tax authorities in respect of claims of irregularities and vary by nature and size according to the business of each merged company.

With reference to Gerico S.p.A., previously a subsidiary of the former Cardine Banca which was later merged by incorporation into SAN-PAOLO IMI, there are a number of administrative and accounting proceedings pending, filed both by local Tax Offices and by the General Accounting Office for alleged tax irregularities that give rise to liabilities, owing to the failure to collect taxes. More specifically, the aforementioned proceedings are connected with alleged irregularities committed by several tax collection officials while carrying out report drafting activities during inspections at delinquent taxpayers’ premises. These proceedings are still pending, within either first or higher-instance courts, and are overseen on a continuous basis by the legal professionals engaged to defend the company.

The dispute involving Esaban S.p.A. (a company in the tax collection sector of former Banco di Napoli, which incorporated all the other tax collection companies of the Group, changing its name to GEST Line S.p.A.) originated from a series of provisions denying the reimbursements issued by the tax authorities in the years 1999 – 2001, all appealed against following the hierarchical line.

The risks connected with the Gerico S.p.A. and Esaban S.p.A. disputes are hedged by unlimited guarantees previously issued by the companies transferring the respective tax collection branches of business (each of the savings banks then merged into Cardine Banca and the former Banco di Napoli). The abovementioned guarantees cover any losses or contingent liabilities following events prior to the respective dates of transfer and expired in 2005, without prejudice to the court cases pending at that time, for which the abovementioned guarantee is also valid beyond the said expiry date.  In light of the events involving the mergers of Cardine Banca and Banco di Napoli, SANPAOLO IMI took over the commitments deriving from the aforementioned guarantees, whose risks are, as a whole, covered by appropriate allocations.

Pursuant to Article 1, paragraphs 426, 426 bis and 426 ter of law no. 311/2004, private companies providing public services are granted the facility of correcting, with regard to the inland revenue and other bodies, the administrative responsibilities deriving from the activity carried out until 30 June 2005 by means of payment of a fixed amount per inhabitant served.

GEST Line has decided to adhere to the abovementioned correction by paying the first two installments, equal to 70% of the total sum to pay.

Art. 26 quater of Law No. 248 of 4 August 2006 (which set forth the conversion into law, with amendments, of D.L. No. 223 of 4 July 2006), clarified in its interpretation, that the effects of the correction do not apply to irregularities consisting of falsifications in documents prepared by employees, when said irregularities were prosecuted before the date of taking effect of Law No. 311/2004.

According to this criteria of interpretation, most of the potential risks connected to the aforementioned disputes (primarily concentrated on the Bologna agency) are eliminated as a result of the established correction. Risks of irregularities connected to the tax collection activities of the concession in Venice are not comprised within the scope of the amnesty, as within the criminal proceedings of the case, falsifications in the records of access to information prepared by the tax officials were officially declared. The maximum amount of said risks not covered by the amnesty has recently been estimated by the Veneto Regional Revenue Office as approximately 37 million euro. Part of the dispute has already resulted in a sentence issued by the local section of the General Auditor’s Office requiring compensation for the revenue loss, for a total of approximately 13 million euro; appeal of this sentence has resulted in suspension of its enforceability. In order to face this legal dispute, for some time GEST Line has been making suitable allocations to its provisions for risks and charges, as this risk, contrary to others, would seriously weigh on GEST Line’s assets due to the fact that the dispute arose within the concession in Venice, which the former Gerico acquired directly and not through the transfer of a company branch as in the other cases.

Lastly, in regard to the implementation of the law on the reorganization of the public tax collection service, SANPAOLO IMI is finalizing the procedure for the transfer of 70% of the share capital of GEST Line to the newly created company “Riscossione S.p.a.”, which will be primarily government-owned, without prejudice to the indemnity and guarantee obligations, as set forth in the aforementioned law, that the seller must undertake in relation to the buyer for potential risks connected to the dispute which is not comprised within the scope of amnesty.

The Cirio Group bankruptcy in relation to the sale of bonds

In November 2002, the Cirio Group, one of the largest Italian groups operating in the agro-industrial sector, was declared insolvent in the repayment of a loan issued on the Euromarket. This event led to a cross default on all its existing issues. The bonds issued by the Cirio Group had a nominal value totaling approximately 1.25 billion euro. SANPAOLO IMI, like all primary Italian banks, had existing loan transactions with the Cirio Group.

Consob proceedings in relation to operations carried out on Cirio bonds

As a result of inspections carried out in the period April - October 2003 regarding operations on Cirio bonds performed by SANPAOLO IMI in the three year period 2000-2002, Consob issued a formal notice dated 4 May 2004, citing a series of infractions regarding the alleged violation of sector regulations by SANPAOLO IMI in carrying out its brokerage activities on the aforementioned securities.

The formal notices were issued both to the Bank and to the Board of Directors and Board of Statutory Auditors in office in the period under investigation, as well as to several managers who, due to the office held, were considered responsible for the activities which led to the alleged irregularities.

Both the Bank and the other recipients of the notices have formulated their defensive briefs on the matter The administrative proceedings concluded with a Decree from the Ministry of Economy and Finance on 28 February 2005, which, in acceptance of the proposal put forth by Consob, applied the pecuniary penalties to each interested party, and only the Bank was directed to pay the related amounts, as it is obliged jointly with said parties, pursuant to art. 195, paragraph 9, D.Lgs. 58/1998.

The Bank and each of the sanctioned parties have appealed against the aforementioned ruling before the competent Court of Appeal of Turin. The relative proceedings were concluded with a measure published on 18 January 2006, in which the Court rejected the defensive arguments of the opponents, consequently confirming the sanctions handed down by the Ministry of Finance, with the exception of three individual positions in which an invalidating defect as to the notification has been identified.  In the meanwhile, the Bank, in its capacity as joint obligor with the parties subject to the sanctions, has complied with the payment order issued to it, and has requested from each party the reimbursement of the amounts corresponding to the imposed sanctions. Studies are underway to identify elements that may serve to corroborate a possible appeal before the Court of Cassation.

Criminal investigations related to Cirio

The Criminal Courts have begun investigations of a number of credit institutions, including SANPAOLO IMI, concerning trading activities with savers in relation to bonds issued by Cirio group companies as well as the management of financing activities with the aforementioned group. The investigations also involve several corporate officers, including two Directors who are no longer in office, who are charged with conspiracy to the crime of bancarotta preferenziale (violation of the par condicio creditorum principle) and fraud. Within these proceedings, which are being held at the Court of Rome, on 16 June 2006 the phase before the examining judge began. This judge is responsible for evaluating whether the evidence collected by the prosecutors is sufficient to justify bringing the accused to trial.

Confident of the absolute regularity, in general terms, of the Company’s activities in relation to the investigations being carried out by the Criminal Courts and, in particular, of the total lack of involvement of the aforementioned company representatives, the Bank is monitoring the development of the proceedings under way.

Revocation lawsuits filed by the Court-appointed Liquidator for the Parmalat group companies under insolvency proceedings

In the period between the end of 2004 and mid-2005, the Commission for the Parmalat group companies filed against SANPAOLO IMI - as well as against many other Italian and foreign banks - a series of revocation lawsuits pursuant to Art. 67 subsection 2 of the Bankruptcy Law, aimed at obtaining repayment of all remittances of funds made on current accounts held with SANPAOLO IMI by Parmalat group companies in the year before the insolvency proceedings were instituted.

The total amount claimed in the six proceedings thus instituted is equal to approximately 1,197 million euro.

Following the internal preliminary investigation on the legitimacy of the claims, it was considered, in agreement with the legal advisors who assist the Bank in the legal dispute, that the risk associated with these judgments is barely significant compared to the actual amounts of the claims, as many preliminary legal exceptions could resolve the dispute favorably and also because the claims for the repayment of the sums lack the requisites to be treated as payments. In connection to several decisions issued between the end of 2005 and the beginning of 2006, the Court of Parma has seen fit, as such issues are not manifestly unfounded and are significant for the purposes of the decision, to defer the questions of legitimacy raised both by the Bank and by other banks within the context of their respective legal actions aimed at revocation to the scrutiny of the Constitutional Court.

With a decision issued on 05.04.2006, the Constitutional Court, deciding on the first two remittance orders received in chronological order (from sentences in which SANPAOLO IMI was not directly involved), rejected the contentions of unconstitutionality raised, considering them unfounded.

In the opinion of the legal advisors who assist SANPAOLO IMI, the sentence of the Constitutional Court leaves open the other issue regarding the compatibility of the revocation lawsuits put forward by Parmalat with European Community antitrust regulations. In any case, the aforementioned decision has not determined the need to review provisions which were allocated to face the related risks, as the evaluation of said provisions exclusively considered the merit of the individual disputes, irrespective of any predictions regarding the outcome of the legal objections raised.

Management of claims relating to defaulted bonds

As regards claims from customers holding Parmalat, Cirio and Argentine bonds, the Group policy instructs that the Bank should carefully evaluate that the financial instruments sold to customers are suitable to each investor’s financial standing.

Contingent liabilities relating to claims concerning said bonds are adequately covered by allocations to the provision for risks and charges. As of 30 June 2006, the related allocations amounted to about nine million euro.

The IMI SIR dispute

Other assets include 1.3 million euro regarding the estimated realizable value of the loan, which was definitively enforced by the Civil Section of the Italian Court of Cassation through sentence no. 2469/03. This sentence has substantially confirmed decision no. 2887, passed by the Rome Court of Appeals on 11 September 2001, which condemned Consorzio Bancario SIR S.p.A. (in liquidation) to reimburse the Bank the sum of 506 million euro previously paid by IMI to the heirs of Mr. Nino Rovelli as compensation for damages, in accordance with the sentence passed by the Rome Court of Appeals on 26 November 1990. In addition, in an innovative decision, sentence resolved that the Consorzio - on procedural grounds and not in terms of merit – was not required to pay the interest accrued on the amount subject to the appeal (equal to approximately 72.5 million euro as of 31 December 2001). Furthermore, the Court of Cassation referred to another section of the Rome Court of Appeals the decision on whether to reduce the total amount owed to the Bank by the Consorzio by approximately 14.5 million euro, as compensation for the damages related to the transaction between the Consorzio and IMI in respect of the additional agreement of 19 July 1979: if the trial judge holds the claim amount to be unjustified, the sentence against the Consorzio requiring payment of the sum of 506 million euro will be reduced accordingly. In this respect, proceedings before the Rome Court of Appeals have resumed, where judgment is currently pending.

The same Italian Court of Cassation sentence passed final judgment on the right of the Consorzio to be held harmless by Mrs. Battistella Primarosa (heir to Mr. Nino Rovelli) and Eurovalori S.p.A.. The Italian Court of Cassation also affirmed the Consorzio’s right to recourse as subordinate to the previous payment of the amount owed to SANPAOLO IMI S.p.A. and assigned the passing of the sentence on this particular appeal to the trial judge. The related legal proceedings commenced in February 2004 and are still under way.

With reference to the above, taking into account that the initiatives taken so far have not achieved tangible results, the Bank has considered that the estimated realizable value of the amount receivable in question should be within the bounds of the Consorzio’s capital and its ability to pay such amount, net of the effects attributable to the previously mentioned Court of Cassation sentence, being substantially in line with that currently recorded. In line with the estimated realizable value of the receivable, the equity shareholding in the Consorzio has been completely written-off.

As regards the civil initiatives undertaken as part of the criminal proceedings in relation to the payment of damages from the offense, on 29 April 2003, the Criminal Section IV of the Court of Milan sentenced Rovelli’s heir and the other co-defendants to different terms of imprisonment in relation to their respective levels of responsibility for the crimes committed, as well as to the payment of 516 million euro to the plaintiffs as moral damages.

The above sentence was overruled by the Criminal Section II of the Milan Court of Appeals, through a sentence issued on 23 May 2005, which, by confirming (though with the mitigation of penalties) the responsibility of the defendants concerning the corruption which affected the outcome of the IMI/SIR dispute, also revoked the sentence against the defendants for the payment of moral damages, assigning the civil court judge the task of establishing the amount of the total offence damages. This sentence was then appealed to the Court of Cassation which, with judgment of 4 May 2006, confirmed the penal responsibility of the defendants regarding the crime of corruption, with the exception of Primarosa Battistella and her son Felice Rovelli, who were released for different reasons which do not exclude, among other things, their non-involvement in the crime. Moreover, the Court of Cassation recognized Sanpaolo IMI’s right to compensation for not only moral damages, but also equity damages from the persons convicted.

On 22 May 2006, Sanpaolo IMI presented an appeal to the Rome Court of Appeals to revoke the sentence regarding the crime of corruption (handed down by the Rome Court of Appeals on 26 November 1990) and, at the same time, to order Primarosa Battistella to repay SANPAOLO IMI the amount paid in 1994 in compliance with the sentence which was fruit of the corruption.

On its side, Consorzio Bancario SIR, with writ of summons to SANPAOLO IMI and Ms. Battistella on 3 June 2006, appealed to the Rome Court of Appeals to revoke the abovementioned sentence of the same court dated 11 September 2001, through which the Consorzio was ordered to reimburse SANPAOLO IMI the amount Sanpaolo paid to Ms. Battistella.

The appeal of the Consorzio is based on the fact that the sentence which was polluted by corruption constitutes false grounds upon which the more recent sentence issued 11 September 2001 was based and, therefore, should be revoked.

Part F - Information on net shareholders’ equity

PART F – INFORMATION ON NET SHAREHOLDERS’ EQUITY

SECTION 1 – PARENT BANK NET SHAREHOLDERS’ EQUITY

With regard to the break-down of the Bank’s net shareholders’ equity and the definition of the statutory and tax regime of its components, refer to Section 14 – Liabilities of the Explanatory Notes.

That Section also contains the changes that occurred in the year in the valuation reserves as provided for by the international accounting standards.

SECTION 2 – SHAREHOLDERS’ EQUITY AND REGULATORY RATIOS

2.1 Regulatory capital

A. Qualitative information

Regulatory capital as at 30 June 2006 was determined in accordance with the new instructions regarding prudential filters issued by the Bank of Italy during the first half of the year in order to bring the relative notifications into line with the new rules governing financial statements based on international accounting standards.

The figures are not directly comparable with those from the end of 2005 due to the different regulations in force at the time. Regulatory capital as at 31 December 2005 was calculated based on simplified optional rules provided by the Bank of Italy, which did not yet substantially incorporate IAS/IFRS international accounting standards.

The main changes in the method of calculation deriving from application of the new regulations pertained to:

•                    a reduction of tier 1 capital due to the effects of the transition to IAS/IFRS international accounting standards, charged to the extraordinary reserve (- 954 million euro);

•                    the inclusion among tier 1 capital of the share capital increase with allocation of the valuation reserve at the fair value of tangible fixed assets as a substitute for cost (+ 150 million euro); the residual reserve after the increase (+ 18 million euro) was entered as an increase to tier 2 capital;

•                    the recording of valuations balancing shareholders’ equity (available-for-sale securities, cash flow hedges), with a distinction between the negative effects charged to tier 1 capital (- 8 million euro represented by the cash flow hedge reserve) and the positive effects, 50% of which were included in tier 2 capital (+ 54 million euro linked to reserves on available-for-sale financial assets);

•                    the inclusion among tier 1 capital of the unavailable reserve pertaining to financial instruments for which it was elected to use fair value with a balancing entry to the income statement (+ 8 million euro).

Details of subordinated liabilities in existence as at 30 June 2006 are given below with indication of the nominal value of the issues net of repurchases.

The book value as at the same date stands at 7,582 million euro.

	Original currency	Contribution to regulatory capital as at 30/06/06	Amount in original currency (millions)	Interest rate	Issue date	Maturity date	Date of application of the right to early redemption
Subordinated deposit linked to the issuance of Preferred Shares	EUR	1,000	1,000	up to 10/11/2010: 7.88% p.a. subsequently: 1 year Euribor + 3.25% p.a.	11/10/2000	12/31/2100	11/10/2010
Total innovative capital
instruments (tier 1)		1,000
Debenture loan	EUR	135	150	5.75% p.a.	9/15/1999	9/15/2009	(*)
Debenture loan	EUR	299	300	5.55% p.a.	7/31/2001	7/31/2008	(*)
Debenture loan	EUR	200	200	5.16% p.a.	10/2/2001	10/2/2008	(*)
Notes	EUR	500	500	6.375% p.a.	4/6/2000	4/6/2010	(*)
Notes	EUR	500	500	up to 28/6/2007 included: 3 months Euribor + 0.49% p.a. subsequently: 3 months Euribor + 1.09% p.a.	6/28/2002	6/28/2012	28/6/2007
Debenture loan	EUR	49	54	up to 15/7/2007: 4,90% subsequently: 6 months Euribor + 0.76% p.a.	7/15/2002	7/15/2012	15/7/2007
Debenture loan	EUR	133	147	up to 4/12/2007: 4.32% p.a. subsequently: 6 months Euribor + 0.85% p.a.	12/4/2002	12/4/2012	4/12/2007
Notes	EUR	300	300	5.375% p.a.	12/13/2002	12/13/2012	(*)
Notes	EUR	350	350	up to 9/6/2010 excluded: 3.75% p.a. subsequently: 3 months Euribor + 1.05% p.a.	6/9/2003	6/9/2015	9/6/2010
Notes	GBP	238	165	up to 18/03/2019 excluded: 5.625% p.a. subsequently: 3 month Sterling LIBOR +1.125 p.a.	3/18/2004	3/18/2024	18/3/2019
Notes	EUR	700	700	up to 28/06/2011 excluded: 3 months Euribor + 0.30% p.a. subsequently: 3 months Euribor + 0.90% p.a.	6/28/2004	6/28/2016	28/6/2011
Debenture loan	EUR	129	134	up to 3/8/2009 excluded: 3.72% p.a. subsequently: 6 months Euribor + 0.60% p.a.	8/3/2004	8/3/2014	3/8/2009
Debenture loan	EUR	20	20	up to 1/8/2010 excluded: 2.90% p.a. subsequently: 6 months Euribor + 0.74% p.a.	8/1/2005	8/1/2015	8/1/2010
Notes	EUR	500	500	up to 2/3/2015 excluded: 3.75%p.a. subsequently: 3 months Euribor + 0.89% p.a.	3/2/2005	3/2/2020	3/2/2015
Notes	EUR	750	750	up to 20/2/2013 excluded: 3 months Euribor + 0.25% p.a. subsequently: 3 months Euribor + 0.85% p.a.	2/20/2006	2/20/2018	2/20/2013
Notes	EUR	500	500	up to 19/4/2011 excluded: 3 months Euribor + 0.20% p.a. subsequently: 3 months Euribor + 0.80% p.a.	4/19/2006	4/19/2016	4/19/2011
Notes	EUR	500	500	up to 26/6/2013 excluded: 4.375% p.a. subsequently: 3 months Euribor + 1.00% p.a.	6/26/2006	6/26/2018	6/26/2013
Total subordinated liabilities (tier 2)		5,803
Notes	EUR	550	550	3 months Euribor + 0.15% p.a.	12/20/2005	1/7/2008	(*)
Notes	EUR	50	50	up to 14/11/2004: 1.44289% p.a. subsequently: 1.50% p.a.	6/26/2003	11/15/2007	(*)
Total tier 3 subordinated liabilities		600
Total		7,403

(*) Early redemption of the loan is not provided for.

During the first half of the year SANPAOLO IMI issued new subordinated loans for 1,750 million in the form of tier 2 subordinated loans.

Subordinated liabilities not included in the composition of the regulatory capital amount to 330 million euro, excluding tier 3 subordinated liabilities.

Tier 2 subordinated loans provide that:

•                     where permitted, early redemption can only take place on the initiative of the Bank and with prior authorization by the Regulatory Authority;

•                     the loan period must not be less than five years; if no maturity is stated, the contract must state that a notice period of at least five years has to be given;

•                     in the event that the Bank is put into liquidation, the loans can only be reimbursed once all other creditors which are not similarly sub-ordinated, have been satisfied.

Tier 3 subordinated loans, issued to cover market risks, meet the following conditions:

•                     the original duration is not less than two years;

•                     the payment of interest and capital shall be suspended should the capital requirements of SANPAOLO IMI fall below 7% on an individual basis or 8% on a consolidated basis;

•                     in the event that the Bank is put into liquidation, the loan can only be reimbursed once all other creditors which are not similarly subordinated, have been satisfied.

On the basis of the break-down of the Bank’s shareholders’ equity as at 30 June 2006 as indicated above, and on the assumption that distribution of profits will be in line with the pay-out ratio for the previous year, the structure of the Bank’s regulatory capital may be broken down as follows:

B	Quantitative information	(€/mil)

	Total	Total
	30/06/2006	31/12/2005
Tier 1 capital	10,935	10,458
Tier 2 capital	5,537	3,843
Items to be deducted from tier 1 and tier 2 capital	(897)	(845)
Regulatory capital	15,575	13,456

2.2 Adequacy of equity

A. Qualitative information

Weighted assets as at 30/6/06 were determined based on new regulatory instructions issued by the Bank of Italy during the first half of the year.

The details of prudential requirements are provided below:

B.	Quantitative information	(€/mil)

			Unweighted amounts		Weighted amounts/requirements
Category / Value			6/30/2006	12/31/2005	6/30/2006	12/31/2005

A.	RISK ASSETS
A.1	CREDIT RISK		177,576	163,256	101,432	96,286
STANDARD METHOD
ON-BALANCE SHEET ASSETS			142,301	131,419	80,350	75,794
1	Loans (other than equities and other subordinated assets) to (or secured by):		112,029	102,339	59,808	55,850
	1.1.	Governments and central banks	14,607	13,095	16	22
	1.2.	Public entities	1,679	539	336	108
	1.3.	Banks	45,188	41,073	9,052	8,088
	1.4.	Other entities (other than residential and non-residential mortgage loans)	50,555	47,632	50,404	47,632
2	Mortgage loans on residential property		15,228	14,518	7,614	7,259
3	Mortgage loans on non-residential property		—	—	—	—
4	Shares, equity shareholdings and subordinated assets		10,692	10,813	10,765	10,817
5	Other assets		4,352	3,749	2,163	1,868
OFF-BALANCE SHEET ASSETS			35,275	31,837	21,082	20,492
1	Guarantees and commitments to (or secured by):		34,739	31,199	20,946	20,328
	1.1.	Governments and central banks	288	278	1	1
	1.2.	Public entities	209	204	42	41
	1.3.	Banks	11,539	11,724	2,112	1,294
	1.4.	Other entities	22,703	18,993	18,791	18,992
2	Derivative contracts to (or secured by):		536	638	136	164
	2.1.	Governments and central banks	—	—	—	—
	2.2.	Public entities	—	—	—	—
	2.3.	Banks	440	516	88	103
	2.4.	Other entities	96	122	48	61
B.	REGULATORY CAPITAL REQUIREMENTS		X	X	7,258	6,929
B.1	CREDIT RISK		X	X	7,100	6,740
B.2	MARKET RISK		X	X	158	189
1	STANDARD METHOD		X	X	158	189
	of which:
	+ position risk on debt securities		X	X	141	127
	+ position risk on equities		X	X	—	46
	+ exchange rate risk		X	X	—	—
	+ other risks		X	X	17	16
2	INTERNAL MODELS		X	X	—	—
	of which:
	+ position risk on debt securities		X	X	—	—
	+ position risk on equities		X	X	—	—
	+ exchange rate risk		X	X	—	—
B.3	OTHER MINIMUM REQUIREMENTS		X	X	—	—
B.4	TOTAL REGULATORY REQUIREMENTS (B1+B2+B3)		X	X	7,258	6,929
C	RISK ASSETS AND REGULATORY RATIOS		X	X	—	—
C.1	Risk-weighted assets		X	X	103,689	98,982
C.2	Tier 1 capital/Weighted risk assets (tier 1 capital ratio)		X	X	10.55%	10.57%
C.3	Regulatory capital/Weighted risk assets (total capital ratio)		X	X	15.17%	13.79%

Part G – Business combinations concerning companies or business branches

PART G – BUSINESS COMBINATIONS CONCERNING COMPANIES OR BUSINESS BRANCHES

SECTION 1 – OPERATIONS CARRIED OUT DURING THE PERIOD

Consistent with the “national territorial bank” model, which provides for the identification of one unique brand for each area, specifically as regards the reorganization of the Group’s presence in the regions of Marche, Abruzzo and Molise (“Adriatic areas”), in the first half 2006, SANPAOLO IMI concluded the following operations:

•                    on 17 June 2006, the merger through incorporation of Banca Popolare dell’Adriatico, a wholly owned company;

•                    on 18 June 2006, the transfer to Sanpaolo Banca dell’Adriatico, a new wholly owned commercial bank, of the company branch composed of 199 total branches operating in the three regions of the Adriatic area (130 from the incorporated bank, and 69 previously under SANPAOLO IMI).

Among the IAS/IFRS approved by the EU and those not yet approved, as well as among the Exposure Drafts approved by IASB, there is currently no reference legislation providing criteria for recording business combination transactions between companies belonging to the same Group (under common control), such as the case in point.

As there is no reference principle, IAS 1 requires that the company’s management define its own accounting standards so as to ensure the best reporting, considering the guidelines provided by the other IAS/IFRS for similar cases and the provisions of other bodies responsible for defining accounting standards.

Taking into account the provisions of other international accounting standards, as well as considering that, substantially, this transaction merely represents a simple company reorganization (as is also evident for the purposes of the consolidated financial statements), the recording of the operation in continuity with accounting values was deemed correct. This was also considered in line with the provisions of the Italian Civil Code and the guidelines of the Italian Accounting Standards Authority.

The merger by incorporation had accounting effect and tax effect back dated to 1 January 2006, and led to the recording of a difference from write-backs of 130 million euro, determined by the difference between the book values of the equity shareholdings in the incorporated company (372 million euro) and the net shareholders equity of the same as at 31/12/05 net of equity reserves distributed during the half year, and net of valuation reserves provided by IAS/IFRS, equal to 242 million euro; thus, in application of the criteria of merger neutrality and continuity.

The merger difference was recorded in the financial statements of the merging company, as an increase in intangible fixed assets relating to goodwill, with the expectation that the increased book value of the equity shareholding compared to net shareholders’ equity will be justified by the increased economic value of the investment. This has also been confirmed by the appraisal of an external expert during the Public Offer launch on the capital of the company in the last few years.

The merged financial position, resulting from the accounting records of the incorporated company on the effective date of the merger (17 June 2006) was broken down as follows:

€/mil.

ASSETS
Cash		41
Financial assets held for trading		28
Available-for-sale financial assets		7
Due from banks		72
Loans to customers		2,618
Hedging derivatives		5
Tangible assets		39
Tax assets		29
Other assets		520
Total assets		3,359

LIABILITIES
Deposits from banks		1
Customer deposits		1,906
Securities issued		579
Financial liabilities held for trading		16
Hedging derivatives		2
Fair value changes of generically hedged financial liabilities		-2
Tax liabilities		10
Other liabilities		507
Liabilities for termination indemnities		32
Allowances for risks and contingencies:		53
- post-retirement benefit obligations	32
- other funds	21
Valuation reserves: actuarial losses		-2
Reserves		46
Additional paid-in capital		83
Capital		113
Profit for 2006		15
Total liabilities		3,359

The profit maturing as regards the balance sheet movements of the incorporated company in the period from 1/01/06 - 17/06/06, expecting the retroactive accounting and tax effects of the merger as at 1 January 2006, was recorded by distinct cost and income components in the accounting records of the merging company. Similarly, the evaluation effects which, based on the international accounting standards, must be recorded under net shareholders’ equity were also recorded.

For the purposes of complete reporting, the economic items regarding the incorporated company which had an effect on the statement of income of SANPAOLO IMI for the first half of 2006 are illustrated below:

€/mil.

COSTS
Interest expenses and similar charges		20
Commission expense		2
Net adjustments to loans		9
Operating costs:		53
Personnel costs	34
Other administrative costs	19
Net provisions for risks and charges		2
Adjustments to tangible assets		1
Total costs		87
REVENUES
Interest income and similar revenues		67
Commission income		29
Profits (losses) on financial trading activities		2
Profit on disposal of investments		3
Income taxes		1
Total revenues		102
Profit for 2006		15

The day following the date of legal effect of the merger by incorporation, SANPAOLO IMI subscribed a capital increase of Sanpaolo Banca dell’Adriatico for a total of 386 million euro, of which 248 million euro for the share capital increase and 138 million euro as a share premium, through the transfer of the company branch mentioned in the introduction, and composed as follows:

€/mil.

ASSETS
Cash		48
Financial assets held for trading		23
Due to banks		3
Gross loans to customers		3,787
Hedging derivatives		1
Intangible assets: goodwill		133
Tax assets		11
Other assets		608
Total assets		4,614

LIABILITIES
Deposits from banks		1,072
Customer deposits		2,275
Securities issued		117
Financial liabilities held for trading		24
Fair value changes of generically hedged financial liabilities		-2
Hedging derivatives		1
Other liabilities		669
Employee termination indemnities		49
Allowances for risks and contingencies:		23
- post-retirement benefit obligations	2
- other funds	21
Total liabilities		4,228
Shareholders’ equity of transfer		386
Total liabilities and shareholders’ equity		4,614

It is noted that following the transfer the valuation reserves regarding actuarial losses related to liabilities involved in the transfer were reversed by the merging company, along with the related deferred taxes, to counterbalance the share premium reserves.

The intangible fixed assets transferred, equal to 133 million euro, are attributable to the valuation of goodwill of the transferred company branch, as given by the appraisal pursuant to art. 2343 Italian Civil Code.

Part H – Transactions with Related Parties

PART H – TRANSACTIONS WITH RELATED PARTIES

Transparency procedures

SANPAOLO IMI has identified the Bank’s related parties and has defined a Group procedure for decisions regarding transactions with such parties, aimed at establishing specific competencies and responsibilities, as well as showing the information flows between the Bank structures and its direct and indirect subsidiaries.

Under the procedure, and in line with the provisions of the Code of Conduct, transactions with related parties deemed significant on the basis of analytical thresholds, depending on the type of transaction and counterparty, and reported to the Parent Bank are resolved on by the Board of Directors, following examination by the Technical Audit Committee. The significant transactions undertaken by the subsidiaries with the Parent Bank’s related parties are resolved upon by the Board of Directors of the subsidiary company, which must submit the proposal in advance to ensure it is in conformity with the Parent Bank.

In addition to observing the specific decision-making procedure, the Parent Bank structures and the subsidiaries which initiate transactions with related parties must submit a quarterly report so that the Bank may fulfill the obligations of art. 150 of D.Lgs. 58/1998 (on the subject of reporting to the Board of Statutory Auditors) and must fulfill the immediate or periodic reporting requirements in relation to the market. In particular, the market is advised of transactions that are individually significant pursuant to art. 71 bis of the Issuers Regulations.

The preliminary stage of the transactions to be undertaken with related parties follows the same process as granting loans reserved for other non-related parties with the same credit rating. Infra-group financing is subject to specific limits, in order to comply with the supervisory regulations of the Bank of Italy.

Further information can be found in the “Report on Corporate Governance” and the 2005 Annual Report.

With regard to transactions with entities that carry out functions of management, administration and control of the Bank, in addition to the application of art. 2391 of the Italian Civil Code, the special regulations on the obligations of banking representatives set forth in art. 136 of D.Lgs. no. 385/1993 and the Surveillance Instructions (Consolidated Banking Law) also apply; they require, in any case, the prior unanimous approval by the Board of Directors, and the unanimous approval of the Board of Statutory Auditors. Those who carry out administrative, management and control functions at Group banks or companies may not undertake obligations or acts of buying or selling, directly or indirectly, with the relevant company, or undertake financial transactions with another Group company or bank without a decision by the appropriate bodies of the contracting company or bank, taken as set forth above. In these cases, furthermore, the obligation or act must have the approval of the Parent Bank issued by the Board of Directors.

1.                 Information on remuneration of directors and executives

Given the current organizational structure, within “executives with strategic responsibilities” (hereafter “key managers”), pursuant to IAS 24, the Bank decided to include Directors, Statutory Auditors, the General Manager of the Parent Bank, the Managers of the Divisions and central structures of the Parent Bank reporting directly to the Managing Director or General Manager, as well as the Manager of the business sector Savings and Assurance due to its particular importance at the consolidated level.

Below are the principal benefits recognized by the bank to the key managers under the various forms summarized in the table.

(€/mil)

30/06/2006
Short term benefits (1)	13
Benefits following employee termination (2)	—
Other long term benefits (3)	—
Employee termination indemnity (4)	—
Stock option plans (5)	2
Other remuneration (6)	—
Total remuneration paid to executives with strategic responsibilities	15

(1) Includes fixed and variable fees of directors that may be assimilated with cost of work and social security charges paid by the company for its employees.

(2) Includes company contribution to pension funds and allocation to employee termination indemnity pursuant to legislation and company regulations.

(3) Includes estimate of allocations for length of service awards for employees.

(4) Includes fees paid for early retirement incentive.

(5) Includes cost for stock option plans determined on the basis of IFRS 2 criteria and charged to financial statements.

(6) Refers to compensation paid to members of Board of Auditors.

Below are the details and the evolution of the stock option plans assigned to key managers.

Evolution of stock option plans in H1 2006

		Average exercise
	Number of shares	price (€)	Market price (€)
Rights existing as at 31/12/2005	5,435,000	12,2194	13.201	(a)
Adjustments for changes in field of reference (b)	-765,000	—	—
Rights existing as at 31/12/2005 based on the updated field of refer	4,670,000	12,2383	—
Rights exercised in H1 2006	-545,000	11,9527	—
Rights expired (c)	—	—	—
Rights expired in H1 2006 (d)	—	—	—
Rights assigned in H1 2006	—	—	—
Rights existing as at 30/06/2006	4,125,000	12,2760	13.830	(e)
Of which: exercisable as at 30/06/2006	—	—	—

(a) Reference price as at 30/12/2005.

(b) The field of reference was updated based on changes in the organizational structure that took place in H1 2006.

(c) Concerning rights no longer exercisable following expiry of exercising deadline.

(d) Concerning rights no longer exercisable following expiry of employee termination indemnity.

(e) Reference price as at 30/06/2006.

Break-down of rights by exercise price and residual maturity

				of which: exercisable
				as at 30/06/2006
					Average
	Minimum contractual residual maturity				residual
	May 2005 - March	May 2009 - April			contractual
Exercise prices (€)	2007(a)	2012	Total	Total	maturity
7,1264	25,000	—	25,000	—	—
12,3074	—	4,100,000	4,100,000	—	—
Total	25,000	4,100,000	4,125,000	—	—

(a) Original expiry March 2007, deferred to May 2007 by resolution of the Board of Directors on 25 January 2005

See Part I of these Explanatory Notes for the details on the stock option plans reserved to the managers, the Chairman and Managing Directors of SANPAOLO IMI.

2.                                      Information on transactions with related parties

2.1          Transactions of atypical and/or unusual nature

During the first half of 2006, no transactions of “atypical or unusual nature” were carried out by the Parent Bank, the relevance/importance of which might give rise to doubts with regard to the safety of the net shareholders’ equity or the protection of minority interests, either with related parties or with persons other than related parties.

2.2          Transactions of ordinary or recurrent nature

Non-atypical or non-unusual transactions entered into with related parties fall within the scope of the ordinary activities of SANPAOLO IMI and are usually entered into at market conditions, based on valuations of mutual economic convenience, in line with the internal procedures mentioned above.

In the 1st half of 2006 there are no provisions for doubtful loans related to balances in existence with related parties and no losses registered in the year in connection with uncollectible or doubtful loans due from related parties.

Below are the principal terms of reference of the operations of each category of related party, on the basis of the entities indicated in IAS 24; see the paragraph above for information on payments to directors and management.

2.2.1       Transactions with shareholders

Being connected to the ownership structure of SANPAOLO IMI and thus to the shareholders’ agreements entered into on 21 April 2004, while excluding a check, even joint, on the individual shareholders that were parties to those agreements, nonetheless, opting for maximum transparency, the parties to those agreements were included in the list of related parties, as it was not possible to exclude the reconstruction of a position of “significant influence” on the Bank involving those parties. This resulted in the inclusion of entities that exercise control on the important shareholders as well as, with reference to the investment relationships of the important shareholders, the parties controlled by the significant shareholders since they are subject to their direction, when they make any significant transactions.

The transactions with those shareholders fall under the Bank’s ordinary activity and are entered into at the same market conditions applied to other non-related parties enjoying the same credit rating.

The following table summarizes the relationships with Shareholders at 30/06/06 and the economic effects of the transactions undertaken during the period.

(€/mil)

Shareholders	30/06/2006

Total financial assets	674
Total financial liabilities	28
Total interest income	1
Total commission income	1

2.2.2       Transactions with executives with strategic responsibilities

The relations between the SANPAOLO IMI Group and key managers occur within the normal activities of the Group and are entered into by applying, where appropriate, the agreements made available to all employees, and maintaining complete transparency; or, in relation to independent representatives with whom there is a fixed-term contract in place, applying the conditions available to consultants of the same standing, in full observance of the relevant laws.

The following table summarizes the relationships in place at 30/06/06 with executives with strategic responsibilities, and the economic effects of the financial period, including what is set out in the previous chapter on the payments to directors and management.

Executives with strategic responsibilities	30/06/2006
Total financial assets	1
Total financial liabilities	7
Total operating costs	(15)

2.2.3       Transactions with subsidiaries and associated companies

Infragroup transactions lie within the scope of the normal operations of a multifunction bank. They are usually regulated on the conditions at which the Parent Bank accesses the reference markets, which are not necessarily the same conditions that would be applicable if the counterparties operated independently. These conditions are, in any case, applied in compliance with the substantial correctness criteria and with the aim of creating value for the Group.

Infragroup transactions concern mainly:

•                     the support given by SANPAOLO IMI to the financial needs of the other Group companies by providing risk capital and loans and by subscribing securities issued by the subsidiaries;

•                     the channeling of foreign funding by specialist Group companies (Sanpaolo IMI US Financial Co., Sanpaolo IMI Bank International S.A., Sanpaolo IMI Capital Company I L.l.c., Sanpaolo IMI Bank Ireland P.l.c., Sanpaolo Bank S.A.) in favor of the Parent Bank and, to a minor extent, of other subsidiaries;

•                     the use of subsidiaries’ liquidity at the Parent Bank;

•                     the outsourcing relationships that regulate auxiliary activities provided by the Parent Bank mainly to the bank network. In particular, the services provided concern the management of the IT platform, back office, property services, logistics as well as commercial, administrative and control support and consultancy. In H1 2006 outsourced services were provided for 208 million euro;

•                     the agreements with Group companies on distribution of products and/or services or, more generally, infra-group support and consultancy;

•                     financial settlements provided for by agreements entered into with Group companies taking part in national tax consolidation.

The Table below summarizes the relationships with subsidiary and associated companies as at 30 June 2006 and the economic effects of the transactions undertaken during the period.

(€/mil)

Subsidiary companies	30/06/2006
Total financial assets	36,934
Total other assets	409
Total financial liabilities	36,349
Total other liabilities	210

Total interest income	803
Total interest expense	(752)
Total commission income	347
Total commission expense	(9)
Total other revenues (a)	805
Total other costs	(699)

(a) Including income from outsourcing contracts for 208 million euro.

(€/mil)

Associated companies	30/06/2006
Total financial assets	770
Total financial liabilities	101
Total interest income	9
Total interest expense	1

The Parent Bank’s assets, liabilities and operating profits pertaining to subsidiaries, associated companies and other companies subject to significant influence as a percentage of the relative total figures as at 30/06/2006.

(€/mil)

	Attività			Passività			Proventi/Oneri
Proventi
	Attività			Passività			netti verso
	verso			verso			imprese
	imprese			imprese	Totale		controllate	Utile della
	controllate	Totale		controllate	del		e sottoposte	operatività
	e sottoposte	dell’attivo		e sottoposte ad	passivo	%	ad	corrente
	ad influenza	al	% di	influenza	al	di	influenza	al 30/06/06	% di
	notevole	30/06/06	incidenza	notevole	30/06/06	incidenza	notevole	(a)	incidenza

Imprese del Gruppo	37,343	149,776	24.9%	36,559	149,776	24.4%	495	787	62.9%
Altre Imprese sottoposte a influenza notevole	770	149,776	0.5%	101	149,776	0.1%	8	787	1.0%

(a) L’utile della operatività corrente è stato calcolato assumendo come riferimento la voce 250 del conto economico al 30/06/2006, dedotti i dividendi ricevuti dalle partecipate (€ 1.257 milioni).

2.2.4 Transactions with joint ventures

At 30/06/06 there were no significant relations with joint venture companies and there were no economic effects arising out of the operations undertaken with these companies.

2.2.5 Transactions with other related parties

The category “other related parties” includes the Bank’s Pension funds, the close relatives of the key managers, the subjects controlled by or connected with them and the subjects controlled by the Shareholders as defined above.

The following table summarizes the relationships with other related parties as at 30 June 2006.

(€/mil)

Other related parties	30/06/2006

Total financial assets	91
Total financial liabilities	80

2.3          Significant transactions

During the last six months, no significant transactions were entered into with related parties.

However, certain relevant transactions are highlighted below:

•              with the completion of operations to found New Step-currently Eurizon Financial Group S.p.A. (Eurizon)-in November 2005, and subsequent concentration in the new company of the insurance activities of Assicurazioni Internazionali di Previdenza S.p.A. and the asset gathering activities of Banca Fideuram S.p.A., the Board of Directors of the Parent Bank passed a resolution on 24 January 2006 to launch a further phase of development of the Savings and Assurance Business Division. This phase entailed the concentration of asset management activity of Sanpaolo IMI Asset Management SGR S.p.A. and its subsidiaries (Sanpaolo IMI Alternative Investments SGR S.p.A. and Sanpaolo IMI Asset Management Luxembourg S.A.) in the Division. Said concentration was completed through the sale of San Paolo IMI Asset Management by SANPAOLO IMI S.p.A. to Eurizon for 1.9 billion euro in June. This transaction was preceded by the Bank’s subscription of an increase in Eurizon’s share capital for the same amount (including the share premium); for the accounting methods applied to this transaction, the reader is referred to Section 10 - Assets of these Explanatory Notes;

•              on 8 February 2006 SANPAOLO IMI sold its 2.2% equity shareholding in Aeroporto G. Marconi di Bologna to Imi Investimenti for 3.5 million euro and realized a capital gain of 3.3 million euro. This exchange, which is part of the Group’s efforts towards rationalization of its equity shareholding portfolio, was based on criteria of fairness provided for by regulations governing intra-group operations between related parties, with particular reliance on the market multiple method for comparable companies;

•              on 27 June 2006 SANPAOLO IMI sold its 12.33% equity shareholding in Centro Leasing to Banca CR Firenze S.p.A. for consideration of 21.2 million euro and realized a capital gain of 6.6 million euro. The operation was finalized under conditions of fairness (the transfer price was equal to the withdrawal price formally approved by the company officers upon its transformation into a bank, determined on the basis of a valuation prepared by an independent expert);

•              on 30 June 2006, SANPAOLO IMI sold its equity shareholding in SCH (0.8%) to its subsidiary Sanpaolo Imi International as part of the process of turning the latter into a vehicle for the management of minority interest equity shareholdings. The sale was transacted at the market price on the date of settlement (11.05 euro p.a.). The sale, which totaled 581 million euro, led to a capital gain of 239 million euro, and was recorded only in the Statement of Income of Sanpaolo IMI, whereas at the consolidated level it was reversed with reestablishment of the corresponding AFS reserve. Sanpaolo Imi International financed its acquisition of the equity shareholding in question through the issue of a profit participating bond subscribed to by the Bank.

Part I – Payment agreements based on own financial instruments

PART I – PAYMENT AGREEMENTS BASED ON OWN FINANCIAL INSTRUMENTS

A. Qualitative information

1.              Description of payment agreements based on own financial instruments

Stock option

At the Shareholders’ Meeting of 31 July 1998, the shareholders authorized the Board of Directors to implement plans for a stock option program for Group executives, by raising increases in paid capital of up to a maximum amount subsequently defined as 40 million euro, corresponding to 14,285,714 shares.

By virtue of this authorization the Board of Directors:

•              on 18 December 2001 approved a stock option plan, assigning 171 Group executives, of which about 40 were employed by subsidiaries, 4,030,000 rights, exercisable after the dividend issue for the financial year 2003 and not after 31 March 2006, at a price of 12.7229 euro.

At the Shareholders’ Meeting of 30 April 2002, the shareholders renewed the Board of Directors’ authorization to implement plans for stock option programs for Group executives, by raising increases in paid capital of up to a maximum amount of 51,440,648 euro, corresponding to 18,371,660 shares.

By virtue of this authorization the Board of Directors:

•              on 17 December 2002 launched a new stock option plan, assigning 291 Group executives, of which about 77 were employed by subsidiaries, according to the role they occupy, 8,280,000 rights, exercisable after the dividend issue for the financial year 2004 and not after 31 March 2007 (extended to 15 May 2007 by resolution of the Board of Directors on 25 January 2005), at a price of 7.1264 euro;

•              on 14 November 2005 launched a new stock option plan with the goal of sustaining the Group’s Industrial Plan and of encouraging management activities aimed at reaching three-year objectives and a further increase in the share value. The rights were assigned to 48 executives who occupy key positions within the Group and have a strong influence on strategic decisions aimed at achieving the objectives in the Industrial Plan and at increasing the value of the Group. The 2006-2008 plan includes the assignment of 9,650,000 rights exercisable after the dividend issue for the financial year 2008 and not after 30 April 2012, at an exercise price of 12.3074 euro.

B. Quantitative information

1.              Changes for the period

In compliance with the provisions of IFRS 2, below is the information on the evolution and details of the stock option plans in favor of the Bank’s managers, the Chairman and the Managing Directors, including the key managers (see the information in Part H of these Explanatory Notes).

Evolution of stock option plans in H1 2006

		Average
		exercise	Market price
	Number of shares	price (€)	(€)
Rights existing as at 31/12/2005	11,529,000	12,3104	13.201	(a)
Adjustments for changes in field of reference (b)	-275,000
Rights existing as at 31/12/2005 based on the updated field of referenc	11,254,000	12,2964
Rights exercised in H1 2006	-3,938,000	12,4287
Rights expired (c)	—
Rights expired in H1 2006 (d)	—
Rights assigned in H1 2006	—
Rights existing as at 30/06/2006	7,316,000	12,2253	13.830	(e)
Of which: exercisable as at 30/06/2006	—

(a) Reference price as at 30/12/2005.

(b) The field of reference was updated based on changes in the organizational structure that took place in H1 2006.

(c) Concerning rights no longer exercisable following expiry of exercising deadline.

(d) Concerning rights no longer exercisable following expiry of employee termination indemnity.

(e) Reference price as at 30/06/2006.

Break-down of rights by exercise price and residual maturity

				of which: exercisable
	Minimum contractual residual maturity			as at 30/06/2006
	May 2005 - March				Average residual
	2007	May 2009 - April			contractual
Exercise prices (€)	(a)	2012	Total	Total	maturity

7,1264	116,000	—	116,000	—	—
12,3074	—	7,200,000	7,200,000	—	—
Total	116,000	7,200,000	7,316,000	—	—

(a) Original expiry March 2007, deferred to May 2007 by resolution of the Board of Directors on 25 January 2005

PricewaterhouseCoopers SpA

AUDITORS’ REPORT ON THE LIMITED REVIEW OF THE FINANCIAL STATEMENTS AS AT 30 JUNE 2006

To the Directors of
Sanpaolo IMI S.p.A.

1.           We have performed a limited review of the interim financial statements as at 30 June 2006 pursuant to article 2501-quater of the Civil Code consisting of balance sheet, statement of income, statement of changes in shareholders’ equity and statement of cash flows (hereinafter “accounting statements”) and explanatory notes of Sanpaolo IMI S.p.A.. The financial statements as at 30 June 2006 pursuant to article 2501-quater of the Civil Code is the responsibility of Sanpaolo IMI S.p.A.’s Directors. Our responsibility is to issue this report based on our limited review. We have also checked the part of the notes related to the information on operations for the sole purpose of verifying the consistency with the remaining part of the financial statements as at 30 June 2006 pursuant to article 2501-quater of the Civil Code.

2.           Our work was conducted in accordance with the criteria for a limited review recommended by the National Commission for Companies and the Stock Exchange (CONSOB) with resolution no. 10867 of 31 July 1997. The limited review consisted principally of inquiries of company personnel about the information reported in the financial statements and about the consistency of the accounting principles utilised therein as well as the application of analytical review procedures on the data contained in the interim financial statements. The limited review excluded certain auditing procedures such as compliance testing and verification and validation tests of the assets and liabilities and was therefore substantially less in scope than an audit performed in accordance with generally accepted auditing standards. Accordingly, unlike the audit on the annual financial statements, we do not express a professional audit opinion on the financial statements as at 30 June 2006 pursuant to article 2501-quater of the Civil Code.

3.           Regarding the comparative data of the prior year financial statements presented in the “accounting statements”, reference should be made to our report dated 11 April 2006. The comparative data as at 30 June 2005 presented in the “accounting statements” have been reviewed by us for the purpose of the limited review of the “accounting statements” and of the explanatory notes as at 30 June 2006.

Sede legale e amministrativa: Milanio 20149 Via Monte Rosa 91 Tel. 0277851 Fax 027785240 Cap. Soc. 3.754.400,00 Euro i.v., C.F. e P. IVA e Reg. Imp. Milano 12979880155 Iscritta al n. 43 dell’Albo Consob - Altri Uffici: Bari 70125 Viale della Repubblica 110 Tel. 0805429863 - Bologna 40122 Via della Lame 111 Tel. 051526611 - Brescia 25124 Via Cefalonia 70 Tel. 0302219811 - Firenze 50129 Viale Milton 65 Tel. 0554627100 - Genova 16121 Piazza Dante 7 Tel. 01029041 - Napoli 80121 Piazza del Martiri 30 Tel. 0817644441 - Padova 35137 Largo Europa 16 Tel. 0498762677 - Palermo 90141 Via Marchese Ugo 60 Tel. 091349737 - Parma 43100 Viale Tanara 20/A Tel. 0521242848 - Roma 00154 Largo Fochetti 29 Tel. 06570251 - Torino 10129 Corso Montevecchio 37 Tel. 011556771 - Trento 38100 Via Grazioli 73 Tel. 0461237004 - Treviso 31100 Viale Felissent 90 Tel. 0422696911 - Trieste 34125 Via Cesare Battisti 18 Tel. 0403480781 - Udine 33100 Via Pascole 43 Tel. 043225789 - Verona 37122 Corso Porta Nuova 125 Tel. 0458002561

4. Based on our review, no significant changes or adjustments came to our attention that should be made to the “accounting statements” and explanatory notes, identified in paragraph 1 of this report, in order to make them consistent with the international accounting standard lAS 34.

Turin, 23 October 2006

PricewaterhouseCoopers SpA

Signed by
Sergio Duca
(Partner)

This report has been translated into the English language solely for the convenience of international readers.